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                                                                  EXECUTION COPY




                               U.S. $1,000,000,000


                      AMENDED AND RESTATED CREDIT AGREEMENT

                         Dated as of September 29, 1997

                                      Among

                        LOEWEN GROUP INTERNATIONAL, INC.

                                as the Borrower,

                              THE LOEWEN GROUP INC.

                                 as a Guarantor,

                            THE LENDERS NAMED HEREIN

                                 as the Lenders,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                           as the Documentation Agent,

                                       and

                                BANK OF MONTREAL

   as L/C Issuer, Swing Line Lender and Administrative and Syndication Agent

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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.1.  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II THE CREDITS  . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     2.1.  The Revolving Loans . . . . . . . . . . . . . . . . . . . . . . .  27
           2.1.1  Facility A Revolving Loans . . . . . . . . . . . . . . . .  27
           2.1.2  Facility B Revolving Loans . . . . . . . . . . . . . . . .  27
     2.2.  Repayment of the Revolving Loans  . . . . . . . . . . . . . . . .  28
     2.3.  Ratable Revolving Loans; Types of Advances  . . . . . . . . . . .  28
     2.4.  Minimum Amount of Each Advance  . . . . . . . . . . . . . . . . .  28
     2.5.  Optional Prepayments of Revolving Loans . . . . . . . . . . . . .  28
     2.6.  Method of Selecting Types and Interest Periods for New Advances .  29
     2.7.  Conversion and Continuation of Outstanding Advances . . . . . . .  30
     2.8.  Payment of Interest on Revolving Loans and Advances . . . . . . .  30
     2.9.  Changes in Interest Rate, Etc.  . . . . . . . . . . . . . . . . .  31
     2.10. Commitment Fee; Mandatory and Voluntary Reductions in Aggregate
           Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
           2.10.1  Facility A Commitment Fee . . . . . . . . . . . . . . . .  31
           2.10.2  Facility B Commitment Fee . . . . . . . . . . . . . . . .  32
           2.10.3  Mandatory Reductions in Facility A Aggregate Commitment .  32
           2.10.4  Voluntary Reductions in Aggregate Commitment  . . . . . .  33
     2.11. Rates Applicable After Default  . . . . . . . . . . . . . . . . .  33
     2.12. Method of Payment . . . . . . . . . . . . . . . . . . . . . . . .  33
     2.13. Evidence of Debt; Telephonic Notices  . . . . . . . . . . . . . .  34
     2.14. Notification of Advances, Interest Rates, Prepayments and
           Commitment Reductions . . . . . . . . . . . . . . . . . . . . . .  34
     2.15. Lending Installations . . . . . . . . . . . . . . . . . . . . . .  35
     2.16. Non-Receipt of Funds by the Agent . . . . . . . . . . . . . . . .  35
     2.17. Withholding Tax Exemption; Gross Up . . . . . . . . . . . . . . .  35
     2.18. Extension of Facility A Termination Date  . . . . . . . . . . . .  37
     2.19. Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . .  38
           2.19.1  Facility A Revolving Loans  . . . . . . . . . . . . . . .  38
           2.19.2  Facility B Revolving Loans  . . . . . . . . . . . . . . .  38
     2.20. Termination . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     2.21. Letter of Credit Facility . . . . . . . . . . . . . . . . . . . .  39
           2.21.1  Letters of Credit . . . . . . . . . . . . . . . . . . . .  39
           2.21.2  Letter of Credit Participation  . . . . . . . . . . . . .  39
           2.21.3  Reimbursement Obligation  . . . . . . . . . . . . . . . .  40

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           2.21.4  Cash Collateral . . . . . . . . . . . . . . . . . . . . .  42
           2.21.5  Letter of Credit Fees . . . . . . . . . . . . . . . . . .  43
           2.21.6  Indemnification; Exoneration  . . . . . . . . . . . . . .  43
           2.21.7  Letter of Credit Cancellation . . . . . . . . . . . . . .  45
     2.22. Swing Line Commitment . . . . . . . . . . . . . . . . . . . . . .  45
     2.23. Borrowing Procedures for Swing Line Loans . . . . . . . . . . . .  45
     2.24. Refunding of Swing Line Loans . . . . . . . . . . . . . . . . . .  46
     2.25. Participations in Swing Line Loans  . . . . . . . . . . . . . . .  46
     2.26. Swing Line Participation Obligations Unconditional  . . . . . . .  47
     2.27. Evidence of Swing Line Loans; Telephonic Notices  . . . . . . . .  47
     2.28. Conditions to Swing Line Loans  . . . . . . . . . . . . . . . . .  48

ARTICLE III  CHANGE IN CIRCUMSTANCES . . . . . . . . . . . . . . . . . . . .  48
     3.1.  Yield Protection  . . . . . . . . . . . . . . . . . . . . . . . .  48
     3.2.  Changes in Capital Adequacy Regulations . . . . . . . . . . . . .  49
     3.3.  Availability of Types of Advances . . . . . . . . . . . . . . . .  50
     3.4.  Funding Indemnification . . . . . . . . . . . . . . . . . . . . .  50
     3.5.  Mitigation; Lender Statements; Survival of Indemnity  . . . . . .  50

ARTICLE IV  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . .  51
     4.    Conditions Precedent to Amendment and Restatement . . . . . . . .  51
     4.1.  Initial Advance, Swing Line Loan and Letter of Credit . . . . . .  51
     4.2.  Each Advance, Swing Line Loan and Letter of Credit  . . . . . . .  53

ARTICLE V  TLGI GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     5.1.  The Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     5.2.  Guaranty Unconditional  . . . . . . . . . . . . . . . . . . . . .  54
     5.3.  Discharge Only Upon Payment in Full; Reinstatement in Certain
           Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     5.4.  Waiver by TLGI  . . . . . . . . . . . . . . . . . . . . . . . . .  55
     5.5.  Waiver of Subrogation Rights  . . . . . . . . . . . . . . . . . .  56
     5.6.  Stay of Acceleration  . . . . . . . . . . . . . . . . . . . . . .  56
     5.7.  Gross-up  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE VI  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .  57
     6.    Representations and Warranties  . . . . . . . . . . . . . . . . .  57
     6.1.  Corporate Existence and Standing  . . . . . . . . . . . . . . . .  57
     6.2.  Authorization and Validity  . . . . . . . . . . . . . . . . . . .  57
     6.3.  No Conflict; Government Consent . . . . . . . . . . . . . . . . .  58
     6.4.  Financial Statements  . . . . . . . . . . . . . . . . . . . . . .  58
     6.5.  Material Adverse Change . . . . . . . . . . . . . . . . . . . . .  58
     6.6.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     6.7.  Litigation and Contingent Liabilities . . . . . . . . . . . . . .  59
     6.8.  Subsidiaries; Pledge of Stock . . . . . . . . . . . . . . . . . .  59

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     6.9.  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     6.10. Accuracy of Information . . . . . . . . . . . . . . . . . . . . .  60
     6.11. Regulation U  . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     6.12. Material Agreements . . . . . . . . . . . . . . . . . . . . . . .  60
     6.13. Compliance With Laws  . . . . . . . . . . . . . . . . . . . . . .  60
     6.14. Ownership of Properties . . . . . . . . . . . . . . . . . . . . .  61
     6.15. Investment Company Act  . . . . . . . . . . . . . . . . . . . . .  61
     6.16. Public Utility Holding Company Act  . . . . . . . . . . . . . . .  61
     6.17. Post-Retirement Benefits  . . . . . . . . . . . . . . . . . . . .  61
     6.18. Negative Pledge . . . . . . . . . . . . . . . . . . . . . . . . .  61
     6.19. Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
     6.20. Existing Letters of Credit  . . . . . . . . . . . . . . . . . . .  62
     6.21. No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE VII  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     7.    Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     7.1.  Financial Reporting . . . . . . . . . . . . . . . . . . . . . . .  62
     7.2.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .  65
     7.3.  Notices of Default, Litigation, Etc.  . . . . . . . . . . . . . .  66
     7.4.  Conduct of Business . . . . . . . . . . . . . . . . . . . . . . .  66
     7.5.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
     7.6.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
     7.7.  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . .  67
     7.8.  Maintenance of Properties . . . . . . . . . . . . . . . . . . . .  67
     7.9.  Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
     7.10. Distributions . . . . . . . . . . . . . . . . . . . . . . . . . .  67
     7.11. Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . .  68
     7.12. Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
     7.13. Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . .  70
     7.14. Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     7.15. Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
     7.16. Investments . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     7.17. Negative Pledge . . . . . . . . . . . . . . . . . . . . . . . . .  73
     7.18. Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
     7.19. Minimum Consolidated Net Worth  . . . . . . . . . . . . . . . . .  75
     7.20. Minimum Consolidated Tangible Net Worth . . . . . . . . . . . . .  75
     7.21. Maximum Consolidated Indebtedness to Consolidated
           Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . .  75
     7.22. Interest Charges Coverage; Treatment of Gain on Sale of Arbor
           Funeral Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     7.23. Maximum Consolidated Indebtedness to Adjusted EBITDA  . . . . . .  76
     7.24. Ownership of the Borrower . . . . . . . . . . . . . . . . . . . .  76
     7.25. Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     7.26. Pledge of Stock and Grant of Security Interest in Certain
           Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

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     7.27.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .  77
     7.28.  Subsidiaries' Stock  . . . . . . . . . . . . . . . . . . . . . .  78
     7.29.  Deliveries by Pledgor Subsidiaries . . . . . . . . . . . . . . .  78

ARTICLE VIII  DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
     8.     Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

ARTICLE IX  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES . . . . . . . . .  82
     9.1.   Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . .  82
     9.2.   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
     9.3.   Preservation of Rights . . . . . . . . . . . . . . . . . . . . .  84

ARTICLE X   GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .  85
     10.1.  Survival of Representations  . . . . . . . . . . . . . . . . . .  85
     10.2.  Governmental Regulation  . . . . . . . . . . . . . . . . . . . .  85
     10.3.  Stamp Duties . . . . . . . . . . . . . . . . . . . . . . . . . .  85
     10.4.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
     10.5.  Entire Agreement; Independence of Covenants  . . . . . . . . . .  85
     10.6.  Several Obligations; Benefits of this Agreement  . . . . . . . .  85
     10.7.  Expenses; Indemnification  . . . . . . . . . . . . . . . . . . .  86
     10.8.  Numbers of Documents . . . . . . . . . . . . . . . . . . . . . .  87
     10.9.  Accounting; Currency Conversions . . . . . . . . . . . . . . . .  87
     10.10. Severability of Provisions . . . . . . . . . . . . . . . . . . .  88
     10.11. Nonliability of Lenders  . . . . . . . . . . . . . . . . . . . .  88
     10.12. CHOICE OF LAW  . . . . . . . . . . . . . . . . . . . . . . . . .  88
     10.13. CONSENT TO JURISDICTION  . . . . . . . . . . . . . . . . . . . .  88
     10.14. WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . .  89
     10.15. Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . .  89
     10.16. Judgment Currency  . . . . . . . . . . . . . . . . . . . . . . .  89
     10.17. Canadian Interest Antidotes  . . . . . . . . . . . . . . . . . .  90
     10.18. Counterparts; Effectiveness  . . . . . . . . . . . . . . . . . .  90

ARTICLE XI  THE AGENT AND THE DOCUMENTATION AGENT  . . . . . . . . . . . . .  91
     11.1.  Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . .  91
     11.2.  Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
     11.3.  General Immunity . . . . . . . . . . . . . . . . . . . . . . . .  91
     11.4.  No Responsibility for Revolving Loans, Swing Line Loans,
            Recitals, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .  91
     11.5.  Action on Instructions of Lenders  . . . . . . . . . . . . . . .  91
     11.6.  Employment of Agents and Counsel . . . . . . . . . . . . . . . .  92
     11.7.  Reliance on Documents; Counsel . . . . . . . . . . . . . . . . .  92
     11.8.  Agent's Reimbursement and Indemnification  . . . . . . . . . . .  92
     11.9.  Rights as a Lender . . . . . . . . . . . . . . . . . . . . . . .  92

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     11.10. Lenders' Credit Decisions  . . . . . . . . . . . . . . . . . . .  93
     11.11. Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . .  93
     11.12. Agent's Fee  . . . . . . . . . . . . . . . . . . . . . . . . . .  93
     11.13. Documentation Agent  . . . . . . . . . . . . . . . . . . . . . .  93

ARTICLE XII  SETOFF; RATABLE PAYMENTS. . . . . . . . . . . . . . . . . . . .  94
     12.1.  Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
     12.2.  Ratable Payments . . . . . . . . . . . . . . . . . . . . . . . .  94

ARTICLE XIII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS. . . . . . .  94
     13.1.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . .  94
     13.2.  Participations . . . . . . . . . . . . . . . . . . . . . . . . .  95
            13.2.1  Permitted Participations; Effect . . . . . . . . . . . .  95
            13.2.2  Voting Rights  . . . . . . . . . . . . . . . . . . . . .  96
            13.2.3  Setoff . . . . . . . . . . . . . . . . . . . . . . . . .  96
     13.3.  Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . .  96
            13.3.1  Permitted Assignments  . . . . . . . . . . . . . . . . .  96
            13.3.2  Effect; Effective Date of Assignments  . . . . . . . . .  97
     13.4.  Dissemination of Information . . . . . . . . . . . . . . . . . .  98
     13.5.  Tax Treatment  . . . . . . . . . . . . . . . . . . . . . . . . .  98

ARTICLE XIV  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
     14.1.  Giving Notice  . . . . . . . . . . . . . . . . . . . . . . . . .  99
     14.2.  Change of Address  . . . . . . . . . . . . . . . . . . . . . . .  99

ARTICLE XV  COLLATERAL TRUST AGREEMENT . . . . . . . . . . . . . . . . . . .  99
     15.1.  Appointment of Secured Party Representative  . . . . . . . . . .  99
     15.2.  Appointment of Enforcement Representatives . . . . . . . . . . .  99
     15.3.  Actions of Lenders . . . . . . . . . . . . . . . . . . . . . . .  99

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ARTICLE XVI  AMENDMENT AND RESTATEMENT . . . . . . . . . . . . . . . . . . . 100
     16.1.   Amendment and Restatement . . . . . . . . . . . . . . . . . . . 100
     16.2    Departing Lenders . . . . . . . . . . . . . . . . . . . . . . . 101


                                      vi

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SCHEDULE 1   -   Disclosure Schedule
SCHEDULE 2   -   Applicable Margins and Applicable Commitment Fee and Letter of
                 Credit Fee Rates
SCHEDULE 3   -   Senior Obligations
SCHEDULE 4   -   Existing Letters of Credit
SCHEDULE 5   -   Commitments of the Lenders
SCHEDULE 6   -   Certain Pledged Shares Subject to Transfer Restrictions
SCHEDULE 7   -   Departing Lenders


EXHIBIT A-1  -   Form of Facility A Revolving Note
EXHIBIT A-2  -   Form of Facility B Revolving Note
EXHIBIT B    -   Required Opinions
EXHIBIT C    -   Form of Compliance Certificate
EXHIBIT D    -   Form of Assignment Agreement
EXHIBIT E    -   Form of Revolving Loan/Swing Line Loan/Credit Related Money
                 Transfer Instruction
EXHIBIT F    -   Form of Revolving Loan Borrowing Notice
EXHIBIT G    -   Form of Prepayment Notice
EXHIBIT H    -   Form of Extension Request
EXHIBIT I    -   Form of Conversion/Continuation Notice
EXHIBIT J    -   Collateral Trust Agreement
EXHIBIT K    -   Form of Approved Sale Certificate
EXHIBIT L    -   Form of Swing Line Loan Borrowing Notice

                      AMENDED AND RESTATED CREDIT AGREEMENT

          THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 29, 1997, is among LOEWEN GROUP INTERNATIONAL, INC., a Delaware corporation, as the Borrower, THE LOEWEN GROUP INC., a corporation organized under the laws of the Province of British Columbia, Canada, as a Guarantor, THE LENDERS NAMED HEREIN, as the initial Lenders, GOLDMAN SACHS CREDIT PARTNERS L.P., as the Documentation Agent, and BANK OF MONTREAL, as the L/C Issuer and the Swing Line Lender and as the Administrative and Syndication Agent for the Lenders.

                              W I T N E S S E T H:

          WHEREAS, the Borrower, The Loewen Group Inc., Goldman, Sachs & Co., as the Documentation Agent, certain Lenders party thereto and Bank of Montreal, as L/C Issuer, Swing Line Lender and Agent for the Lenders, have entered into a Credit Agreement, dated as of May 15, 1996 (together with all amendments thereto, the "Original Agreement"), pursuant to which the Lenders made certain loans to the Borrower, and the L/C Issuer issued, upon the application of the Borrower, certain letters of credit for the account of the Borrower; and

          WHEREAS, the Borrower, The Loewen Group Inc., certain of the Lenders party thereto and Bank of Montreal desire to amend and restate the Original Agreement to provide for, among other things, (i) an extension of the term of the Commitments (as defined in the Original Agreement), (ii) new Facility B Commitments from the Lenders, pursuant to which Facility B Revolving Loans will be made to the Borrower, in a maximum aggregate principal amount at any one time outstanding not to exceed the Facility B Aggregate Commitment, from time to time prior to the Facility B Termination Date, and (iii) certain other modifications, all on the terms and conditions set forth herein; and

          WHEREAS, the proceeds of the new Facility B Revolving Loans, together with the proceeds of any Facility A Revolving Loans and Swing Line Loans, will be used:

               (a) to make payment in full of all Indebtedness identified on ANNEX I of SCHEDULE 1 hereto under the heading "Indebtedness to be Paid";

               (b) for general corporate purposes and working capital purposes of the Borrower and its Subsidiaries; and

               (c) to finance non-contested acquisitions made by the Borrower or its Subsidiaries under the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          1.1. CERTAIN DEFINED TERMS. As used in this Agreement the following terms shall have the following meanings, such meanings being equally applicable to both the singular and plural forms of the terms defined:

          "ACQUISITION" means any transaction, or any series of related transactions, by which TLGI or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation, limited liability company, partnership or other Person, or (as applicable) any operation or division thereof which constitutes a going business, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership, membership interests of a limited liability company, or other ownership interests of any Person.

          "ADJUSTED EBITDA" shall mean at any time for the four consecutive fiscal quarter period then most recently ended the sum of (a) EBITDA of TLGI and the Borrower and the other Subsidiaries for such four consecutive fiscal quarter period determined on a consolidated basis, PLUS (b) EBITDA for such four consecutive fiscal quarter period of all Persons acquired by TLGI, the Borrower or the other Subsidiaries during the six-month period ending on the last day of such four consecutive fiscal quarter period (but only to the extent the Acquisitions of such Persons constituted Permitted Acquisitions), LESS (c) all amounts included in the foregoing CLAUSE (b) to the extent such amounts are included in the foregoing CLAUSE (a); provided that EBITDA of any such acquired Person shall be determined on the basis of actual EBITDA for such acquired Person as set forth in the financial statements of such acquired Person, which financial statements shall be (x) audited for the portion of such four consecutive fiscal quarter period which falls within the most recently ended fiscal year of such acquired Person ended prior to the date on which such Person became a Subsidiary of TLGI, the Borrower or another Subsidiary and unaudited for the portion of such four consecutive fiscal quarter period which falls after the end of the most recently ended fiscal year of such acquired Person ended prior to the date on which such Person became a Subsidiary of TLGI, the Borrower or another Subsidiary if the total consideration payable in connection with such Acquisition is in excess of $25,000,000, and (y) unaudited for such four consecutive fiscal quarter period if the total consideration payable in connection with such Acquisition is $25,000,000 or less.

          "ADVANCE" means a Facility A Advance or a Facility B Advance, as the context may require or allow, and "ADVANCES" means Facility A Advances and Facility B Advances, taken together.

          "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

          "AGENT" means Bank of Montreal in its capacity as Administrative and Syndication Agent for the Lenders pursuant to ARTICLE XI, and not in its capacity as the Swing Line Lender, the L/C Issuer or a Lender, and any successor Agent appointed pursuant to ARTICLE XI.

          "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

          "AGREEMENT" means this Amended and Restated Credit Agreement, as it from time to time may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

          "AGREEMENT ACCOUNTING PRINCIPLES" means GAAP as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 6.4.

          "ALTERNATE BASE RATE" means, for any day, a floating rate of interest per annum equal to the higher of (a) the Base Rate for such day and
(b) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum. Changes in the rate of interest on that portion of any Revolving Loans maintained as Floating Rate Advances and on all Swing Line Loans (and in the rate of interest on any other Obligations from time to time bearing interest at a rate determined by reference to the Alternate Base Rate) will take effect simultaneously with each change in the Alternate Base Rate.

          "APPLICABLE COMMITMENT FEE RATE" means the Facility A Applicable Commitment Fee Rate or the Facility B Applicable Commitment Fee Rate, as the context may require or allow.

          "APPLICABLE LETTER OF CREDIT FEE RATE" means a per annum rate determined from time to time by reference to TLGI's senior unsecured and unenhanced (except, if applicable, pursuant to the Collateral Trust Agreement) long-term debt rating as specified on SCHEDULE 2 hereto; PROVIDED, HOWEVER, that the Applicable Letter of Credit Fee Rate will be adjusted as specified on SCHEDULE 2 hereto whenever Excess Leverage Margin is applicable. Any change in the Applicable Letter of Credit Fee Rate resulting from a change in TLGI's debt ratings will take effect as of the date of the debt ratings change and any change in the Applicable Letter of Credit

Fee Rate resulting from the application of Excess Leverage Margin thereto will take effect on the date specified in the definition of "Excess Leverage Margin".

          "APPLICABLE MARGIN" means a per annum rate determined from time to time by reference to TLGI's senior unsecured and unenhanced (except, if applicable, pursuant to the Collateral Trust Agreement) long-term debt rating as specified on SCHEDULE 2 hereto. Any change in the Applicable Margin resulting from a change in TLGI's debt ratings will take effect as of the date of the debt ratings change.

          "APPROVED SALE" means any sale of Property pledged to the Collateral Agent under the terms of the Collateral Trust Agreement (i) which is expressly permitted by the terms of SECTION 7.13 and with respect to which TLGI and the Borrower shall have delivered to the Agent prior to consummation of such sale a certificate from an Authorized Officer in the form of EXHIBIT K hereto certifying that both immediately before and after giving effect to such sale, no Default or Unmatured Default shall have occurred and be continuing, or (ii) which is otherwise approved by the Required Lenders.

          "ARTICLE" means a numbered article of this Agreement, unless another document is specifically referenced.

          "ASSESSMENT RATE" means, for any CD Interest Period, the assessment rate per annum (rounded upwards to the next higher multiple of 1/100 of 1% if the rate is not such a multiple) payable to the Federal Deposit Insurance Corporation (or any successor) by a member of the Bank Insurance Fund which is classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. SECTION 327.4(a) (or any successor provision) for the insurance of time deposits at the offices of such institution in the United States, as estimated by the Agent on the first day of such Interest Period.

          "AUTHORIZED OFFICER" means (a) with respect to TLGI, any of the President, Executive Vice President, Senior Vice President and CFO or Vice President, Finance of TLGI, or any Person designated by any two of the foregoing, acting singly and (b) with respect to the Borrower, any of the President, Executive Vice President, Senior Vice President and CFO or Vice President, Finance of the Borrower, or any Person designated by any two of the foregoing, acting singly.

          "BANK OF MONTREAL" means Bank of Montreal in its individual capacity, and its successors.

          "BASE RATE" means, at any time, the floating rate per annum then most recently announced by Bank of Montreal in Chicago, Illinois as the reference rate of interest it will use to determine rates of interest for loans in Dollars in the United States and referred to by it as its

"U.S. base rate". The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Bank of Montreal in connection with extensions of credit.

          "BORROWER" means Loewen Group International, Inc., a Delaware corporation, and its successors and assigns to the extent permitted under the terms of this Agreement.

          "BUSINESS DAY" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday or other day on which banks are authorized or required to be closed) on which banks generally are open in Chicago, New York and London for the conduct of substantially all of their commercial lending activities and (b) for all other purposes, a day (other than a Saturday or Sunday or other day on which banks are authorized or required to be closed) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities.

          "CANADIAN DOLLARS" and "C$" means the lawful money of Canada.

          "CANADIAN GAAP" means, at any time, generally accepted accounting principles in Canada at such time.

          "CANADIAN PLAN" means a pension plan provided by TLGI or any other Subsidiary incorporated under the laws of Canada or any Province of Canada.

          "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

          "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

          "CD INTEREST PERIOD" means, with respect to a Fixed CD Rate Advance, a period of 30, 60, 90 or 180 days commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such CD Interest Period would end on a day which is not a Business Day, such CD Interest Period shall end on the next succeeding Business Day.

          "CHANGE OF CONTROL" means an event which shall be deemed to have occurred if (a) the Borrower shall at any time cease to be a Wholly-Owned Subsidiary of TLGI, or (b) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall either (x) acquire beneficial ownership of more than 50% of any outstanding class of common stock of TLGI having ordinary voting power in the election of directors of TLGI or (y) obtain the power (whether or not exercised) to elect a majority of TLGI's directors, or (c) during any period of 12 consecutive calendar months, individuals (i) who were directors of TLGI on the first day of such period, or (ii) whose election or nomination for election to the board of directors of TLGI was recommended or approved by at least a majority of the directors then still in office who were directors of TLGI on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of TLGI.

          "CHIEF FINANCIAL OFFICER" means, at any time, the Person who reports to the board of directors of TLGI on the financial affairs of TLGI and the Subsidiaries.

          "CLASS B INVESTED AMOUNT" has the meaning specified in the Pooling and Servicing Agreement dated as of November 15, 1994, among The First National Bank of Atlanta, d/b/a Wachovia Bank Card Services, as seller, Wachovia Bank of Georgia, N.A., as servicer and Banc One Columbus, N.A., as trustee.

          "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

          "COLLATERAL AGENT" means Bankers Trust Company and its successors in the capacity of collateral agent under the terms of the Collateral Trust Agreement.

          "COLLATERAL RELEASE DATE" has the meaning specified in SECTION 7.26.

          "COLLATERAL TRUST AGREEMENT" means that certain Collateral Trust Agreement, a copy of which is attached as EXHIBIT J hereto, dated as of May 15, 1996 and executed by TLGI, the Borrower, all Pledgor Subsidiaries, and the Collateral Agent, as such Collateral Trust Agreement may be amended or modified and is in effect from time to time.

          "COMMITMENT" means, relative to any Lender, the obligation of such Lender to make Facility A Revolving Loans and Facility B Revolving Loans, to purchase participations in Swing Line Loans and to purchase participations in Letters of Credit not exceeding the amount set forth opposite such Lender's name on Schedule 5 hereto or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 13.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

          "CONDEMNATION" has the meaning specified in SECTION 8.8.

          "CONSOLIDATED CAPITALIZATION" means at any time of determination, the sum of (a) the Consolidated Indebtedness of TLGI at such time, and (b) the Consolidated Net Worth of TLGI at such time.

          "CONSOLIDATED DISTRIBUTABLE AMOUNT" means, at any time of determination, the sum of,

          (a)  $10,000,000, plus

          (b) 50% of Consolidated Net Income (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) determined on a cumulative basis for the period commencing on January 1, 1996, and ending on the date of determination, plus

          (c) 33 1/3% of the aggregate amount of the net cash proceeds received by TLGI and the Borrower and their respective Subsidiaries from the issuance or sale on or after January 1, 1996 (other than sales or issuances to TLGI or the Borrower or any of their respective Subsidiaries, and other than the Equity Placement and the issuance, at any time, of preferred stock by TLGI in exchange for the First
      Preferred Series C Receipts) of the capital stock of TLGI or Indebtedness of TLGI, the Borrower or any of their respective Subsidiaries which has been converted into capital stock of TLGI.

          "CONSOLIDATED FIXED CHARGES" means, for any period, without duplication, the sum of the amounts for such period of (i) Consolidated Interest Charges and (ii) the product of (a) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of (1) preferred stock of TLGI, the Borrower or any other Subsidiary (but exclusive of preferred stock issued to TLGI or an Affiliate of TLGI) and
(2) capital stock of TLGI which is or may be redeemable or convertible into debt prior to the Facility A Termination Date and (b) for each such dividend or distribution, a multiplier, the numerator of which is one and the denominator of which is one minus the then current combined federal, provincial, state and local statutory tax rate of TLGI and its Subsidiaries determined on a consolidated basis, such multiplier to be expressed as a decimal, PROVIDED, HOWEVER, that the multiplier in CLAUSE (ii)(b) shall be deemed to be one if such dividend or other distribution described in the preceding clause (ii)(a) is fully tax deductible.

          "CONSOLIDATED FIXED CHARGES COVERAGE RATIO" means, with respect to a Transaction Date (hereinafter defined), the ratio of (x) EBITDA for the full fiscal quarter immediately preceding the date of the transaction (the "TRANSACTION DATE") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such full fiscal quarter period being referred to herein as the "PRIOR QUARTER") to (y) the amount of Consolidated Fixed Charges for the Prior Quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to, without duplication, the incurrence of any Indebtedness of TLGI or any of its Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Prior Quarter to and including the Transaction Date (the "REFERENCE PERIOD"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of "Consolidated Fixed Charges Coverage Ratio", (i) interest on outstanding Indebtedness determined on a fluctuating basis as at the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate PER ANNUM equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (ii) interest on any Indebtedness which is actually incurred on the Transaction Date and which may optionally be determined at an interest rate based upon a factor of a prime, base, reference or similar rate, a eurocurrency interbank offered rate, or other rates, shall be deemed to have been in effect during the Reference Period at the interest rate in effect on the Transaction Date. If TLGI or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, this definition shall give effect to the incurrence of such guaranteed Indebtedness as if TLGI or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

          "CONSOLIDATED INDEBTEDNESS" means, at any time of determination, without duplication, all Indebtedness of TLGI, the Borrower and the Subsidiaries of TLGI and the Borrower at such time determined on a consolidated basis in accordance with GAAP (to the extent GAAP is applicable thereto).

          "CONSOLIDATED INTEREST CHARGES" for any period shall mean on a consolidated basis all interest (including the interest component of Capitalized Lease Obligations and Synthetic Lease Obligations), and all amortization of debt discount and expense on all Indebtedness of TLGI and the Borrower and their Subsidiaries for such period.

          "CONSOLIDATED NET INCOME" for any period shall mean the gross revenues of TLGI and the Borrower and the other Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

          (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

          (b)  the proceeds of any life insurance policy;

          (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

          (d) net earnings and losses of any corporation (other than a Subsidiary) substantially all the assets of which have been acquired in any manner by TLGI or any Subsidiary, realized by such corporation prior to the date of such acquisition;

          (e) net earnings and losses of any corporation (other than a Subsidiary) with which TLGI or a Subsidiary shall have consolidated or which shall have merged into or amalgamated with TLGI or a Subsidiary prior to the date of such consolidation, merger or amalgamation;

          (f) net earnings of any business entity (other than a Subsidiary) in which TLGI or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by TLGI or such Subsidiary in the form of cash distributions;

          (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to TLGI or any other Subsidiary;

          (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

          (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of the acquisition thereof over the amount invested in such Subsidiary;

          (j) any gain or loss arising from the acquisition of any securities of TLGI or any Subsidiary;

          (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period; and

          (l)  any other unusual or extraordinary gain.

PROVIDED for the purpose of calculating Consolidated Net Income for the fiscal quarter ended September 30, 1997, but only to the extent that Consolidated Net Income is calculated as part of the calculation of EBITDA for such fiscal quarter to determine compliance with SECTIONS 7.22 and 7.23, there shall be included in Consolidated Net Income for such fiscal quarter an aggregate amount not to exceed $26,000,000 representing TLGI's pre-tax gain from the sale of TLGI's Investment in Arbor Funeral Inc.

          "CONSOLIDATED NET WORTH" means, as of the date of any determination thereof, the sum of the amount of the shareholders' equity of TLGI and the Borrower and the other Subsidiaries as would be shown on the consolidated balance sheet of TLGI and the Borrower and the other Subsidiaries determined on a consolidated basis in accordance with GAAP, which in any event shall include (x) the MIPS and (y) the amount of all preferred stock of TLGI and the Borrower and all Subsidiaries of TLGI and the Borrower to the extent such preferred stock is not redeemable at the option of the holder for cash or indebtedness for any reason, and which shall exclude the amount of all preferred stock of TLGI and the Borrower and all Subsidiaries of TLGI and the Borrower to the extent such preferred stock is redeemable at the option of the holder for cash or indebtedness for any reason.

          "CONSOLIDATED REVENUES" for any period shall mean the gross revenues of TLGI and the Borrower and the other Subsidiaries for such period, determined on a consolidated basis after eliminating revenues attributable to outstanding Minority Interests determined in accordance with GAAP.

          "CONSOLIDATED TANGIBLE NET WORTH" means, as of the date of any determination thereof, as to any Person, the Consolidated Net Worth of such Person, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of such Person and its consolidated Subsidiaries, prepared in accordance with GAAP, of:

          (a) any surplus resulting from any write-up of assets subsequent to December 31, 1995;

          (b) all assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, trade names, service marks, copyrights, patents and technologies, names and reputations, covenants not to compete, organization or developmental expenses, and unamortized debt discount and expense;

          (c) to the extent not included in CLAUSE (b) of this definition, any amount at which shares of capital stock of such Person and its consolidated Subsidiaries appear as an asset on the balance sheet of such Person and its consolidated Subsidiaries;

          (d) Revolving Loans or Advances or Swing Line Loans or proceeds of Letters of Credit provided to stockholders, directors, officers or employees of such Person or its Subsidiaries; and

          (e) to the extent not included in CLAUSE (b) of this definition, deferred expenses.

          "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or reimbursement obligation arising pursuant to a letter of credit (including any Letter of Credit); PROVIDED, HOWEVER, that notwithstanding the foregoing, the WLSP Contingent Obligation shall not constitute a Contingent Obligation of TLGI, the Borrower or any other Subsidiary for any purpose under this Agreement so long as the Class B Invested Amount at least equals $12,000,000.

          "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

          "CONVERSION/CONTINUATION NOTICE" has the meaning specified in
SECTION 2.7.

          "DEFAULT" means an event described in ARTICLE VIII.

          "DISTRIBUTION" in respect of any corporation shall mean (a) dividends or other distributions on capital stock of the corporation (except dividends or other distributions payable solely in shares of capital stock), and (b) the redemption, retirement or acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock).

          "DISTRIBUTION DATE" has the meaning specified in SECTION 7.10(d).

          "DOCUMENTATION AGENT" means Goldman Sachs Credit Partners L.P.

          "DOLLARS" and "$" mean the lawful money of the United States.

          "EAGLE" means Eagle Financial Associates, LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary of TLGI.

          "EBITDA" for any period shall mean the sum of (a) Consolidated Net Income during such period, plus (to the extent deducted in determining Consolidated Net Income), (b) all provisions for any income or similar taxes paid or accrued by TLGI and the Borrower and the other Subsidiaries during such period, (c) depreciation, depletion and amortization for such period,
(d) other non-cash charges, and (e) Consolidated Interest Charges of TLGI and the Borrower and the other Subsidiaries during such period determined in accordance with GAAP.

          "EFFECTIVE DATE" means the first date on which the Agent shall have received counterparts of this Agreement duly executed by all parties hereto.

          "EQUITY PLACEMENT" means the offering by TLGI during the first calendar quarter of 1996 of common shares in TLGI pursuant to which not less than C$150,000,000 of net proceeds was realized by TLGI.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

          "EURODOLLAR ADVANCE" means an Advance that bears interest at a Eurodollar Rate.

          "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, (a) the per annum rate for deposits in Dollars for a period corresponding to the duration of the relevant Eurodollar Interest Period, which appears on Telerate Page 3750 at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period and (b) if such rate does not appear on Telerate Page 3750 on such day, the per annum rate at which deposits in Dollars are offered by Bank of Montreal to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of Bank of Montreal's relevant Eurodollar Loan and having a maturity approximately equal to such Eurodollar Interest Period. The reference to Telerate Page 3750 in this definition shall be construed to be a reference to the relevant page or any other page that may replace such page on the Telerate service or any other service that may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in Dollars.

          "EURODOLLAR INTEREST PERIOD" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, unless there is no such numerically corresponding day in such next, second, third or sixth succeeding month, in which case such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, unless said next succeeding Business Day falls in a new calendar month, in which case such Eurodollar Interest Period shall end on the immediately preceding Business Day.

          "EURODOLLAR LOAN" means a Revolving Loan which bears interest at a Eurodollar Rate.

          "EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (b) the Applicable Margin in effect from time to time during such Eurodollar Interest Period, plus (c) the Excess Leverage Margin in effect from time to time during such Eurodollar Interest Period (which Excess Leverage Margin will be assessed by the Agent retroactively to such Eurodollar Interest Period in accordance with, and with effect from and after the date specified in, the definitions of "Excess Leverage Margin" and "Excess Leverage Ratio"). The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

          "EXCESS LEVERAGE MARGIN" means a per annum rate determined from time to time by reference to SCHEDULE 2 hereto whenever the Excess Leverage Ratio exceeds 5.00 to 1.00 as determined for the four consecutive fiscal quarter period then most recently ended, such Excess

Leverage Margin to be applicable with effect from the first day of the fourth fiscal quarter in such four consecutive fiscal quarter period.

          "EXCESS LEVERAGE RATIO" means, for any day, the ratio of Consolidated Indebtedness to Adjusted EBITDA (but calculated without the $35,800,000 adjustment for the fiscal quarter ended September 30, 1997 which is contemplated by the last sentence of SECTION 7.23) determined for the four consecutive fiscal quarter period then most recently ended for which TLGI or the Borrower has delivered financial statements pursuant to which such ratio can be determined.

          "EXTENSION NOTIFICATION DATE" has the meaning specified in SECTION
2.18.

          "EXTENSION REQUEST" has the meaning specified in SECTION 2.18.

          "EXTENSION REQUEST DATE" has the meaning specified in SECTION 2.18.

          "FACILITY A ADVANCE" means a borrowing consisting of simultaneous Facility A Revolving Loans of the same Type made to the Borrower by each of the Lenders pursuant to SECTION 2.1.1, for, in the case of Fixed Rate Advances, the same Interest Period.

          "FACILITY A AGGREGATE COMMITMENT" means the aggregate of the Facility A Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

          "FACILITY A APPLICABLE COMMITMENT FEE RATE" means a per annum rate determined from time to time by reference to TLGI's senior unsecured and unenhanced (except, if applicable, pursuant to the Collateral Trust Agreement) long-term debt rating as specified on SCHEDULE 2 hereto; PROVIDED, HOWEVER, that the Facility A Applicable Commitment Fee Rate will be adjusted as specified on SCHEDULE 2 hereto whenever Excess Leverage Margin is applicable. Any change in the Facility A Applicable Commitment Fee Rate resulting from a change in TLGI's debt ratings will take effect as of the date of the debt ratings change and any change in the Facility A Applicable Commitment Fee Rate resulting from the application of Excess Leverage Margin thereto will take effect on the date specified in the definition of "Excess Leverage Margin".

          "FACILITY A COMMITMENT" means, for each Lender, the obligation of such Lender to make Facility A Revolving Loans, to purchase participations in Swing Line Loans and to purchase participations in Letters of Credit not exceeding the amount set forth opposite its name on SCHEDULE 5 hereto or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to SECTION 13.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

          "FACILITY A REVOLVING LOANS" has the meaning specified in SECTION
2.1.1.

          "FACILITY A TERMINATION DATE" means September 29, 2002, or such later date in effect from time to time as the Facility A Termination Date determined in accordance with the procedures described in SECTION 2.18.

          "FACILITY B ADVANCE" means a borrowing consisting of simultaneous Facility B Revolving Loans of the same Type made to the Borrower by each of the Lenders pursuant to SECTION 2.1.2, for, in the case of Fixed Rate Advances, the same Interest Period.

          "FACILITY B AGGREGATE COMMITMENT" means the aggregate of the Facility B Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

          "FACILITY B APPLICABLE COMMITMENT FEE RATE" means a per annum rate determined from time to time by reference to TLGI's senior unsecured and unenhanced (except, if applicable, pursuant to the Collateral Trust Agreement) long-term debt rating as specified on SCHEDULE 2 hereto; PROVIDED, HOWEVER, that the Facility B Applicable Commitment Fee Rate will be adjusted as specified on SCHEDULE 2 hereto whenever Excess Leverage Margin is applicable. Any change in the Facility B Applicable Commitment Fee Rate resulting from a change in TLGI's debt ratings will take effect as of the date of the debt ratings change and any change in the Facility B Applicable Commitment Fee Rate resulting from the application of Excess Leverage Margin thereto will take effect on the date specified in the definition of "Excess Leverage Margin".

          "FACILITY B COMMITMENT" means, for each Lender, the obligation of such Lender to make Facility B Revolving Loans not exceeding the amount set forth opposite its name on SCHEDULE 5 hereto or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to
SECTION 13.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

          "FACILITY B REVOLVING LOANS" has the meaning specified in SECTION
2.1.2.

          "FACILITY B TERMINATION DATE" means September 28, 1998.

          "FAIR VALUE" means the value of the relevant asset determined in an arm's-length transaction conducted in good faith between an informed and willing buyer, under no compulsion to buy, and an informed and willing seller, under no compulsion to sell.

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

          "FINANCE SUBSIDIARY" means any captive finance Subsidiary of TLGI that engages in no material activity other than (i) buying accounts receivable or other financial assets of any Affiliate of TLGI, (ii) making loans or otherwise extending credit to any such Affiliates, (iii) succeeding to (or having succeeded to) any or all of the business of LFW or Eagle or otherwise engaging in finance activities similar to the finance activities engaged in by LFW or Eagle from time to time, or (iv) making Investments in other Finance Subsidiaries.

          "FINANCIAL UNDERTAKING" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (b) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person and its Subsidiaries, (c) obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries, or (d) net liabilities under any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

          "FIRST PREFERRED SERIES C RECEIPTS" means the 8,800,000 Convertible First Preferred Shares Series C Receipts (C$220,000,000) issued by TLGI pursuant to the terms of that certain Prospectus, dated December 21, 1995, each such Receipt representing entitlement to 1/10 of a 6.00% Cumulative Redeemable Convertible First Preferred Share, Series C, of TLGI.

          "FIXED CD BASE RATE" means, with respect to a Fixed CD Rate Advance for the relevant CD Interest Period, the rate determined by the Agent to be the arithmetic average of the prevailing bid rates quoted to the Agent at or before 10:00 a.m. (Chicago time) on the first day of such CD Interest Period by three New York or Chicago certificate of deposit dealers of recognized standing selected by the Agent in its sole discretion for the purchase at face value of certificates of deposit of Bank of Montreal in the approximate amount of Bank of Montreal's relevant Fixed CD Rate Loan and having a maturity approximately equal to such CD Interest Period.

          "FIXED CD RATE" means, with respect to a Fixed CD Rate Advance for the relevant CD Interest Period, a rate per annum equal to the sum of (a) the quotient of (i) the Fixed CD Base Rate applicable to such CD Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such CD Interest Period, plus (b) the Assessment Rate applicable to such CD Interest Period, plus (c) the Applicable Margin in effect from time to time during such CD Interest Period, plus (d) the Excess Leverage Margin in effect from time to time during such CD Interest Period (which Excess Leverage Margin will be assessed by the Agent retroactively to such CD Interest Period in accordance with, and with effect from and after the date specified in, the definitions of "Excess Leverage Margin" and "Excess Leverage Ratio"). The Fixed CD Rate shall be rounded to the next higher multiple of one-hundredths of 1% if the rate is not such a multiple.

          "FIXED CD RATE ADVANCE" means an Advance which bears interest at a Fixed CD Rate.

          "FIXED CD RATE LOAN" means a Revolving Loan which bears interest at a Fixed CD Rate.

          "FIXED RATE" means the Fixed CD Rate or the Eurodollar Rate.

          "FIXED RATE ADVANCE" means an Advance which bears interest at a Fixed Rate.

          "FIXED RATE LOAN" means a Revolving Loan which bears interest at a Fixed Rate.

          "FLOATING RATE" means, for any day, a rate per annum equal to the sum of (a) the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus (b) the Applicable Margin in effect for such day, plus (c) the Excess Leverage Margin in effect for such day (which Excess Leverage Margin will be assessed by the Agent retroactively to such day in accordance with, and with effect from and after the date specified in, the definitions of "Excess Leverage Margin" and "Excess Leverage Ratio").

          "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

          "FLOATING RATE LOAN" means, as applicable, a Revolving Loan or a Swing Line Loan which bears interest at the Floating Rate.

          "GAAP" means the generally accepted accounting principles generally applied by TLGI as at December 31, 1995, and thereafter, Canadian GAAP until such time as TLGI and the Borrower shall prepare their respective books of record and account in accordance with U.S. GAAP, at which time and at all times thereafter, "GAAP" shall mean U.S. GAAP.

          "GOVERNMENTAL ACTS" has the meaning, specified in SECTION 2.21.6(A).

          "GOVERNMENTAL AUTHORITY" means any country or nation, any political subdivision of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

          "GUARANTOR" means each of TLGI and each Pledgor Subsidiary and their respective successors and assigns.

          "GUARANTY" means each of (a) the Guaranty of TLGI set forth in
ARTICLE V and (b) the Pledgor Subsidiary Guaranty.

          "INDEBTEDNESS" of a Person means, without duplication, such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments (but exclusive of notes, bills and checks presented in the ordinary course of business by such Person to banks for collection or deposit), (e) Capitalized Lease Obligations, (f) Synthetic Lease Obligations, (g) Securitization Obligations,
(h) Financial Undertakings, (i) Contingent Obligations and (j) obligations under or in connection with letters of credit (including, with respect to TLGI or the Borrower, any Letter of Credit); but excluding, in any event, (x) amounts payable by such Person in respect of covenants not to compete, (y) with reference to TLGI, the Borrower and the other Subsidiaries, all obligations of TLGI, the Borrower and the other Subsidiaries of the character referred to in this definition to the extent owing to TLGI, the Borrower or any other Subsidiary and (z) Securitization Obligations of such Person except to the extent of the maximum contractual liability of such Person under the documentation for the related securitization transaction giving rise to such Securitization Obligations for losses or defaults which are attributable to the obligors of the Receivables included in such securitization transaction.

          "INTEREST PERIOD" means a CD Interest Period or a Eurodollar Interest Period.

          "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

          "L/C COMMITMENT AMOUNT" means $300,000,000.

          "L/C DRAFT" means a draft drawn on the L/C Issuer pursuant to any of the Letters of Credit.

          "L/C INTEREST" has the meaning specified in SECTION 2.21.2.

          "L/C ISSUER" means Bank of Montreal.

          "L/C OBLIGATIONS" means an amount equal to the sum (without duplication) of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amounts of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the L/C Issuer but not yet paid, (iii) the aggregate outstanding amount of Reimbursement Obligations at such time and (iv) the aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued (unless such request has been denied).

          "LENDERS" means the lending institutions listed on the signature pages of this Agreement (including the Swing Line Lender), and any other lending institutions which may become party hereto pursuant to the terms hereof, and their respective successors and assigns permitted in accordance with the terms hereof.

          "LENDING INSTALLATION" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

          "LETTER OF CREDIT" means each letter of credit identified on
SCHEDULE 4 hereto and any standby letter of credit issued pursuant to SECTION
2.21 hereof.

          "LFC" means Loewen Financial Corporation, a company incorporated under the laws of Barbados.

          "LFW" means Loewen Finance (Wyoming) Limited Liability Company, a previously existing Wyoming limited liability company which was a Wholly-Owned Subsidiary of TLGI.

          "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, security interest, charge, assignment, deposit arrangement, encumbrance or other security agreement or arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

          "LMIC" means Loewen Management Investment Corporation, a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower.

          "LOAN DOCUMENTS" means this Agreement, the Letters of Credit, the Collateral Trust Agreement, and the promissory notes (if any) issued pursuant to SECTION 13.1.

          "MAJOR ACQUISITION" means any Acquisition of any Person which had either (x) gross revenues in excess of $5,000,000 for the fiscal year of such Person most recently ended at the time of closing of such Acquisition or (y) total assets in excess of $5,000,000 as of the end of the fiscal year of such Person most recently ended at the time of closing of such Acquisition.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, Property, financial condition, results of operations, or prospects of TLGI, the Borrower and the other Subsidiaries taken as a whole, (b) the ability of TLGI or the Borrower to perform its respective obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the L/C Issuer, the Collateral Agent or the Lenders thereunder, and "MATERIAL ADVERSE EFFECT" shall include, without limitation, the occurrence at any time of a Material Judgment Event.

          "MATERIAL JUDGMENT EVENT" means a judgment, award or other order shall be entered (whether or not such judgment, award or other order is bonded, stayed, contested or appealable) against any of TLGI, the Borrower or any of their respective Subsidiaries at any time when the amount of such judgment, award or order, when added to the aggregate amount of all other judgments, awards and orders which at such time shall have been entered against any of TLGI, the Borrower or any of their respective Subsidiaries without having been finally satisfied in full or vacated, shall be in excess of $100,000,000.

          "MEIP CREDIT AGREEMENT" means that certain $121,300,000 1994 MEIP Credit Agreement, dated as of June 14, 1994, as amended and restated as of May 15, 1996, among TLGI, the Borrower, LMIC, as agent for TLGI and the Borrower, the lenders party thereto, and Wachovia Bank of Georgia, N.A., as agent for the lenders, as it has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time.

          "MINORITY INTERESTS" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law or shares of stock having no right to vote or receive dividends) that are not owned by TLGI and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

          "MIPS" means the 9.45% Cumulative Monthly Income Preferred Securities, Series A, issued by Loewen Group Capital, L.P. and the related Series A Junior Subordinated Debentures issued by the Borrower and purchased by Loewen Group Capital, L.P. with the proceeds of the sale of the 9.45% Cumulative Monthly Income Preferred Securities, Series A.

          "MOODY'S" means Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

          "NEWEOL" means Neweol Finance B.V., a company incorporated under the laws of the Netherlands.

          "NON-CONSENTING LENDER" has the meaning specified in SECTION 2.18.

          "NOTE AGREEMENTS" means the agreements dated for reference October 1, 1991, September 1, 1993 and February 1, 1994, the indenture dated March 20, 1996, and any and all other warrant agreements and/or note agreements from time to time entered into by TLGI, the Borrower, or either of them, and the relevant holders of notes issued and sold thereunder, in each case as amended, supplemented or otherwise modified from time to time.

          "NOTICE OF ASSIGNMENT" has the meaning specified in SECTION 13.3.2.

          "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Facility A Revolving Loans, the Facility B Revolving Loans and the Swing Line Loans, all L/C Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

          "ORIGINAL AGREEMENT" has the meaning specified in the Recitals to this Agreement.

          "PARTICIPANT" has the meaning specified in SECTION 13.2.1.

          "PAYMENT OFFICE" means the principal office of the Agent in Chicago, Illinois, located on the date hereof at 115 South LaSalle Street, Chicago, Illinois 60603, or such other office of the Agent as the Agent may from time to time designate by written notice to the Borrower and the Lenders. All payments to be made to the Agent at the Payment Office shall be made by wire transfer to Harris Bank, Chicago, Illinois, ABA No. 071000288 for credit to Account No. 1248566 in the name of Bank of Montreal, with references to Loewen Group International, Inc. and the type of payment being made, or to such other account as the Agent may from time to time designate by written notice to the Borrower and the Lenders.

          "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

          "PERMITTED ACQUISITION" means any Acquisition (but only to the extent such Acquisition does not involve lines of business which are outside of the TLGI Lines of Business, unless the Acquisition of such lines which are outside of the TLGI Lines of Business would, at the time of the Acquisition and after giving effect thereto, be permitted as Investments under SECTION 7.16(o)) made by TLGI, the Borrower or any other Subsidiary from a willing seller or other willing transferor where such Acquisition is not contested by such seller or transferor at any time during the pendency of such Acquisition; PROVIDED, that
(i) either (x) TLGI or the Borrower
has in place before it executes any binding agreement or other binding writing by which it agrees to proceed with the Acquisition (whether or not subject to conditions) sufficient funds which are committed and available (which may include the availability of Revolving Loans under this Agreement (but only to the extent no Default or Unmatured Default would occur after then giving effect to the borrowing necessary to fund such Acquisition), and provided that for any third-party commitment such commitment is otherwise permitted under this Agreement), to fund the full amount of the cash consideration for such Acquisition, or (y) such agreement or other writing contains a condition to closing of TLGI or the Borrower based upon the ability of TLGI or the Borrower to raise funds for the Acquisition, and (ii) all contractual arrangements evidencing such Acquisition include provisions subjecting the parties to arbitration except to the extent the Board of Directors of TLGI or the Borrower (or an authorized subcommittee thereof, a majority of whose members consist of directors who are not employees of TLGI, the Borrower or any other Subsidiary) shall either make an express determination to the contrary or shall approve the Acquisition pursuant to valid action which expressly contemplates the absence of such an arbitration provision in the contractual arrangements evidencing such Acquisition.

          "PERMITTED RECEIVABLES SECURITIZATION" means any transaction (or series of transactions) effected by TLGI or the Borrower or any Subsidiary of TLGI pursuant to which TLGI, the Borrower or such Subsidiary either (x) sells or otherwise transfers (including sales or transfers using one or more SPV's), or
(y) grants a security interest in, assets of one or more of TLGI, the Borrower and the other Subsidiaries consisting of Receivables and Receivables Related Assets; PROVIDED, HOWEVER, that the aggregate Securitization Obligations (without duplication) of TLGI, the Borrower, the Subsidiaries and any such SPV's in connection with all Permitted Receivables Securitizations shall not exceed $125,000,000 at any time outstanding.

          "PERSON" means any natural person, corporation, limited liability company, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

          "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

          "PLEDGOR SUBSIDIARIES" means, at any time, but subject to SECTION 7.26, each Subsidiary of TLGI or the Borrower which at such time is party to the Collateral Trust Agreement as a pledgor of capital stock or other equity interests or, in the case of the Borrower, certain assets of the Borrower, held by it on the terms specified in the Collateral Trust Agreement.

          "PLEDGOR SUBSIDIARY GUARANTY" means the guaranty of each Pledgor Subsidiary set forth in the Collateral Trust Agreement.

          "PREPAYMENT NOTICE" has the meaning specified in SECTION 2.5.

          "PROCESS AGENT" has the meaning specified in SECTION 10.13.

          "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

          "PURCHASERS" has the meaning specified in SECTION 13.3.1(a).

          "RECEIVABLES" means all rights of TLGI, the Borrower or any Subsidiary to payments from Persons other than TLGI and its Subsidiaries (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges).

          "RECEIVABLES PROGRAM ASSETS" means (a) all Receivables which are described as being transferred by TLGI or its Subsidiaries pursuant to a Permitted Receivables Securitization, (b) all Receivables Related Assets, and
(c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

          "RECEIVABLES RELATED ASSETS" means (i) any rights arising under the documentation governing or relating to Receivables (including rights in respect of liens securing such Receivables and other credit support in respect of such Receivables), (ii) any collections, recoveries and proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited, (iii) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Permitted Receivables Securitization, (iv) any warranty, indemnity, dilution and other intercompany claim arising out of documents relating to a Permitted Receivables Securitization and (v) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

          "REGIONAL PARTNER" means any Subsidiary, all of the outstanding shares entitled to receive dividends of which, shall at the time be owned or controlled, directly or indirectly, by TLGI or a Subsidiary of TLGI.

          "REGISTER" has the meaning specified in SECTION 13.3.2.

          "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          "REGULATION G", "REGULATION T", "REGULATION U" and "REGULATION X" mean, respectively, Regulations G, T, U and X of the Board of Governors of the Federal Reserve

System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the subject matter thereof.

          "REIMBURSEMENT OBLIGATION" is defined in SECTION 2.21.3.

          "RELEVANT TAX" has the meaning specified in SECTION 5.7.

          "RENTALS" of a Person means the aggregate fixed amounts payable by such Person under any lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more.

          "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; PROVIDED, HOWEVER, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

          "REQUIRED LENDERS" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Advances, Swing Line Loans and the L/C Obligations. For purposes of this definition the aggregate unpaid principal amount of the outstanding Swing Line Loans held by Lenders at any time shall be determined such that all Swing Line Loans outstanding at such time shall be allocated among the Lenders ratably in accordance with their respective Commitments, notwithstanding that the Swing Line Lender at such time may have fully funded some or all of the outstanding Swing Line Loans.

          "RESERVE REQUIREMENT" means, with respect to a CD Interest Period or a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on new non-personal time deposits of $100,000 or more with a maturity equal to that of such CD Interest Period (in the case of Fixed CD Rate Advances) or on Eurodollar liabilities (in the case of Eurodollar Advances).

          "RESTATEMENT EFFECTIVE DATE" has the meaning specified in
SECTION 16.1.

          "REVOLVING LOAN" means a Facility A Revolving Loan or a Facility B Revolving Loan, as the context may require or allow, and "REVOLVING LOANS" means Facility A Revolving Loans and Facility B Revolving Loans, taken together.

          "REVOLVING LOAN BORROWING DATE" means a date on which an Advance is made hereunder.

          "REVOLVING LOAN BORROWING NOTICE" has the meaning specified in SECTION 2.6.

          "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

          "SECURED PARTIES" means the Lenders, the Persons specified on SCHEDULE 3 hereto as Secured Parties and, to the extent designated by the Borrower from time to time in a writing delivered to the Agent and the Collateral Agent, all other Persons who from time to time hold Senior Obligations which are secured pursuant to the Collateral Trust Agreement; PROVIDED, HOWEVER, that no Secured Parties shall be placed within the class to which the Lenders belong from time to time under the terms of the Collateral Trust Agreement unless the Required Lenders shall have given their affirmative approval thereof.

          "SECURITIZATION OBLIGATIONS" of a Person means the outstanding purchaser's investment or outstanding capital or other principal equivalent that purchasers or other investors are entitled to receive in respect of any securitization or other sale or asset-backed financing of Receivables of such Person or its Affiliates effected by such Person.

          "SENIOR OBLIGATIONS" means (i) the Obligations, (ii) the Indebtedness described on SCHEDULE 3 hereto, (iii) the obligations of TLGI or the Borrower under any and all interest rate or currency exchange swaps, caps, collars, floors or other similar transactions, or options on any of the foregoing, entered into by TLGI or the Borrower and having a term of at least two years from the date of entry into, and (iv) the unpaid principal of and accrued and unpaid interest on (together with all accrued and unpaid fees and expenses related to) Indebtedness for borrowed money incurred by TLGI, the Borrower or any Subsidiary with a maturity of at least two years from its date of issuance (or, in the case of revolving Indebtedness, with a term of at least two years from the date of execution of the documentation governing such revolving Indebtedness), which in the case of Indebtedness described in this CLAUSE (iv) is not secured except pursuant to the Collateral Trust Agreement and by its terms is not subordinated (except as expressly provided in the Collateral Trust Agreement) to the Obligations or any other senior indebtedness of TLGI, the Borrower or such Subsidiary, respectively.

          "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

          "SPECIFIED REMITTANCE TIME" means (a) if the relevant Payment Office is located in Chicago, 12:30 p.m. (Chicago time) and (b) if the relevant Payment Office is located elsewhere, such time as the Agent shall specify after consultation with the Borrower and the Lenders.

          "SPV" means a corporation, trust, partnership or other special purpose Person established by TLGI and/or its Subsidiaries solely for the purpose of implementing a Permitted Receivables Securitization.

          "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "STATED AMOUNT" means, when used with reference to a Letter of Credit,
(x) at the time of issuance, the face amount thereof, and (y) at any time thereafter, the aggregate amount available to be drawn under such Letter of Credit at such time.

          "SUBSIDIARY" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which, or more than 50% of the economic benefits associated with all outstanding securities of which, shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which, or more than 50% of the economic benefits associated with all outstanding ownership interests of which, shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of TLGI.

          "SUBSTANTIAL PORTION" means, with respect to the Property of TLGI and the Borrower and the other Subsidiaries, Property of TLGI, the Borrower and the other Subsidiaries that has a Fair Value representing more than 5% of Consolidated Tangible Net Worth of TLGI, the Borrower and the other Subsidiaries determined as of the end of the fiscal quarter of TLGI most recently ended prior to the date on which such determination is made.

          "SWING LINE ASSIGNMENT" has the meaning specified in SECTION 13.3.1(b)

          "SWING LINE COMMITMENT" means the commitment of the Swing Line Lender to make Swing Line Loans hereunder.

          "SWING LINE INTEREST" has the meaning specified in SECTION 2.25(a).

          "SWING LINE LENDER" means Bank of Montreal.

          "SWING LINE LOAN" has the meaning specified in SECTION 2.22.

          "SWING LINE LOAN BORROWING DATE" means a date on which a Swing Line Loan is made hereunder.

          "SWING LINE LOAN BORROWING NOTICE" has the meaning specified in
SECTION 2.23.

          "SYNTHETIC LEASE" of a Person means any lease of Property by such Person as lessee which under GAAP would or may be treated as a true operating lease but which under tax law or commercial law is treated as secured Indebtedness of such Person and not as a true lease.

          "SYNTHETIC LEASE OBLIGATIONS" of a Person means the aggregate funded amount under all Synthetic Leases to which such Person is party as lessee.

          "TAXING JURISDICTION" has the meaning specified in SECTION 5.7.

          "TLGI" means The Loewen Group Inc., a corporation incorporated under the laws of the Province of British Columbia, Canada.

          "TLGI LINES OF BUSINESS" means the lines of business conducted as of the date of this Agreement by TLGI or the Borrower or any of their Subsidiaries and shall include the making by TLGI, the Borrower or any of their Subsidiaries, from time to time, of equity and debt investments in, or to, Persons which are engaged primarily in any one or more of the funeral, funeral home, cemetery and funeral-related insurance businesses.

          "TRANSFEREE" has the meaning specified in SECTION 13.4.

          "TYPE" means, (a) with respect to any Revolving Loan, its nature as a Floating Rate Loan, Eurodollar Loan or Fixed CD Rate Loan, and (b) with respect to any Advance, its nature as a Floating Rate Advance, Eurodollar Advance or Fixed CD Rate Advance.

          "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the Fair Value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

          "UNITED STATES" and "U.S." mean the United States of America.

          "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

          "U.S. GAAP" means, at any time, generally accepted accounting principles in the United States at such time.

          "WHOLLY-OWNED SUBSIDIARY" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

          "WLSP CONTINGENT OBLIGATION" means the joint and several liability of Neweol to repay the $160,273,742 Zero Coupon Note dated November 1, 1994, executed by WLSP Investment Partners I, a partnership formed under the laws of Switzerland, and payable to Wachovia Bank of Georgia, N.A.


                                   ARTICLE II
                                   THE CREDITS

          2.1. THE REVOLVING LOANS.

               2.1.1 FACILITY A REVOLVING LOANS. From and including the Effective Date and prior to the Facility A Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement (including, without limitation, the terms and conditions of SECTIONS 2.10.3, 2.10.4 and 9.1 relating to the reduction, suspension or termination of the Facility A Aggregate Commitment or the Aggregate Commitment), to make Revolving Loans (relative to such Lender, its "FACILITY A REVOLVING LOANS") in Dollars to the Borrower from time to time in an aggregate amount, together with such Lender's L/C Interest and Swing Line Interest, not to exceed (except as otherwise contemplated by the last sentence of SECTION 2.19.1) at any one time outstanding the amount of such Lender's Facility A Commitment; PROVIDED, HOWEVER, that the Facility A Aggregate Commitment shall be deemed used for purposes of determining the availability of Facility A Revolving Loans (but not for purposes of determining each Lender's commitment fee pursuant to
      SECTION 2.10.1, which commitment fee shall be determined for each Lender as described in SECTION 2.10.1) from time to time to the extent of (x) the aggregate L/C Obligations then outstanding and (y) the aggregate principal amount of any Swing Line Loans then outstanding, and such deemed use of the Facility A Aggregate Commitment shall be applied to the Lenders ratably according to their respective Facility A Commitments. Subject to the terms of this Agreement (including, without limitation, the terms and conditions of SECTIONS 2.10.3, 2.10.4 and 9.1 relating to the reduction, suspension or termination of the Facility A Aggregate Commitment or the Aggregate Commitment), the Borrower may borrow, repay and reborrow Facility A Revolving Loans at any time prior to the Facility A Termination Date. Unless earlier terminated in accordance with the terms and conditions of this Agreement, the Facility A Commitments of the Lenders to lend hereunder shall expire on the Facility A Termination Date.

               2.1.2 FACILITY B REVOLVING LOANS. From and including the Effective Date and prior to the Facility B Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement (including, without limitation, the terms and conditions of SECTIONS 2.10.4 and 9.1 relating to the reduction, suspension or termination of the Aggregate Commitment), to make Revolving Loans (relative to such Lender, its "FACILITY B REVOLVING LOANS") in Dollars to the Borrower from time to time in an aggregate amount not to exceed at any one time outstanding the amount of such Lender's

      Facility B Commitment. Subject to the terms of this Agreement (including, without limitation, the terms and conditions of SECTIONS
      2.10.4 and 9.1 relating to the reduction, suspension or termination of the Aggregate Commitment), the Borrower may borrow, repay and reborrow Facility B Revolving Loans at any time prior to the Facility B Termination Date. Unless earlier terminated in accordance with the terms and conditions of this Agreement, the Facility B Commitments of the Lenders to lend hereunder shall expire on the Facility B Termination Date.

          2.2. REPAYMENT OF THE REVOLVING LOANS. Any outstanding Facility A Revolving Loans shall be paid in full by the Borrower on the Facility A Termination Date, and any outstanding Facility B Revolving Loans shall be paid in full by the Borrower on the Facility B Termination Date; PROVIDED, HOWEVER, that nothing in this SECTION 2.2 shall be construed as limiting or modifying the obligation of the Borrower to repay any or all of the outstanding Revolving Loans at any earlier time in accordance with the terms of this Agreement.

          2.3. RATABLE REVOLVING LOANS; TYPES OF ADVANCES. Each Facility A Advance hereunder shall consist of Facility A Revolving Loans made from the several Lenders ratably in proportion to the ratio that their respective Facility A Commitments bear to the Facility A Aggregate Commitment and each Facility B Advance hereunder shall consist of Facility B Revolving Loans made from the several Lenders ratably in proportion to the ratio that their respective Facility B Commitments bear to the Facility B Aggregate Commitment. Any Advance may be a Floating Rate Advance, a Fixed CD Rate Advance or a Eurodollar Advance, as the Borrower shall select in accordance with SECTIONS 2.6 and 2.7.

          2.4. MINIMUM AMOUNT OF EACH ADVANCE. Each Advance shall be in a minimum amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof; PROVIDED, HOWEVER, that (x) any Facility A Advance may be in the amount of the unused Facility A Aggregate Commitment, and (y) any Facility B Advance may be in the amount of the unused Facility B Aggregate Commitment.

          2.5. OPTIONAL PREPAYMENTS OF REVOLVING LOANS.  Subject to SECTION
3.4 and the requirements of SECTION 2.4, the Borrower may (a) following notice given to the Agent by the Borrower, in the form attached hereto as EXHIBIT G (a "PREPAYMENT NOTICE") by not later than 11:00 a.m. (Chicago time) on the date of the proposed prepayment, such notice specifying the aggregate principal amount of and the proposed date of the prepayment (and if such notice is given the Borrower shall), prepay the outstanding principal amounts of the Floating Rate Loans comprising part of the same Advance in whole or ratably in part, together with accrued interest to but excluding the date of such prepayment on the principal amount prepaid and (b) following a Prepayment Notice given to the Agent by the Borrower by not later than 11:00 a.m. (Chicago time) on (i) if the Advance to be prepaid is a Fixed CD Rate Advance, the second Business Day preceding the date of the proposed prepayment, and (ii) if the Advance to be prepaid is a Eurodollar Advance, the third Business Day preceding the date of the proposed prepayment, such notice specifying the Advance to be prepaid and the proposed date of the prepayment, and if such notice is given, the Borrower shall prepay the outstanding principal amounts of the Fixed Rate Loans comprising a Fixed Rate Advance in whole (and not in part), together with accrued interest to but excluding the date of such prepayment on the principal amount prepaid. In the case of a Floating Rate Advance, each partial prepayment shall be in an aggregate principal amount not less than $10,000,000.

          2.6. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of each Advance and, in the case of a Fixed Rate Advance, the Interest Period applicable to such Advance from time to time. The Borrower shall give the Agent irrevocable notice, in the form attached hereto as EXHIBIT F (a "REVOLVING LOAN BORROWING NOTICE"), not later than 10:30 a.m. (Chicago time) (i) on the Revolving Loan Borrowing Date for each Floating Rate Advance, (ii) at least two Business Days before the Revolving Loan Borrowing Date for each Fixed CD Rate Advance, and (iii) at least three Business Days before the Revolving Loan Borrowing Date for each Eurodollar Advance specifying:

          (a) the Revolving Loan Borrowing Date, which shall be a Business Day, of such Advance,

          (b)  the aggregate amount of such Advance,

          (c) whether such Advance is to be made pursuant to the Facility A Aggregate Commitment as a Facility A Revolving Loan or pursuant to the Facility B Aggregate Commitment as a Facility B Revolving Loan,

          (d)  the Type of such Advance, and

          (e) in the case of each Fixed Rate Advance, the Interest Period applicable thereto.

Not later than the Specified Remittance Time on each Revolving Loan Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans to the Agent in immediately available funds at the relevant Payment Office. To the extent that the Agent has received funds from the Lenders as specified in the preceding sentence, the Agent will make such funds available to the Borrower at the relevant Payment Office as promptly as reasonably practicable (but in any event within two hours) following the Specified Remittance Time, it being understood that if the relevant Payment Office is located in Chicago, the Agent will make the applicable funds available to the Borrower by depositing such funds to such account as the Borrower shall from time to time designate in a notice delivered to the Agent executed by two Authorized Officers.

          2.7. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Fixed Rate Advances or prepaid pursuant to SECTION 2.5. Each

Fixed Rate Advance of any Type shall continue as a Fixed Rate Advance of such Type until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Fixed Rate Advance either continue as a Fixed Rate Advance of such Type for the same or another Interest Period or be converted into an Advance of another Type. Subject to the terms of SECTION 2.6, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Fixed Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice in the form of EXHIBIT I hereto (a "CONVERSION/CONTINUATION NOTICE") of each conversion of an Advance or continuation of a Fixed Rate Advance not later than 10:00 a.m. (Chicago time)
(i) in the case of a conversion into a Floating Rate Advance on the date of such conversion, (ii) in the case of a conversion into or continuation of a Fixed CD Rate Advance, at least two Business Days before the date of such conversion or continuation, and (iii) in the case of a conversion into or continuation of a Eurodollar Advance, at least three Business Days before the date of such conversion or continuation specifying:

          (a) the requested date, which shall be a Business Day, of such conversion or continuation;

          (b) the aggregate amount and Type of the Advance which is to be converted or continued; and

          (c) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Fixed Rate Advance, the duration of the Interest Period applicable thereto.

          2.8. PAYMENT OF INTEREST ON REVOLVING LOANS AND ADVANCES. Interest accrued on each Floating Rate Advance shall be payable (i) on the last Business Day of each calendar quarter for the calendar quarter then ending,
(ii) on the Facility A Termination Date for each Floating Rate Advance which is a Facility A Revolving Loan, (iii) on the Facility B Termination Date for each Floating Rate Advance which is a Facility B Revolving Loan, (iv) on the date of the reduction to zero of the Facility A Aggregate Commitment or the Aggregate Commitment pursuant to SECTIONS 2.10.3 or 2.10.4, (v) on the date of any repayment of such Floating Rate Advance, and (vi) on the date of the acceleration of the Obligations pursuant to SECTION 9.1. Interest accrued on each Fixed Rate Advance shall be payable (i) on the last day of its applicable Interest Period, (ii) on any date on which such Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and (iii) at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months or 90 days, as the case may be, shall also be payable on the last day of each three-month or 90-day interval during such Interest Period. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest on Fixed Rate Advances shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

          2.9. CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Fixed Rate Advance into a Floating Rate Advance pursuant to SECTION 2.7 to but excluding the date it becomes due or is converted into a Fixed Rate Advance pursuant to SECTION 2.7, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on each Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance. No Interest Period for a Fixed Rate Advance which is a Facility A Revolving Loan may end after the Facility A Termination Date and no Interest Period for a Fixed Rate Advance which is a Facility B Revolving Loan may end after the Facility B Termination Date.

          2.10. COMMITMENT FEE; MANDATORY AND VOLUNTARY REDUCTIONS IN AGGREGATE COMMITMENT.

                 2.10.1 FACILITY A COMMITMENT FEE. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee at a rate per annum equal to the Facility A Applicable Commitment Fee Rate in effect from time to time on the daily unused portion of such Lender's Facility A Commitment from the Effective Date to but excluding the earliest of the Facility A Termination Date, the date of the reduction to zero of the Facility A Aggregate Commitment pursuant to SECTION 2.10.3 or SECTION 2.10.4 and the date of the termination of the Aggregate Commitment pursuant to SECTION 9.1; PROVIDED, HOWEVER, that, solely for purposes of this SECTION 2.10.1,
          (x) each Lender's Facility A Commitment (except the commitment of the Swing Line Lender) shall be determined without regard to any outstanding Swing Line Loans and (y) the Commitment of the Swing Line Lender shall be determined assuming that all outstanding Swing Line Loans have been made by the Swing Line Lender. Such commitment fees shall be payable on the last Business Day of each calendar quarter for the quarter then ending, and on the earliest of the Facility A Termination Date, the date of the reduction to zero of the Facility A Aggregate Commitment pursuant to SECTION 2.10.3 or
          SECTION 2.10.4 and the date of the termination of the Aggregate Commitment pursuant to SECTION 9.1. Commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year.

               2.10.2 FACILITY B COMMITMENT FEE. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee at a rate per annum equal to the Facility B Applicable Commitment Fee Rate in effect from time to time on the daily unused portion of such Lender's Facility B Commitment from the Effective Date to but excluding the earliest of the Facility B Termination Date, the date of the reduction to zero of the Facility B Aggregate Commitment pursuant to SECTION 2.10.4 and the date of the termination of the Aggregate Commitment pursuant to SECTION 9.1. Such commitment fees shall be payable on the last Business Day of each calendar quarter for the quarter then ending, and on the earliest of the Facility B Termination Date, the date of the reduction to zero of the Facility B Aggregate Commitment pursuant to SECTION 2.10.4 and the date of the termination of the Facility B Aggregate Commitment pursuant to SECTION 9.1. Commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year.

               2.10.3 MANDATORY REDUCTIONS IN FACILITY A AGGREGATE COMMITMENT. If as of the end of any fiscal year of TLGI, (x) the aggregate Fair Value of all Property, whether of TLGI, the Borrower or any Subsidiary of TLGI or the Borrower, sold during such fiscal year pursuant to the exception for sales of Property provided under
          SECTION 7.13(C) exceeds (y) the aggregate Fair Value, as determined by the board of directors of TLGI, of all consideration actually paid during such fiscal year in respect of Acquisitions, by at least $5,000,000, then within ten Business Days following the date on which TLGI delivers to the Agent financial statements in respect of such fiscal year pursuant to SECTION 7.1(A), the Borrower will, by written notice to the Agent given on or before the date such financial statements are delivered, reduce the Facility A Aggregate Commitment by an amount equal to such excess, rounded down to the nearest $100,000; PROVIDED, HOWEVER, that any such reduction shall be made equally and ratably with the repayment of any other Indebtedness (if any) which by its terms must be repaid using the proceeds of the sale of such Property. Any such reduction in the Facility A Aggregate Commitment shall be allocated ratably among the Lenders according to the Facility A Commitments. To the extent that the amount of any such mandatory reduction of the Facility A Aggregate Commitment exceeds the unused Facility A Aggregate Commitment on the date of such mandatory reduction, the Borrower shall, immediately prior to making such mandatory reduction of the Facility A Aggregate Commitment, prepay (subject to the proviso to the immediately preceding sentence) the outstanding Facility A Advances (as selected by the Borrower) in an amount at least equal to such excess; it being understood that the Borrower and each Guarantor shall be liable pursuant to SECTION 3.4 to indemnify each Lender against any loss or liability which that Lender incurs as a consequence of any prepayment under this SECTION 2.10.3. If, following any such prepayment of Facility A Advances, the amount of any such mandatory reduction of the Facility A Aggregate Commitment still exceeds the unused Facility A

          Aggregate Commitment on the date of such mandatory reduction, the Borrower shall cash collateralize the outstanding L/C Obligations as contemplated in SECTION 2.21.4 in an amount sufficient, together with the prepayments of Facility A Advances, to eliminate such excess.

               2.10.4 VOLUNTARY REDUCTIONS IN AGGREGATE COMMITMENT. The Borrower may permanently reduce the Facility A Aggregate Commitment or the Facility B Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $10,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; PROVIDED, HOWEVER, that the amount of the Facility A Aggregate Commitment may not be reduced below the sum of the aggregate principal amount of the outstanding Facility A Advances and Swing Line Loans and the aggregate outstanding L/C Obligations, and, PROVIDED FURTHER, that the amount of the Facility B Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Facility B Advances.

          2.11. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.6 or 2.7, during the continuance of a Default or Unmatured Default no Advance may be made as, converted into or continued as a Fixed Rate Advance. During the continuance of a Default pursuant to SECTION 8.2, (a) each Fixed Rate Advance shall bear interest until paid in full or converted to a Floating Rate Advance at the Fixed Rate then applicable to such Advance plus 2% per annum, and (b) each Floating Rate Advance shall bear interest until paid in full at a rate per annum equal to the Floating Rate plus 2% per annum.

          2.12. METHOD OF PAYMENT. Without limiting the operation of the first sentence of SECTION 2.21.3(b), and without limiting the scope of
SECTION 2.17(b), all payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in Dollars in immediately available funds to the Agent at the Payment Office, by the Specified Remittance Time on the date when due and shall be remitted by the Agent to the Lenders according to their respective interests therein. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at such Lender's address specified pursuant to ARTICLE XIV or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized, but is not obligated, to charge the accounts of the Borrower maintained with Bank of Montreal into which proceeds of Advances are remitted pursuant to SECTION 2.6 for each payment of interest and fees as it becomes due hereunder, for each payment of principal, in accordance with the applicable Prepayment Notice or when otherwise due and payable in accordance with the terms hereof, and for each payment of Obligations (including Reimbursement Obligations) when due and payable in accordance with the terms hereof.

          2.13. EVIDENCE OF DEBT; TELEPHONIC NOTICES. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the

Borrower to the appropriate Lending Installation of such Lender resulting from each Facility A Revolving Loan and each Facility B Revolving Loan made by such Lending Installation of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Installation of such Lender from time to time under this Agreement.

          (b) The Agent shall maintain a Register at the request of the Borrower pursuant to SECTION 13.3.2, and a subaccount for each relevant Lender, in which Register and subaccounts (taken together) shall be recorded
(i) the amount of each relevant Revolving Loan made hereunder, whether such Revolving Loan is, as applicable, a Facility A Revolving Loan, a Facility B Revolving Loan, a Fixed CD Rate Loan, a Eurodollar Loan, a Fixed Rate Loan or a Floating Rate Loan, and the Interest Period applicable to any Fixed CD Rate Loan or Eurodollar Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

          (c) The entries made in the Register, accounts and subaccounts maintained pursuant to PARAGRAPHS (a) and (b) of this SECTION 2.13 shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the Obligations of the Borrower therein recorded; PROVIDED, that the failure of any Lender or the Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Revolving Loans (and all other amounts owing with respect thereto) in accordance with the terms of this Agreement.

          (d) The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances and effect selections of Types of Advances based on telephonic notices made by any person or persons the Agent in good faith believes to be acting on behalf of the Borrower, PROVIDED that the proceeds of such Advances shall only be credited to such account as the Borrower shall from time to time designate in a notice delivered to the Agent executed by two Authorized Officers. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent of the relevant telephonic notice shall govern absent manifest error.

          2.14. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Revolving Loan Borrowing Notice, Swing Line Loan Borrowing Notice, Conversion/Continuation Notice, and prepayment notice received by it hereunder (including specifying whether such notice relates to a Facility A Revolving Loan or a Facility B Revolving Loan). The Agent will notify the Borrower and each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Alternate Base Rate.

          2.15. LENDING INSTALLATIONS. Each Lender may book its Revolving Loans and its Swing Line Interest and its L/C Interest at any one or more Lending Installations selected by such Lender and may change any such Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Revolving Loans, the Swing Line Interests and the L/C Interests shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Revolving Loans will be made by it and through which L/C Interests and Swing Line Interests will be held by it and for whose account Revolving Loan and Swing Line Loan payments and L/C Obligation payments are to be made.

          2.16. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Revolving Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to
(a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (b) in the case of payment by the Borrower, the interest rate applicable to the relevant Revolving Loan.

          2.17. WITHHOLDING TAX EXEMPTION; GROSS UP. (a) At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, and which has not previously delivered to the Borrower and the Agent under the terms of the Original Agreement documentation which complies with this SECTION 2.17, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or any successor form or related form as may from time to time be required under applicable law) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (b) All payments made by the Borrower under or in connection with this Agreement shall be made in full, without set-off or counterclaim, and free of and without deduction or withholding for or on account of any present or future tax, duty, assessment, impost, levy or other similar charge, or any penalties, fines or interest thereon (a "RELEVANT TAX") imposed upon TLGI, the Borrower, the Agent, any Lender or the L/C Issuer by the government of Canada (or any Governmental Authority thereof), the government of the United States of America (or any Governmental Authority thereof), or by the government of any other country or jurisdiction (or any Governmental Authority thereof) from or through which payments hereunder are actually made (each a "TAXING JURISDICTION"). The Borrower, for the benefit of the Agent, the Lenders and the L/C Issuer, agrees that in the event any payments made by the Borrower hereunder or in connection herewith are subject to any deduction or withholding for or on account of any Relevant Tax, the Borrower will pay to the Agent, such Lender or the L/C Issuer such additional amounts as may be necessary in order that the net amounts paid to the Agent, such Lender or the L/C Issuer pursuant to the terms of this Agreement after imposition of any such Relevant Tax (including deductions or withholdings applicable to additional amounts paid under this
SECTION 2.17(b)) shall be not less than the amounts specified in this Agreement to be then due and payable, except that no such additional amounts shall be payable hereunder to the Agent, any Lender or the L/C Issuer that is liable for such Relevant Tax in respect of the relevant payment solely by reason of such recipient (a) having a permanent establishment in the Taxing Jurisdiction, (b) being organized under the laws of the Taxing Jurisdiction or any political subdivision thereof, (c) being resident in the Taxing Jurisdiction by virtue of its domicile or place of management being in the Taxing Jurisdiction, or (d) having failed to comply with the terms and conditions of SECTION 2.17(a) applicable to it. If the Agent, any Lender or the L/C Issuer pays any amount in respect of a Relevant Tax, the Borrower shall indemnify the Agent, the Lender or the L/C Issuer, as the case may be, for such payment within 15 days of demand therefor by the Agent, such Lender or the L/C Issuer (in the case of such Lender or the L/C Issuer, made through the Agent).

          2.18. EXTENSION OF FACILITY A TERMINATION DATE. The Borrower may request an extension of the Facility A Termination Date for a period of one year on each of September 29, 1998, and, if such first extension shall have become effective in accordance with the provisions of this SECTION 2.18, September 29, 1999 (each of September 29, 1998 and September 29, 1999, an "EXTENSION REQUEST DATE"), by delivering a notice of such request in the form attached hereto as EXHIBIT H (an "EXTENSION REQUEST") to the Agent no more than 90 days and no fewer than 60 days preceding the relevant Extension Request Date. The Agent shall promptly notify each Lender of a requested extension. On or before the 30th day (or if such day is not a Business Day, the next succeeding Business
Day) preceding the relevant Extension Request Date (such 30th day, the "EXTENSION NOTIFICATION DATE"), each Lender shall notify the Agent whether that Lender consents to the requested extension of the Facility A Termination Date, which consent may be given or withheld by each Lender in its sole and absolute discretion. Any Lender that fails to notify the Agent of its consent or non-consent by the Extension Notification Date will be deemed to have withheld consent (each such Lender together with each Lender that has provided notice of its non-consent to be referred to herein as a "NON-CONSENTING LENDER"). If as of the close of business on the Extension Notification Date, any Lender is a Non-Consenting Lender, the Agent shall immediately so advise the Borrower. During the period beginning on the first day following the Extension Notification Date and ending on the relevant Extension Request Date, each Non-Consenting Lender will, but only upon the written request of the Borrower given in the sole discretion of the Borrower (which request may be given by the Borrower to some, all or none of the Non-Consenting Lenders in the Borrower's sole discretion), assign all of its rights and obligations under this Agreement (i) first, to the Lenders who have consented to the extension and are willing to accept such assignment, subject to ratable allocation by the Agent among such Lenders and (ii) second, to the extent such Non-Consenting Lender's rights and obligations hereunder have not been assigned to an existing Lender as contemplated in the foregoing CLAUSE (i), to one or more other financial institutions, nominated by the Borrower and acceptable to the Agent, that are willing to become
Lenders hereunder through the Facility A Termination Date as extended in accordance with the relevant Extension Request. The obligation of a Non-Consenting Lender to assign its rights and obligations hereunder as contemplated by this SECTION 2.18 is subject to the requirements that (x) all amounts owing to that Non-Consenting Lender under the Loan Documents
(including, without limitation, pursuant to SECTION 3.4) are paid in full upon the completion of such assignment and (y) any assignment is effected in accordance with the terms of SECTION 13.3 and on terms otherwise satisfactory to the Non-Consenting Lender. A requested extension of the Facility A Termination Date shall be effective only with respect to Lenders which have consented to such Extension Request in accordance with the terms of this
SECTION 2.18, and shall become effective only if Lenders holding not less than 75% of the Aggregate Commitments shall have consented to such Extension Request in accordance with the terms of this SECTION 2.18 (such determination to be made without giving effect to any assignments contemplated by this
SECTION 2.18), and each Non-Consenting Lender which has been requested to do so has assigned all of its rights and obligations hereunder to one or more other Lenders or to one or more successor financial institutions. In any other event, the requested extension will be deemed to have been denied and the Facility A Termination Date and the Lenders' respective Facility A Commitments will remain unchanged without any Non-Consenting Lender incurring any liability. To the extent an Extension Request has been approved and a Non-Consenting Lender has not been requested to assign all of its rights and obligations under this Agreement, or the conditions to such a requested assignment have not been satisfied as specified in this SECTION 2.18, then
(i) such Non-Consenting Lender's Facility A Commitment shall remain unchanged and in effect through the Facility A Termination Date then in effect
(determined for such Non-Consenting Lender without giving effect to the approval of the Extension Request) (such date, the "SCHEDULED TERMINATION
DATE" for such Non-Consenting Lender), and (ii) on the Scheduled Termination Date for such Non-Consenting Lender, the Borrower shall pay to such Non-Consenting Lender all amounts owing to such Non-Consenting Lender under the Loan Documents as of the Scheduled

Termination Date (including, without limitation, pursuant to SECTION 3.4), and, from and after such Scheduled Termination Date, the Aggregate Commitment shall be reduced by the amount of the Facility A Commitment of such Non-Consenting Lender.

          2.19.  MANDATORY PREPAYMENTS.

                 2.19.1 FACILITY A REVOLVING LOANS. Without limitation to the prepayment obligations of the Borrower under SECTION 2.10.3, if, at any time, the aggregate principal amount of the then outstanding Facility A Revolving Loans, Swing Line Loans and L/C Obligations, as determined by the Agent, equals or exceeds the Facility A Aggregate Commitment as of such time, the Borrower shall, following demand by the Agent setting forth, in reasonable detail, the relevant calculations, prepay outstanding Facility A Revolving Loans and Swing Line Loans in accordance with the provisions of this Agreement until the aggregate principal amount of all outstanding Facility A Revolving Loans, Swing Line Loans and L/C Obligations does not exceed the Facility A Aggregate Commitment. The Borrower and each Guarantor shall be liable pursuant to SECTION 3.4 to indemnify each Lender against any loss or liability which that Lender incurs as a consequence of any prepayment under this SECTION 2.19.1. If, following any such prepayment or repayment of Facility A Revolving Loans and Swing Line Loans, the aggregate principal amount of all outstanding Facility A Revolving Loans, Swing Line Loans and L/C Obligations still exceeds the Facility A Aggregate Commitment, the Borrower shall cash collateralize the outstanding L/C Obligations as contemplated in SECTION 2.21.4 in an amount sufficient, together with the prepayment and repayment of Facility A Revolving Loans and Swing Line Loans, to eliminate such excess.

                 2.19.2 FACILITY B REVOLVING LOANS. If, at any time, the aggregate principal amount of the then outstanding Facility B Revolving Loans, as determined by the Agent, equals or exceeds the Facility B Aggregate Commitment as of such time, the Borrower shall, following demand by the Agent setting forth, in reasonable detail, the relevant calculations, prepay outstanding Facility B Revolving Loans in accordance with the provisions of this Agreement until the aggregate principal amount of all outstanding Facility B Revolving Loans does not exceed the Facility B Aggregate Commitment. The Borrower and each Guarantor shall be liable pursuant to SECTION 3.4 to indemnify each Lender against any loss or liability which that Lender incurs as a consequence of any prepayment under this SECTION 2.19.2.

          2.20. TERMINATION. All unpaid Obligations with respect to Facility B Revolving Loans shall be paid in full by the Borrower on the Facility B Termination Date, and all other unpaid Obligations shall be paid in full by the Borrower on the Facility A Termination Date; PROVIDED, HOWEVER, that nothing in this SECTION 2.20 shall be construed as limiting or modifying the obligation of the Borrower to repay any or all of the outstanding Obligations at any earlier time in accordance with the terms of this Agreement.

          2.21.  LETTER OF CREDIT FACILITY.

                 2.21.1 LETTERS OF CREDIT. Upon receipt of duly executed applications therefor, and such other documents, instruments and agreements as the L/C Issuer may reasonably require, and subject to the provisions of ARTICLE IV, the L/C Issuer shall issue standby Letters of Credit (but not trade letters of credit) for the account of the Borrower, on terms as are satisfactory to the L/C Issuer; PROVIDED, HOWEVER, that no Letter of Credit will be issued for the account of the Borrower by the L/C Issuer if on the date of issuance, before or after taking such Letter of Credit into account (i) the amount of the Facility A Advances, Swing Line Loans and the L/C Obligations at such time would exceed the Facility A Aggregate Commitment or (ii) the aggregate outstanding amount of the L/C Obligations would exceed the L/C Commitment Amount; and PROVIDED, FURTHER, that no Letter of Credit shall be issued unless (A) it is denominated in Dollars and (B) it has an expiration date that is (1) no more than one year after the date of issuance of such Letter of Credit (provided that a Letter of Credit, subject to the immediately following CLAUSE (2), may provide for an annual renewal if such renewal is consented to by the L/C Issuer at the time of issuance and the conditions precedent to the issuance of such Letter of Credit are met at the time of such renewal) and (2) no later than the date which is five Business Days immediately preceding the Facility A Termination Date.

                 2.21.2 LETTER OF CREDIT PARTICIPATION. Immediately upon issuance of each Letter of Credit by the L/C Issuer hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the L/C Issuer an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of the L/C Issuer thereunder (collectively, an "L/C INTEREST") in an amount equal to the amount available for drawing under such Letters of Credit multiplied by a fraction having as its numerator, such Lender's Facility A Commitment, and as its denominator, the Facility A Aggregate Commitment. The L/C Issuer will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under any Letter of Credit. On the Business Day on which the L/C Issuer makes payment of any L/C Draft or, in the case of any other draw on the Letter of Credit, on demand of the L/C Issuer (provided that the Borrower has not prior thereto made payment therefor and no Floating Rate Advance has been made pursuant to SECTION 2.21.3 with respect thereto), each Lender shall make payment to the Agent, for credit to the L/C Issuer, in immediately available funds in an amount equal to such Lender's ratable share (determined in accordance with the fraction described above) of the amount of such payment or draw. Provided that each Letter of Credit is issued by the L/C Issuer in accordance with the terms of this Agreement, the obligation of each Lender to reimburse the L/C Issuer under this SECTION 2.21.2 shall be unconditional, continuing, irrevocable and absolute and shall not be affected or impaired by, among other things, the occurrence of the Facility A Termination Date or the reduction, suspension or termination (except pursuant to SECTION 2.18) of the Facility A Aggregate Commitment or such Lender's Facility A Commitment in accordance with the terms of this Agreement. In the event that any Lender fails to make payment to the Agent of any amount due to the L/C Issuer under this SECTION 2.21.2, the Agent shall be entitled to receive for the benefit of the L/C Issuer, and the L/C Issuer shall be entitled to receive, retain and apply against such obligation the principal and interest and other amounts otherwise payable to such Lender hereunder (whether in respect of Facility A Revolving Loans, Facility B Revolving Loans, Swing Line Loans, Letters of Credit or otherwise) until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; PROVIDED, HOWEVER, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the L/C Issuer for such amount in accordance with this SECTION 2.21.2.

                 2.21.3 REIMBURSEMENT OBLIGATION. (a) The Borrower agrees unconditionally, irrevocably and absolutely to pay immediately to the Agent, for the account of the L/C Issuer and the Lenders, the amount of each L/C Draft or other demand which may be drawn under or pursuant to a Letter of Credit (such obligation of the Borrower to pay the Agent (for the account of the L/C Issuer and the Lenders) being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to a Letter of Credit or L/C Draft). The obligations of the Borrower under this Agreement and otherwise in respect of Letters of Credit and L/C Drafts shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including the following circumstances:

                 (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any Loan Document;

                 (ii) any amendment or waiver of or any consent to departure from this Agreement or any other Loan Document;

                 (iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the L/C Issuer, the Agent, any Lender, any beneficiary of any Letter of Credit (or any Person for whom any such beneficiary may be acting), or any other Person, whether in connection with this Agreement, any other Loan Document or any unrelated transactions;

                 (iv) any statement in any certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any such statement being untrue or inaccurate in any respect whatsoever;

                 (v) payment by the L/C Issuer under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit (provided that the L/C Issuer was not grossly negligent in connection therewith); or

                 (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                 (b) If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this SECTION 2.21.3, the Borrower shall be deemed to have elected to borrow a Floating Rate Advance as a Facility A Revolving Loan from the Lenders, as of the date of the L/C Draft or other demand giving rise to the Reimbursement Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation, the proceeds of which Facility A Advance shall be used to repay such Reimbursement Obligation; PROVIDED, HOWEVER, that such Floating Rate Advance shall be deemed to have been borrowed only to the extent that
          (x) both immediately before and after giving effect thereto, no Default or Unmatured Default under SECTION 8.6 or 8.7 shall have occurred and be continuing, and (y) the Facility A Termination Date (or the date of any earlier termination of the Facility A Aggregate Commitment pursuant to this Agreement) shall not have occurred prior thereto. For each Reimbursement Obligation for which a Floating Rate Advance is not deemed to have been borrowed by the Borrower, each Lender shall be deemed to have automatically purchased and received from the L/C Issuer an undivided interest and participation in and to such Reimbursement Obligation in an amount equal to such Reimbursement Obligation multiplied by a fraction having as its numerator, such Lender's Facility A Commitment, and as its denominator, the Facility A Aggregate Commitment. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises, either directly or through a Floating Rate Advance, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to Floating Rate Advances (including, during the continuance of a Default or Unmatured Default, at the rates determined pursuant to SECTION 2.11).

                 2.21.4 CASH COLLATERAL. Notwithstanding anything to the contrary herein or in any application for any Letter of Credit, (a) after the occurrence and during the continuance of a Default or (b) to the extent necessary in connection with any mandatory reduction of the Facility A Aggregate Commitment pursuant to SECTION

          2.10.3 or any mandatory prepayment or repayment of Facility A Revolving Loans pursuant to SECTION 2.19, the Borrower shall, upon the demand of the Required Lenders or the Agent at the request of the Required Lenders, or if earlier, at the time of the applicable mandatory reduction of the Facility A Aggregate Commitment pursuant to SECTION 2.10.3 or mandatory prepayment or repayment of Facility
          A Revolving Loans pursuant to SECTION 2.19, as the case may be, deliver to the Agent for the benefit of the L/C Issuer and the Lenders, cash collateral in an amount equal to the aggregate outstanding L/C Obligations, or in connection with a deposit made pursuant to the foregoing CLAUSE (b), such lesser amount of the outstanding L/C Obligations as shall satisfy the requirements of
          SECTION 2.10.3 and SECTION 2.19, as applicable. Any such collateral shall be held by the Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Agent for the benefit of the L/C Issuer and the Lenders as collateral security for the Borrower's obligations in respect of this Agreement and the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the L/C Issuer for drawings or payments under or pursuant to the Letters of Credit or L/C Drafts, or if no such reimbursement is required, such amounts shall be applied ratably to the payment of any other unpaid costs, fees, expenses and other Obligations related to the Letters of Credit, any L/C Drafts and such cash collateral account as the Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to CLAUSE (a) of this SECTION 2.21.4 which are not to be applied to reimburse the L/C Issuer or the Lenders for amounts actually paid or to be paid by the L/C Issuer or the Lenders in respect of the Letters of Credit or L/C Drafts, shall be returned to the Borrower (after deduction of the Agent's expenses incurred in connection with such cash collateral account) except to the extent such amounts (or portions thereof) are necessary to satisfy the cash collateral requirements of CLAUSE (b) of this SECTION 2.21.4. In addition, if the conditions giving rise to a deposit of cash collateral pursuant to CLAUSE (b) of this SECTION 2.21.4 cease to exist, any amounts remaining in any cash collateral account established pursuant to such CLAUSE (b) which are not to be applied to reimburse the L/C Issuer or the Lenders for amounts actually paid or to be paid by the L/C Issuer or the Lenders in respect of the Letters of Credit or L/C Drafts, shall be returned to the Borrower (after deduction of the Agent's expenses incurred in connection with such cash collateral account) except to the extent such amounts (or portions thereof) are necessary to satisfy the cash collateral requirements of CLAUSE (a) of this SECTION 2.21.4. Investment earnings (net of investment losses and any unpaid costs, fees, expenses and other Obligations related to the Letters of Credit, any L/C Drafts and such cash collateral account) on amounts on deposit in the cash collateral account (which investments shall be limited to interest bearing deposit accounts with the Agent) shall be for the account of the Borrower, and, except at such time as a Default shall have occurred and be continuing, the Agent shall remit any such accrued earnings to the Borrower no less frequently than quarterly.

               2.21.5 LETTER OF CREDIT FEES. The Borrower agrees to pay (a) to the Agent for the ratable benefit of the Lenders, a letter of credit fee equal to the Applicable Letter of Credit Fee Rate in effect from time to time on the daily sum of (x) the aggregate outstanding amount of L/C Obligations less (y) the aggregate outstanding amount of Reimbursement Obligations, such fee to be paid in arrears on the last Business Day of each calendar quarter for the quarter then ending, and on the Facility A Termination Date, and such fee to be calculated for actual days elapsed on the basis of a 360-day year, and (b) to the Agent for the benefit of the L/C Issuer, as issuing bank, the fees agreed to by the Borrower and Bank of Montreal pursuant to that certain letter agreement dated as of May 15, 1996, as amended, or as otherwise agreed from time to time, together with all customary fees and other issuance, amendment, negotiation, presentment and payment expenses and related charges in connection with the issuance, amendment, negotiation, presentation and payment of L/C Drafts, and the like customarily charged by the L/C Issuer with respect to standby letters of credit, payable at the time of invoice of such amounts by the L/C Issuer.

               2.21.6 INDEMNIFICATION; EXONERATION. (a) In addition to amounts payable as elsewhere provided in this Agreement, Borrower hereby agrees to protect, indemnify, pay and save harmless the L/C Issuer, each Lender and the Agent from and against any and all liabilities and costs which the L/C Issuer, any Lender or the Agent may incur or be subject to as a consequence, direct or indirect, of
          (i) the issuance of any Letter of Credit other than, in the case of the L/C Issuer, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the L/C Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

               (b) As among the Borrower, the L/C Issuer, the Lenders and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of a Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the letter of credit application and any letter of credit reimbursement agreement submitted or executed by the Borrower in connection with any Letter of Credit (except to the extent otherwise provided in PARAGRAPH (e) of this SECTION 2.21.6), the L/C Issuer, the Lenders and the Agent shall not be responsible (in the absence of gross negligence or willful misconduct in connection therewith): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any

          Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon any Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telecopy, telex or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under any Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the L/C Issuer, the Lenders and the Agent including, without limitation, any Governmental Acts. None of the above shall affect, impair or prevent the vesting of any rights or powers of the L/C Issuer under this SECTION 2.21.6.

               (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the L/C Issuer under or in connection with a Letter of Credit issued on behalf of the Borrower or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the L/C Issuer, any Lender or the Agent under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

               (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 2.21.6 shall survive the payment in full of principal, interest and all other amounts hereunder, the termination of the Letters of Credit and the termination of this Agreement.

               (e) Notwithstanding anything therein to the contrary, in the event any of the provisions of any letter of credit application or letter of credit reimbursement agreement submitted or executed by the Borrower in connection with any Letter of Credit conflict with the provisions of this Agreement, the terms of this Agreement shall govern.

               2.21.7 LETTER OF CREDIT CANCELLATION. For all purposes hereunder, including (without limitation) SECTION 2.21.5, a Letter of Credit shall be deemed outstanding until the earlier to occur of (i) the occurrence of the date expressly designated therein as the expiration date for such Letter of Credit and (ii) the physical receipt by the L/C Issuer of such Letter of Credit marked "canceled" accompanied by evidence from the beneficiary thereof satisfactory to the L/C Issuer to such effect.

          2.22. SWING LINE COMMITMENT. Subject to the terms and conditions of this Agreement, the Swing Line Lender agrees to make loans to the Borrower on a revolving basis (each such loan, a "SWING LINE LOAN") from time to time on any Business Day during the period from and including the date of this Agreement to the Facility A Termination Date in an aggregate principal amount at any one time outstanding not to exceed $10,000,000; PROVIDED, HOWEVER, that (x) the sum of the aggregate principal amount of all outstanding Swing Line Loans plus the aggregate principal amount of all outstanding Facility A Revolving Loans plus the aggregate outstanding L/C Obligations shall not at any time exceed the Facility A Aggregate Commitment, and (y) the Swing Line Lender shall have no obligation to make a Swing Line Loan if the principal amount of such Swing Line Loan, when added to the aggregate principal amount of all Swing Line Loans then outstanding, the L/C Obligations owing to the Swing Line Lender in its capacity as a Lender and the aggregate principal amount of all Facility A Revolving Loans made by the Swing Line Lender in its capacity as a Lender shall exceed the Facility A Commitment applicable to the Swing Line Lender in its capacity as a Lender. All Swing Line Loans shall be made in Dollars and maintained as Floating Rate Loans with interest thereon payable under the terms of SECTIONS
2.8 and 2.11, and repayments to be made thereof under the terms of SECTIONS 2.5 (except for the last sentence thereof), 2.12, 2.14, and 2.20, in each case as if such Swing Line Loan were a Floating Rate Advance made as a Facility A Revolving Loan.

          2.23. BORROWING PROCEDURES FOR SWING LINE LOANS. The Borrower shall give the Agent and the Swing Line Lender irrevocable notice, in the form attached hereto as EXHIBIT L (a "SWING LINE LOAN BORROWING NOTICE"), of each proposed borrowing pursuant to this SECTION 2.23 not later than 10:30 a.m. (Chicago time) on the proposed date of borrowing. Each such notice shall be effective upon receipt by the Agent and the Swing Line Lender and shall specify the date and amount of borrowing. Unless the Swing Line Lender has received written notice prior to 8:00 a.m. (Chicago time) on the proposed Swing Line Loan Borrowing Date (or at any time prior to the Swing Line Loan Borrowing Date) from the Agent or any Lender that one or more of the conditions precedent set forth in ARTICLE IV with respect to such borrowing is not then satisfied, the Swing Line Lender shall pay over the requested amount to the Borrower on the requested Borrowing Date. Each Swing Line Loan shall be made on a Business Day and shall be in the amount of at least $500,000 and an integral multiple of $250,000. The Swing Line Lender will promptly notify the Agent, and the Agent shall promptly notify each Lender, of the making and amount of each Swing Line Loan and of the maturity date thereof if it is later than the fourteenth (14th) day following the Swing Line Loan Borrowing Date therefor.

          2.24. REFUNDING OF SWING LINE LOANS. The Borrower shall repay each Swing Line Loan on or before the earlier to occur of (x) the fourteenth (14th) day following the Swing Line Loan Borrowing Date for such Swing Line Loan (or such later date as the Borrower and the

Swing Line Lender shall from time to time agree) or (y) the Facility A Termination Date. If the Borrower fails to repay any Swing Line Loan when due, the Swing Line Lender may, at any time thereafter in its sole and absolute discretion, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), request each Lender to make a Facility A Revolving Loan, ratably in proportion to the ratio that such Lender's respective Facility A Commitment bears to the Facility A Aggregate Commitment, of the principal amount of the Swing Line Loans outstanding on the date such notice is given. Unless any of the events described in SECTION 8.6 or 8.7 shall have occurred (in which event the procedures of SECTION 2.25 shall apply), and regardless of whether the conditions precedent set forth in this Agreement to the making of a Facility A Revolving Loan are then satisfied or the aggregate amount of such Facility A Revolving Loans is not in the minimum or integral amount otherwise required hereunder, each Lender shall make the proceeds of its Facility A Revolving Loan available to the Agent for the account of the Swing Line Lender at the Payment Office in immediately available funds prior to 11:00 a.m. (Chicago time) on the Business Day next succeeding the date such notice is given. The proceeds of such Facility A Revolving Loans shall be immediately applied to repay the outstanding Swing Line Loans. All Facility A Revolving Loans made pursuant to this SECTION 2.24 shall be Floating Rate Loans.

          2.25. PARTICIPATIONS IN SWING LINE LOANS. (a) If an event described in SECTION 8.6 or 8.7 occurs (or for any reason the Lenders are prohibited from making, or otherwise may not make, Facility A Revolving Loans pursuant to
SECTION 2.24), each Lender shall, upon notice from the Agent given at the request of the Swing Line Lender, purchase from the Swing Line Lender (and the Swing Line Lender shall sell to each such Lender) an undivided participation interest in all Swing Line Loans then outstanding, ratably in proportion to the ratio that such Lender's respective Facility A Commitment bears to the Facility A Aggregate Commitment (and each Lender shall immediately transfer to the Agent, for the account of the Swing Line Lender, in immediately available funds, the principal amount reflecting its participation). The participation interest of each Lender in the Swing Line Loans is referred to herein as such Lender's "SWING LINE INTEREST".

          (b) Whenever, at any time after the Swing Line Lender has received payment for any Lender's Swing Line Interest pursuant to SUBSECTION 2.25(a), the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute promptly to the Agent for the account of such Lender its Swing Line Interest in such amount (in the case of interest payments, appropriately adjusted to reflect the period of time during which such Lender's Swing Line Interest was outstanding and funded) in like funds as received; PROVIDED, HOWEVER, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Agent for the account of the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

          2.26. SWING LINE PARTICIPATION OBLIGATIONS UNCONDITIONAL. Provided that each Swing Line Loan is made by the Swing Line Lender in accordance with the terms of this

Agreement, each Lender's obligation to make Facility A Revolving Loans pursuant to SECTION 2.24 and/or to purchase participation interests in Swing Line Loans pursuant to SECTION 2.25 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, TLGI, the Borrower or any of their Affiliates, or any other Person for any reason whatsoever; (b) the occurrence or continuance of a Default or Unmatured Default; (c) the occurrence of a Material Adverse Effect or any adverse change in the condition (financial or otherwise) of any other Person; (d) any breach of this Agreement by any party; (e) any inability of the conditions precedent to borrowing set forth in this Agreement to be satisfied on the date upon which any Swing Line Loan is to be refunded or any participation interest therein is to be purchased; or (f) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          2.27. EVIDENCE OF SWING LINE LOANS; TELEPHONIC NOTICES. (a) The Swing Line Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrower to the appropriate Lending Installation of such Swing Line Lender resulting from each Swing Line Loan made by it from time to time, including the amounts of principal thereof and interest thereon payable and paid to such Lending Installation of the Swing Line Lender from time to time under this Agreement.

          (b) The Agent shall maintain a Register pursuant to SECTION 13.3.2, and a subaccount for the Swing Line Lender, in which Register and subaccount (taken together) shall be recorded (i) the amount of each Swing Line Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Swing Line Lender in respect of such Swing Line Loans, and (iii) the amount of any sum received by the Agent hereunder from the Borrower in respect of such Swing Line Loans.

          (c) The entries made in the Register, account and subaccount maintained pursuant to PARAGRAPHS (a) and (b) of this SECTION 2.27 shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the Obligations of the Borrower therein recorded in respect of Swing Line Loans; PROVIDED, that the failure of the Swing Line Lender or the Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Swing Line Loans (and all other amounts owing with respect thereto) in accordance with the terms of this Agreement.

          (d) The Borrower hereby authorizes the Swing Line Lender and the Agent to extend Swing Line Loans based on telephonic notices made by any person or persons the Agent in good faith believes to be acting on behalf of the Borrower, PROVIDED that the proceeds of such Swing Line Loans shall only be credited to such account as the Borrower shall from time to time designate in a notice delivered to the Agent and the Swing Line Lender executed by two Authorized Officers. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or the Swing Line Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Swing Line Lender, the records of the Agent of the relevant telephonic notice shall govern absent manifest error.

          2.28. CONDITIONS TO SWING LINE LOANS. Notwithstanding any other provision of this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan (i) unless all of the conditions set forth in
ARTICLE IV applicable thereto shall have been satisfied and (ii) if a Default or Unmatured Default would result therefrom.


                                   ARTICLE III
                             CHANGE IN CIRCUMSTANCES

          3.1. YIELD PROTECTION. If any change in law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender or the L/C Issuer therewith,

          (a) subjects any Lender or the L/C Issuer or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower or TLGI or any other Person obligated hereunder to any Lender or the L/C Issuer (excluding taxation of the overall net income of any Lender or the L/C Issuer or any applicable Lending Installation or other taxes in lieu of such taxes imposed by the United States or any jurisdiction in which such Lender or the L/C Issuer has its principal office or applicable Lending Installation or is engaged in business), or changes the basis of taxation of payments to any Lender or the L/C Issuer in respect of its Facility A Revolving Loans, Facility B Revolving Loans, Swing Line Loans, Swing Line Interests, L/C Interests, L/C Obligations or other amounts due it hereunder, or

          (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, any Lender or the L/C Issuer or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

          (c) imposes any other condition the result of which is to increase the cost to any Lender or the L/C Issuer or any applicable Lending Installation of making, funding or maintaining loans or issuing or participating in letters of credit or reduces any amount receivable by any Lender or the L/C Issuer or any applicable Lending Installation in connection with loans or letters of credit, or requires any Lender or the L/C Issuer or any applicable Lending Installation to make any payment calculated by reference to the amount of loans or letters of credit held, or interest received by it, by an amount deemed material by such Lender or the L/C Issuer, as the case may be, then, within 15 days of demand by such Lender or the L/C Issuer, the Borrower shall pay such Lender or the L/C Issuer that portion of such increased expense incurred or reduction in an amount received which such Lender or the L/C Issuer determines is attributable to making, funding and maintaining its Facility A Revolving Loans, Facility B Revolving Loans, Swing Line Loans, Swing Line Interests, L/C Interests, the Letters of Credit, the L/C Obligations and its Commitment (and in the case of the Swing Line Lender, its Swing Line Commitment, and in the case of the L/C Issuer, its commitment to issue Letters of Credit).

          3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender or the L/C Issuer determines that the amount of capital required or expected to be maintained by such Lender or the L/C Issuer, any Lending Installation of such Lender or any corporation controlling such Lender or the L/C Issuer is increased as a result of a Change (as defined below in this SECTION 3.2), then, within 15 days of demand by such Lender or the L/C Issuer, the Borrower shall pay such Lender or the L/C Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the L/C Issuer determines is attributable to this Agreement, its Facility A Revolving Loans, Facility B Revolving Loans, Swing Line Loans, Swing Line Interests, L/C Interests, the Letters of Credit, the L/C Obligations or its obligation to make Facility A Revolving Loans, Facility B Revolving Loans (or in the case of the Swing Line Lender, its obligations to make Swing Line Loans, or in the case of the L/C Issuer, its commitment to issue Letters of Credit) or participate in Swing Line Loans or Letters of Credit hereunder or to issue Letters of Credit (after taking into account such Lender's or the L/C Issuer's or such controlling corporation's policies as to capital adequacy). "CHANGE" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below in this SECTION 3.2) or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the L/C Issuer or any Lending Installation or any corporation controlling any Lender or the L/C Issuer. "RISK-BASED CAPITAL GUIDELINES" means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

          3.3. AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Fixed Rate Advances are not available or (b) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Fixed Rate Advances of the affected Type to be prepaid or converted into a Floating Rate Advance.

          3.4. FUNDING INDEMNIFICATION. If (i) any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise (including, without limitation, as a result of a mandatory prepayment of a Fixed Rate Advance pursuant to SECTION 2.10.3 or 2.19), or (ii) as a result of an assignment of a Lender's Commitment and its outstanding Revolving Loans, Swing Line Interest and L/C Interest by operation of SECTION 2.18 or SECTION 3.5, a Fixed Rate Advance made by the assigning Lender is assigned on a date which is not the last day of the applicable Interest Period, or (iii) a Fixed Rate Advance is not made, continued or converted on the date specified by the Borrower for any reason other than default by the Lenders, or (iv) an optional prepayment, notice of which has been given in accordance with SECTION 2.5, is not made on the date specified therefor in such notice, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance, or in liquidating or terminating prior to scheduled maturity any foreign exchange contracts, currency swaps or other similar hedging arrangements entered into in connection with the Fixed Rate Advance.

          3.5. MITIGATION; LENDER STATEMENTS; SURVIVAL OF INDEMNITY. (a) To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under SECTIONS 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under SECTION 3.3, so long as such designation is not disadvantageous to such Lender. If the obligation of the Lenders to make Eurodollar Advances has been suspended pursuant to SECTION 3.3, as a consequence of a determination by any Lender that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law or any Lender has demanded compensation under SECTION 3.1 or 3.2, the Borrower may elect (i) subject to SECTION 3.4, to prepay any outstanding Advances to the extent necessary to mitigate its liability under
SECTION 3.1 or 3.2, (ii) to terminate the applicable Lender's Commitment hereunder or (iii) to require the applicable Lender to assign its outstanding Facility A Revolving Loans, Facility B Revolving Loans, Swing Line Interests, L/C Interests and Commitment hereunder to another financial institution designated by the Borrower and reasonably acceptable to the Agent; PROVIDED, HOWEVER, that the Borrower may make the elections described in the foregoing CLAUSES (i) and (ii) only at such times as no Default or Unmatured Default shall have occurred and be continuing. The obligation of a Lender to assign its rights and obligations hereunder or terminate its Commitment hereunder as contemplated by this SECTION 3.5(a) is subject to the requirements that (x) all amounts owing to that Lender under the Loan Documents (including, without limitation, pursuant to SECTION 3.4) are paid in full upon the completion of such assignment or prior to such termination and (y) any assignment is effected in accordance with the terms of SECTION 13.3 and on terms otherwise satisfactory to that Lender.

          (b) Each Lender or the L/C Issuer, as the case may be, shall deliver a written statement of such Person as to the amount due, if any, under SECTION 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Person determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded such Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Fixed Rate Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under SECTIONS 3.1,
3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.


                                   ARTICLE IV
                              CONDITIONS PRECEDENT

          4. CONDITIONS PRECEDENT TO AMENDMENT AND RESTATEMENT. The effectiveness of this Agreement and the consummation of the actions and deemed actions contemplated by ARTICLE XVI hereof are subject to the satisfaction of the conditions precedent set forth below in SECTIONS 4.1 and 4.2.

          4.1. INITIAL ADVANCE, SWING LINE LOAN AND LETTER OF CREDIT. The Lenders shall be obligated (subject to SECTION 4.2) to make the initial Facility A Advance and the initial Facility B Advance and to purchase participations in Swing Line Loans and the Letters of Credit hereunder, the L/C Issuer shall be obligated (subject to SECTION 4.2) to issue the initial Letter of Credit hereunder, and the Swing Line Lender shall be obligated (subject to SECTION 4.2) to make the initial Swing Line Loan hereunder, only after (x) the Effective Date shall have occurred, (y) the Agent shall have been paid in full for all fees, costs and expenses payable by TLGI or the Borrower under this Agreement and the other Loan Documents (including, without limitation, the fees and expenses of Mayer, Brown & Platt, counsel for the Agent) to the extent then invoiced, and
(z) the Agent shall have received from the Borrower, with sufficient copies for the Agent and each of the Lenders, each of the following items in form and substance satisfactory to the Agent:

          (a) copies of the articles of incorporation or comparable constitutive documents of each of TLGI and the Borrower, together with all amendments, and, to the extent applicable, a certificate of good standing, in each case certified by the appropriate governmental officer in the relevant jurisdiction of organization (except that the articles of incorporation and comparable constitutive documents of each Pledgor Subsidiary instead may be certified by the Secretary (or another authorized officer) of such Pledgor Subsidiary), and copies of the by-laws (or any comparable constitutive laws, rules or regulations) of each of TLGI and the Borrower as in effect on the Effective Date certified by the Secretary, Assistant Secretary or other appropriate officer or director of it;

          (b) copies, certified by the Secretary, Assistant Secretary or other appropriate officer or director of each of TLGI and the Borrower of its board of directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution and performance of the relevant Loan Documents;

          (c) incumbency certificates, executed by the Secretary or Assistant Secretary or other appropriate officer or director of each of TLGI, the Borrower and each Pledgor Subsidiary, which shall identify by name and title and bear the signature of the officers of TLGI, the Borrower and such Pledgor Subsidiary authorized to sign the relevant Loan Documents and to make borrowings and apply for Letters of Credit hereunder, as applicable, upon which certificate the Agent, the Lenders and the L/C Issuer shall be entitled to rely until informed of any change in writing by TLGI, the Borrower or such Pledgor Subsidiary, as applicable;

          (d) a certificate, signed by the Chief Financial Officer, stating that on the date hereof no Default or Unmatured Default has occurred and is continuing;

          (e) the following opinions of counsel to the Borrower, TLGI, the other Guarantors and the Pledgor Subsidiaries regarding the matters set forth on EXHIBIT B and such other matters as the Agent shall request:

               (i) an opinion of Thelen, Marrin, Johnson & Bridges, United States counsel to TLGI and the Borrower; and

               (ii)  an opinion of Russell & DuMoulin, Canadian counsel to TLGI;

          (f)  the Collateral Trust Agreement;

          (g) evidence satisfactory to the Agent that the Borrower's Obligations in respect of Facility A Revolving Loans and Facility B Revolving Loans will each qualify as Class A Secured Indebtedness under the Collateral Trust Agreement, which evidence shall include (i) an opinion of Thelen, Marrin, Johnson & Bridges confirming that Facility A Revolving Loans and Facility B Revolving Loans will each qualify as Class A Secured Indebtedness under the Collateral Trust Agreement, (ii) action of the Board of Directors of the Borrower or TLGI designating the Facility A Revolving Loans and the Facility B Revolving Loans as Class A Secured Indebtedness under the Collateral Trust Agreement, and (iii) a duly completed and executed certificate in the form of Exhibit A to the Collateral Trust Agreement; and

          (h) such other documents as the Agent or any Lender or its counsel may reasonably request.

          4.2. EACH ADVANCE, SWING LINE LOAN AND LETTER OF CREDIT. The Lenders shall not be required to make any Facility A Advance or any Facility B Advance or to purchase participations in any Swing Line Loan or Letter of Credit, the Swing Line Lender shall not be required to make any Swing Line Loan, and the L/C Issuer shall not be required to issue any


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Letter of Credit hereunder, unless on the applicable Revolving Loan Borrowing
Date, Swing Line Loan Borrowing Date or date for issuance of such Letter of Credit (as applicable):

          (a)  there exists no Default or Unmatured Default;

          (b) the representations and warranties contained in ARTICLE VI, the Guaranties and the Collateral Trust Agreement are true and correct as of such Revolving Loan Borrowing Date, Swing Line Loan Borrowing Date or date for issuance of such Letter of Credit (as applicable) except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date, and except that from and after the Collateral Release Date, this SECTION 4.2(b) shall not apply to the representations and warranties set forth in the Pledgor Subsidiary Guaranties or in the Collateral Trust Agreement;

          (c) after giving effect to such Facility A Advance, the making of such Swing Line Loan or the issuance of such Letter of Credit, the aggregate outstanding principal amount of all Facility A Advances and Swing Line Loans and the outstanding L/C Obligations does not exceed the Facility A Aggregate Commitment (and, (i) in the case of Swing Line Loans, (x) the aggregate outstanding principal amount of all such Swing Line Loans does not exceed $10,000,000, and (y) the aggregate outstanding principal amount of all such Swing Line Loans, together with the outstanding principal amount of all Facility A Revolving Loans made by the Swing Line Lender in its capacity as a Lender and the L/C Interest of the Swing Line Lender in its capacity as the L/C Issuer, does not exceed the Facility A Commitment applicable to the Swing Line Lender in its capacity as a Lender, and (ii) in the case of Letters of Credit, the aggregate outstanding L/C Obligations do not exceed $300,000,000); and

          (d) after giving effect to such Facility B Advance, the aggregate outstanding principal amount of all Facility B Advances does not exceed the Facility B Aggregate Commitment.

Each Revolving Loan Borrowing Notice with respect to an Advance, Swing Line Loan Borrowing Notice with respect to a Swing Line Loan, and application with respect to a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in SECTIONS 4.2(a), (b), (c) and (d) have been satisfied.


                                    ARTICLE V
                                  TLGI GUARANTY

          5.1. THE GUARANTY. TLGI hereby unconditionally and irrevocably guarantees the due and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Facility A Revolving Loan, Facility B Revolving Loan and Swing Line Loan made to, and of each Reimbursement Obligation owing by, the Borrower


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

pursuant to this Agreement, and the due and punctual payment and performance of all other Obligations (including, without limitation, interest accruing following the filing of a bankruptcy petition by or against the Borrower, at the applicable rate or rates specified herein, whether or not such interest is allowed as a claim in bankruptcy). Upon failure by the Borrower to pay or perform any Obligation, TLGI shall forthwith on demand pay or perform such Obligation, at the place, in the manner and with the effect otherwise specified in this Agreement. TLGI hereby agrees that its guaranty of the Obligations pursuant to this ARTICLE V is an absolute guaranty of payment and is not a guaranty of collection.

          5.2. GUARANTY UNCONDITIONAL. The obligations of TLGI hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under this Agreement or any Letter of Credit or the exchange, release or non-perfection of any collateral security therefor (including, without limitation, the collateral pledged under the Collateral Trust Agreement);

          (b) any modification or amendment of or supplement to this Agreement, any Letter of Credit, the Collateral Trust Agreement, or any other Loan Document, or the termination of the Collateral Trust Agreement or the release of any collateral pledged thereunder;

          (c) any change in the corporate existence, structure or ownership of the Borrower or any other Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Subsidiary or their respective assets;

          (d) the existence of any claim, set-off or other rights which TLGI may have at any time against the Borrower, any other Guarantor, the Agent, any Lender, the L/C Issuer or any other Person, whether in connection herewith or with any unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (e) any invalidity or unenforceability relating to or against the Borrower or any Pledgor Subsidiary for any reason of any provision or all of this Agreement, the Collateral Trust Agreement, or any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of or interest on any Revolving Loan or Swing Line Loan or Reimbursement Obligation or the payment or performance by the Borrower of any other Obligation hereunder or under any of the other Loan Documents or the payment or performance by any Guarantor of any of its obligations under any Guaranty; or

          (f) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor, the Agent, any Lender, the L/C Issuer or any other Person or any other


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

circumstance whatsoever which might, but for the provisions of this SECTION 5.2, constitute a legal or equitable discharge of TLGI's obligations hereunder.

          5.3. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. TLGI's obligations hereunder shall remain in full force and effect until the principal of and interest on the Facility A Revolving Loans, the Facility B Revolving Loans and the Swing Line Loans and all other Obligations shall have been paid or performed in full and the Letters of Credit shall have expired or otherwise been terminated and TLGI's obligations hereunder shall survive the Facility A Termination Date and the Facility B Termination Date. If at any time any payment of the principal of or interest on any Facility A Revolving Loan, Facility B Revolving Loan or Swing Line Loan or Reimbursement Obligation or any payment of any other Obligation hereunder is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any other Person or otherwise, TLGI's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

          5.4. WAIVER BY TLGI. TLGI irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any right be exhausted or any action be taken by the Agent, any Lender, the L/C Issuer or any other Person against the Borrower, any Guarantor or any other Person or any collateral security (including, without limitation, the collateral pledged under the Collateral Trust Agreement). In addition, the Lenders and the L/C Issuer, either themselves or acting through the Agent, are hereby authorized, without notice or demand and without affecting the liability of TLGI hereunder, from time to time,
(a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Obligations, or to otherwise modify, amend or change the terms of any of the Loan Documents; (b) to accept partial payments on all or any part of the Obligations; (c) to take and hold security or collateral (including, without limitation, the collateral pledged under the Collateral Trust Agreement) for the payment of all or any part of the Obligations, TLGI's obligations hereunder or any other guaranties of all or any part of the Obligations or other liabilities of the Borrower; (d) to exchange, enforce, waive and release any such security or collateral; (e) to apply such security or collateral and direct the order or manner of sale thereof as in their discretion they may determine; and (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, TLGI's obligations hereunder, any other guaranty of all or any part of the Obligations and any security or collateral for the Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of TLGI hereunder.

          5.5. WAIVER OF SUBROGATION RIGHTS. Until all Obligations shall have been indefeasibly paid in full, the Commitments shall have terminated and all of the Letters of Credit shall have expired or otherwise been terminated, TLGI hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, as amended, or otherwise) to the claims of the Lenders, the L/C Issuer and the Agent against the Borrower and


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

all contractual, statutory or common law rights of reimbursement, contribution or indemnification from the Borrower and all "claims" (as such term is defined in the United States Bankruptcy Code, as amended) against the Borrower, which, in any such case, may otherwise have arisen in connection with this Agreement and the other Loan Documents.

          5.6. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any of the Obligations hereunder is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any other Person, all such Obligations otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by TLGI hereunder forthwith on demand by the Agent for the account of the Lenders, the L/C Issuer and the Agent.

          5.7. GROSS-UP. All payments made by TLGI under this ARTICLE V shall be made in full, without set-off or counterclaim, and free of and without deduction or withholding for or on account of any present or future tax, duty, assessment, impost, levy or other similar charge, or any penalties, fines or interest thereon (a "RELEVANT TAX") imposed upon TLGI, the Borrower, the Agent, any Lender or the L/C Issuer by the government of Canada (or any Governmental Authority thereof), the government of the United States of America (or any Governmental Authority thereof) or by the government of any other country or jurisdiction (or any Governmental Authority thereof) from or through which payments hereunder are actually made (each a "TAXING JURISDICTION"). TLGI, for the benefit of the Agent, the Lenders and the L/C Issuer, agrees that in the event any payments made by TLGI hereunder are subject to any deduction or withholding for or on account of any Relevant Tax, TLGI will pay to the Agent, such Lender or the L/C Issuer such additional amounts as may be necessary in order that the net amounts paid to the Agent, such Lender or the L/C Issuer pursuant to the terms of this ARTICLE V after imposition of any such Relevant Tax (including deductions or withholdings applicable to additional amounts paid under this SECTION 5.7) shall be not less than the amounts specified in this
ARTICLE V to be then due and payable, except that no such additional amounts shall be payable hereunder to the Agent, any Lender or the L/C Issuer that is liable for such Relevant Tax in respect of the relevant payment solely by reason of such recipient (a) having a permanent establishment in the Taxing Jurisdiction, (b) being organized under the laws of the Taxing Jurisdiction or any political subdivision thereof, (c) being resident in the Taxing Jurisdiction by virtue of its domicile or place of management being in the Taxing Jurisdiction, or (d) having failed to comply with the terms and conditions of
SECTION 2.17(a) applicable to it. If the Agent, any Lender or the L/C Issuer pays any amount in respect of Relevant Tax, TLGI shall indemnify the Agent, the Lender or the L/C Issuer, as the case may be, for such payment within 15 days of demand therefor by the Agent, such Lender or the L/C Issuer (in the case of such Lender or the L/C Issuer, made through the Agent).


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

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

          6. REPRESENTATIONS AND WARRANTIES. Each of TLGI and, with respect to itself and its Subsidiaries, the Borrower represents and warrants to the Lenders and the L/C Issuer that:

          6.1. CORPORATE EXISTENCE AND STANDING. Each of TLGI, the Borrower and the other Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction wherein such qualification is required, except to the extent that, in the case of any Subsidiary other than the Borrower or any Pledgor Subsidiary, the failure to be in good standing or authorized to conduct business in any jurisdiction could not, when taken together with all similar failures by such Subsidiary and each other Subsidiary, reasonably be expected to have a Material Adverse Effect.

          6.2. AUTHORIZATION AND VALIDITY. Each of TLGI, the Borrower and each other Guarantor has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is party and to perform its obligations thereunder. The execution and delivery by each of TLGI, the Borrower and each other Guarantor of the Loan Documents to which it is party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and each Loan Document to which TLGI, the Borrower or any other Guarantor is party constitutes the legal, valid and binding obligation of TLGI, the Borrower or such other Guarantor, as applicable, enforceable against TLGI, the Borrower or such other Guarantor, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law.

          6.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by each of TLGI, the Borrower and each other Guarantor of the Loan Documents to which it is party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on TLGI, the Borrower or any Subsidiary or TLGI's, the Borrower's or any Subsidiary's articles of incorporation or by-laws or comparable constitutive documents or the provisions of any indenture, instrument or agreement to which TLGI, the Borrower or any Subsidiary is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of TLGI, the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents, except for consents, approvals, authorizations and


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

filings which have already been duly obtained and made and which remain valid and in full force and effect.

          6.4. FINANCIAL STATEMENTS. Each of (a) the December 31, 1996, consolidated financial statements of TLGI and its Subsidiaries and (b) the December 31, 1996, consolidated financial statements of the Borrower and its Subsidiaries, heretofore delivered to the Lenders, were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of TLGI and its Subsidiaries and of the Borrower and its Subsidiaries, respectively, at the date thereof and the consolidated results of their respective operations for the period then ended.

          6.5. MATERIAL ADVERSE CHANGE. Since December 31, 1996, there has been no change in the business, Property, prospects, financial condition or results of operations of TLGI and its Subsidiaries (taken as a whole) or of the Borrower and its Subsidiaries (taken as a whole) which could reasonably be expected to have a Material Adverse Effect.

          6.6. TAXES. All income tax returns required to be filed by TLGI, the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, all such tax returns have been prepared in accordance with applicable laws and all taxes, assessments, fees and other governmental charges upon TLGI, the Borrower or any Subsidiary or upon any of their respective properties, income or franchises which are shown on such returns have been paid. For all taxable years ending on or before December 31, 1989, the United States Federal income tax liability of TLGI, the Borrower and the other Subsidiaries has been satisfied and either the period of limitations on assessment of additional United States Federal income tax has expired or TLGI, the Borrower or the applicable other Subsidiary has entered into an agreement with the United States Internal Revenue Service closing conclusively the total tax liability for the taxable year. None of TLGI, the Borrower and the other Subsidiaries knows of any proposed additional tax assessment against it or any of them for which adequate provision has not been made on its or their accounts, and no material controversy in respect of additional income or other taxes due or claimed to be due to any Governmental Authority is pending or to the knowledge of TLGI, the Borrower or the other Subsidiaries threatened. The charges, accruals and reserves on the books of TLGI, the Borrower and the other Subsidiaries in respect of any taxes or other governmental charges are adequate.

          6.7. LITIGATION AND CONTINGENT LIABILITIES.  Except as set forth on
SCHEDULE 1 hereto (but only to the extent described thereon), there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting TLGI, the Borrower or any other Subsidiary which could have a Material Adverse Effect, or for which there is a reasonable likelihood that TLGI, the Borrower or any other Subsidiary would make a payment, whether in settlement or otherwise, in excess of $50,000,000. Other than any liability incident to such litigation, arbitration or proceedings, none of TLGI, the Borrower or any other Subsidiary has any material contingent liabilities not provided for or disclosed in the financial statements referred to in SECTION 6.4.


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

          6.8. SUBSIDIARIES; PLEDGE OF STOCK. SCHEDULE 1 hereto, together with the most recent update, if any, delivered pursuant to SECTION 7.1(k), contains an accurate list of all of the Subsidiaries (except for inactive Subsidiaries with immaterial assets and liabilities) of each of TLGI and the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by TLGI, the Borrower or other Subsidiaries; PROVIDED, HOWEVER, that as of the Restatement Effective Date
SCHEDULE 1 reflects such Subsidiaries only to the extent acquired on or before
September 15, 1997.   All of the issued and outstanding shares of capital stock
of the Subsidiaries of TLGI and the Borrower listed on SCHEDULE 1 hereto, together with the most recent update, if any, delivered pursuant to SECTION 7.1(k), have been duly authorized and issued and are fully paid and non-assessable and have been duly and validly pledged under the Collateral Trust Agreement and delivered to the Collateral Agent pursuant to the terms of the Collateral Trust Agreement; PROVIDED, HOWEVER, that as of the Restatement Effective Date such shares of capital stock of such Subsidiaries which are designated with an asterisk on SCHEDULE 1 need not have been duly and validly pledged under the Collateral Trust Agreement and delivered to the Collateral Agent pursuant to the terms of the Collateral Trust Agreement.

          6.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither TLGI, the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $5,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, none of TLGI, the Borrower or any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan. No contribution failure has occurred with respect to any Single Employer Plan sufficient to give rise to a lien under section 302(f) of ERISA. Each Canadian Plan is registered under, and is in compliance with, the Income Tax Act (Canada), applicable provincial pensions legislation and all other applicable requirements of law and regulations and all reports, returns and filings required to be made thereunder have been made. The Canadian Plans have been at all times administered in accordance with their terms and the provisions of all applicable requirements of law and regulations. There are no unfunded liabilities under the Canadian Plans and, without limiting the generality of the foregoing, there is no going concern unfunded actuarial liability, past service unfunded actuarial liability or solvency deficiency. Neither TLGI nor any Subsidiary has received any payment of surplus from any of the Canadian Plans, other than payments received after January 1, 1988 with the approval of all necessary pension regulatory and taxation authorities.

          6.10. ACCURACY OF INFORMATION. No written information, exhibit or report prepared and furnished by TLGI, the Borrower or any other Subsidiary to the Agent, any Lender or the L/C Issuer in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.


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


          6.11. REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of TLGI and the Borrower and other Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder or under any other Loan Document. None of the execution, delivery and performance of this Agreement and the other Loan Documents by TLGI, the Borrowers, the other Guarantors and the Pledgor Subsidiaries will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          6.12. MATERIAL AGREEMENTS. None of TLGI, the Borrower or any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could have a Material Adverse Effect.

          6.13. COMPLIANCE WITH LAWS. TLGI, the Borrower and the other Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property the failure with which to comply could have a Material Adverse Effect. None of TLGI, the Borrower or any Subsidiary has received any notice to the effect that, or is otherwise aware that, its operations are not in material compliance with any of the requirements of applicable environmental, health and safety statutes and regulations of any Governmental Authority or the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

          6.14. OWNERSHIP OF PROPERTIES. Except as set forth on SCHEDULE 1 hereto, on the date of this Agreement, each of TLGI, the Borrower and each other Subsidiary has good title, free of all Liens other than those permitted by SECTION 7.18, to all of the Property and assets reflected as owned by it in the financial statements delivered from time to time pursuant hereto.

          6.15. INVESTMENT COMPANY ACT. None of TLGI, the Borrower or any other Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          6.16. PUBLIC UTILITY HOLDING COMPANY ACT. None of TLGI, the Borrower or any other Subsidiary is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.17. POST-RETIREMENT BENEFITS. The present value of the expected cost of post-retirement medical and insurance benefits payable by TLGI, the Borrower and the other Subsidiaries to their employees and former employees, as estimated by TLGI in accordance with procedures and assumptions specified by the Required Lenders, or in the absence of such specification, deemed prudent and reasonable by TLGI, does not exceed $1,000,000.


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


          6.18. NEGATIVE PLEDGE. None of TLGI, the Borrower nor any Subsidiary of TLGI or the Borrower is party to any contract or other arrangement under the terms of which TLGI, the Borrower or any such Subsidiary is restricted from (i) performing its respective obligations under the Collateral Trust Agreement or any other Loan Document to which it is a party or (ii) providing a guaranty to the Agent, the Collateral Agent, the Lenders or the L/C Issuer.

          6.19. SOLVENCY. On the date of this Agreement, on the Effective Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and the making of each Advance and Swing Line Loan hereunder and the application of the proceeds of each Advance and Swing Line Loan, each of TLGI, the Borrower and each Pledgor Subsidiary is solvent, is able to pay its debts as they mature, owns property with fair saleable value greater than the amount required to pay its debts and has capital sufficient to carry on its business as then constituted.

          6.20. EXISTING LETTERS OF CREDIT. The Letters of Credit identified on SCHEDULE 4 hereto were issued pursuant to the terms of the Original Agreement and, as of the date of this Agreement, remain outstanding in the maximum amounts available to be drawn and with the expiry dates specified thereon, and no other Letters of Credit (as defined in the Original Agreement) issued under the Original Agreement remain outstanding as of the date of this Agreement.

          6.21. NO DEFAULT. No Default or Unmatured Default (each term used as defined in the Original Agreement) has occurred and is continuing as of the date of this Agreement which has not been duly waived by the Lenders (as defined in the Original Agreement) under the terms of the Original Agreement.


                                   ARTICLE VII
                                    COVENANTS

          7. COVENANTS. During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing, TLGI and the Borrower shall perform, and cause to be performed, the following:

          7.1. FINANCIAL REPORTING. TLGI will maintain, and cause the Borrower and each other Subsidiary to maintain, a system of accounting established and administered in accordance with GAAP, and will furnish or cause to be furnished to the Lenders:

          (a) (i) within 120 days after the close of each of TLGI's fiscal years, (x) together with an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by TLGI's independent chartered accountants or independent public accountants) audit report certified by


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


independent chartered accountants or independent public accountants, acceptable to the Lenders, consolidated financial statements of TLGI prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related statements of profit and loss, retained earnings and changes in financial position, accompanied by a review engagement report of said accountants in accordance with the standards of Section 8600 of the CICA Handbook stating that, in connection with the foregoing, they have obtained no knowledge of any failure of TLGI or its Subsidiaries to comply with the requirements specified in each of SECTIONS 7.10 through 7.25, or if, in the opinion of such accountants, TLGI or any of its Subsidiaries has failed to comply with the requirements specified in any such Section, stating the nature and status of such failure, and (y) consolidating financial statements of TLGI certified by the Chief Financial Officer that separately present TLGI's Canadian operations, United States operations and other material financial operations prepared in accordance with Agreement Accounting Principles, including balance sheets as of the end of such period, and related statements of profit and loss, retained earnings and changes in financial position; and (ii) within 180 days after the close of each of TLGI's fiscal years, the management letter prepared by the applicable accountants in connection with the financial statements for such fiscal year delivered pursuant to the foregoing CLAUSE (i)(x);

          (b) (i) within 120 days after the close of each of the Borrower's fiscal years, together with an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Borrower's independent chartered accountants or independent public accountants) audit report certified by independent chartered accountants or independent public accountants, acceptable to the Lenders, consolidated financial statements of the Borrower prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, and related statements of profit and loss, retained earnings and changes in financial position;

          (c) within 60 days after the close of each of the first three quarterly periods of each of TLGI's fiscal years, for TLGI and its Subsidiaries, consolidated unaudited balance sheets as at the close of such period and consolidated statements of profit and loss, retained earnings and changes in financial position for the period from the beginning of such fiscal year to the end of such period, all certified by the Chief Financial Officer;

          (d) within 60 days after the close of each of the first three quarterly periods of each of the Borrower's fiscal years, for the Borrower and its Subsidiaries, consolidated unaudited balance sheets as at the close of such period and consolidated statements of profit and loss, retained earnings and changes in financial position for the period from the beginning of such fiscal year to the end of such period, all certified by the Chief Financial Officer;

          (e) together with the financial statements required pursuant to the foregoing CLAUSES (a), (b), (c) and (d), a compliance certificate in substantially the form of EXHIBIT C hereto signed by the Chief Financial Officer showing in reasonable detail the calculations necessary to


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determine compliance with this Agreement, stating that no Default or
Unmatured Default exists or if any Default or Unmatured Default exists, stating the nature and status thereof, and otherwise providing the information required thereby;

          (f) within 270 days after the close of each fiscal year of TLGI, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA;

          (g) as soon as possible and in any event within ten days after TLGI or the Borrower knows that any Reportable Event has occurred with respect to any Plan or that a withdrawal has occurred from any Multiemployer Plan, the occurrence of either of which may reasonably be expected to give rise to a Material Adverse Effect, or that a contribution failure has occurred with respect to any Single Employer Plan sufficient to give rise to a lien under section 302(f) of ERISA, a statement, signed by the Chief Financial Officer, describing said Reportable Event or contribution failure and the action which TLGI and the Borrower propose to take with respect thereto;

          (h) as soon as possible and in any event within 30 days after receipt by TLGI or any of its Subsidiaries, a copy of (i) any notice or claim to the effect that TLGI or any of its Subsidiaries is or may reasonably be expected to be liable for $2,000,000 or more of potential liability (when aggregated with other similar potential liability) to any Person as a result of the release by TLGI, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by TLGI or any of its Subsidiaries, which violation could reasonably be expected to give rise to a Material Adverse Effect;

          (i) promptly upon the furnishing thereof to the shareholders of TLGI, copies of all financial statements, reports and proxy statements so furnished;

          (j) promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by TLGI or the Borrower to stockholders generally (excluding those statements, reports and notices sent by the Borrower to TLGI which are not sent to TLGI solely in its capacity as a stockholder) and of each regular report and any registration statement or prospectus filed by TLGI, the Borrower or any other Subsidiary with the Ontario Securities Commission, the Toronto Stock Exchange, the British Columbia Securities Commission, the United States Securities and Exchange Commission or any successor agency to any of the foregoing or any other Canadian or United States federal or state or provincial securities exchange or securities trading system or with any United States or Canadian national stock exchange and one copy of each periodic report filed by TLGI with any Canadian regulatory authority, in all cases without duplication; PROVIDED, HOWEVER, that neither TLGI nor the Borrower shall be obligated to provide to the Lenders routine reports which are required to be provided to any of the above-listed entities concerning the management of employee benefit


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


plans, including, without limitation, stock purchases or the exercise of stock options made under any such employee benefit plan;

          (k)  together with the financial statements delivered pursuant to
SECTION 7.1(a), a current list of all of the Subsidiaries of each of TLGI and the Borrower, setting forth their respective jurisdictions of incorporation, the percentage of their respective capital stock owned by TLGI, the Borrower and the other Subsidiaries, and the net worth (after adjustments for intercompany balances) determined by TLGI on a consistent basis of each such Subsidiary as of a date reasonably proximate to the date of such list (which list shall note with respect to each Subsidiary any changes of greater than $5,000,000 in such net worth of such Subsidiary since the date of the last list of Subsidiaries delivered pursuant to this SECTION 7.1(k));

          (l) so long as the WLSP Contingent Obligation shall be outstanding, together with the financial statements delivered pursuant to SECTIONS 7.1(a), 7.1(b), 7.1(c) and 7.1(d), a report specifying the Class B Invested Amount as of the end of such calendar quarter;

          (m) together with the financial statements delivered pursuant to SECTIONS 7.1(a), (b), (c) and (d), a summary prepared by an Authorized Officer of TLGI setting forth the status of all Acquisitions by TLGI, the Borrower or any of their respective Subsidiaries for which (i) a letter of intent (or other documentation evidencing the intent of the parties to proceed with such Acquisition, including, without limitation, a definitive purchase agreement) has been executed by the parties during the period covered by such financial statements and continuing through the date of such summary, or (ii) such Acquisition has closed or otherwise been consummated during the period covered by such financial statements and continuing through the date of such summary, which summary shall include (x) a statement of the aggregate consideration paid to date and expected to be paid at any time thereafter in connection with such Acquisitions, calculated separately for the matters described in the foregoing CLAUSES (i) and (ii), and (y) a list of all Acquisitions for which a provision subjecting the parties to arbitration was not contained in the documentation governing the Acquisition;

          (n) together with the financial statements delivered pursuant to SECTIONS 7.1(a), (b), (c) and (d), a detailed summary prepared by an Authorized Officer of TLGI (x) specifying all committed lines of credit to which any of TLGI, the Borrower or any Subsidiary of TLGI or the Borrower is party as of the date of such summary, identifying the total commitment and total outstandings under each such line of credit and the purpose thereof, and stating whether such lines of credit are purportedly secured under the terms of the Collateral Trust Agreement or otherwise, and (y) identifying each Finance Subsidiary which has been formed since the date of the last summary delivered pursuant to this SECTION 7.1(n), and describing any material changes in the capitalization, assets, or business and activities of each Finance Subsidiary since the date of the last summary delivered pursuant to this SECTION 7.1(n); and

          (o) promptly, such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.


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          7.2. USE OF PROCEEDS.  The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Advances and the Swing Line Loans to repay all Indebtedness identified on Annex 1 of SCHEDULE 1 hereto under the heading "Indebtedness to be Paid", to repay Advances and Swing Line Loans, to make Permitted Acquisitions or for general corporate and working capital purposes. The Borrower will not, nor will it permit any of its Subsidiaries to, use any of the proceeds of the Advances or the Swing Line Loans to purchase or carry any "margin stock" (as defined in Regulation U). TLGI will not, nor will it permit any Subsidiary, to use proceeds of the Advances or the Swing Line Loans other than as contemplated in this SECTION 7.2.

          7.3. NOTICES OF DEFAULT, LITIGATION, ETC. TLGI and the Borrower will give notice in writing to the Lenders of the occurrence of (a) any Default or Unmatured Default, (b) any payment, or any group of payments (whether or not related), whether in settlement or otherwise, in excess of $50,000,000, which at any time are expected to be made at or after such time by TLGI, the Borrower or any Subsidiary in connection with any litigation, arbitrations, governmental investigations, proceedings or inquiries, whether individually or in the aggregate (it being understood that TLGI and the Borrower, in lieu of separately identifying each such expected payment, may group such payments to the extent deemed necessary to protect confidentiality), (c) any development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect, and (d) any change in the practices and procedures of TLGI and the Borrower in effect on the date of this Agreement regarding acquisitions and litigation (which practices and procedures have been described prior to the date of this Agreement by representatives of TLGI and the Borrower to the Agent and the Lenders) which notice, in each of the foregoing cases, shall be given promptly and in any event within five Business Days after TLGI, the Borrower or the relevant Subsidiary becomes aware of the Default, Unmatured Default, payment, development, determination or change. Together with the financial statements delivered pursuant to SECTIONS 7.1(a), (b), (c) and (d), TLGI and the Borrower shall provide to the Agent (with sufficient copies for each Lender) a report, prepared as of the last day of each calendar quarter, (x) identifying in reasonable detail all litigation, arbitrations, governmental investigations and proceedings pending or, to the knowledge of any Authorized Officer, threatened against or affecting TLGI, the Borrower or any other Subsidiary for which the claim or matter involves an amount in excess of $1,000,000, (y) for all such litigation, arbitrations, governmental investigations and proceedings for which the claim or matter involves an amount in excess of $10,000,000, briefly summarizing the matter (including whether resolution of the matter could come before a jury), identifying the relief sought and the amount of the claim, and specifying whether the claim is covered by insurance, and (z) identifying in reasonable detail each payment in excess of $1,000,000 made during such calendar quarter, or expected to be made thereafter, in settlement of, or otherwise in satisfaction of, any litigation, arbitrations, governmental investigations, proceedings or inquiries. TLGI and the Borrower agree to discuss with the Agent and the Lenders, upon the request of the Agent or any Lender, the status of any litigation, arbitrations, governmental investigations, proceedings and inquiries and any settlements thereof.


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


          7.4. CONDUCT OF BUSINESS. TLGI and the Borrower will, and will cause each respective Subsidiary of it to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is conducted on the date of this Agreement and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business requires it to be so authorized. Nothing in this
SECTION 7.4 shall prohibit any merger, amalgamation, or consolidation which is permitted by SECTION 7.12.

          7.5. TAXES. TLGI and the Borrower will, and will cause each respective Subsidiary of it to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

          7.6. INSURANCE. TLGI and the Borrower will, and will cause each respective Subsidiary of it to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is customary in the industries in which TLGI, the Borrower and such Subsidiaries are engaged and which is consistent with sound business practice; PROVIDED, HOWEVER, that, in any event, TLGI and the Borrower will maintain, and cause each respective Subsidiary of it to maintain, at all times insurance which, in the aggregate, is not materially less comprehensive in scope and policy amount than the insurance maintained by them collectively as of the date hereof. TLGI and the Borrower will furnish to any Lender upon request from time to time full information as to the insurance carried.

          7.7. COMPLIANCE WITH LAWS. TLGI and the Borrower will, and will cause each respective Subsidiary of it to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its Properties may be subject.

          7.8. MAINTENANCE OF PROPERTIES. TLGI and the Borrower will, and will cause each respective Subsidiary of it to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

          7.9. INSPECTION. TLGI and the Borrower will, and will cause each respective Subsidiary of it to, permit the Agent and any or each Lender, by its respective representatives and agents, to inspect any of the Property, corporate books and financial records of TLGI, the Borrower and each such Subsidiary, to examine and make copies of the books of accounts and other financial records of TLGI, the Borrower and each such Subsidiary, and to discuss the affairs, finances and accounts of TLGI, the Borrower and each such Subsidiary with, and to be


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


advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or such Lender may designate.

          7.10. DISTRIBUTIONS.   TLGI and the Borrower will not, nor will
either permit any Subsidiary of it to, declare or make or incur any liability to make any Distribution, except:

          (a) dividends payable in the capital stock of TLGI, the Borrower or such Subsidiary;

          (b) Distributions to TLGI, a Regional Partner or a Wholly-Owned Subsidiary of TLGI or a Regional Partner;

          (c) Distributions made by an SPV to TLGI, the Borrower or a Subsidiary in connection with a Permitted Receivables Securitization; and

          (d) other Distributions (in addition to those described in the foregoing CLAUSES (A) and (B)) so long as, immediately after giving effect to the declaration thereof in the case of dividends or the making thereof in the case of other proposed Distributions (the date of such event being referred to hereinafter as the "DISTRIBUTION DATE"), (i) the aggregate amount of Distributions declared in the case of dividends or made in the case of other Distributions pursuant to this CLAUSE (D), during the period from and after January 1, 1996, to and including the Distribution Date, would not exceed the Consolidated Distributable Amount as of the Distribution Date, and (ii) no Default or Unmatured Default shall have occurred and be continuing.

For the purposes of making the foregoing computations, the amount of any Distribution declared, paid or distributed in property or assets of TLGI or the Borrower or any other Subsidiary shall be deemed to be the greater of the book value or Fair Value (as determined in good faith by the board of directors of TLGI) of such property or assets as of the date of declaration in the case of a dividend and the date of payment in the case of any other Distribution.

          7.11. INDEBTEDNESS. TLGI and the Borrower will not, nor will either permit any Subsidiary of it to, create, incur or suffer to exist any Indebtedness, except:

          (a) the Facility A Revolving Loans, the Facility B Revolving Loans, the Swing Line Loans and the L/C Obligations;

          (b) Indebtedness (i) existing as of the close of business on June 30, 1997, and described in SCHEDULE 1 hereto or (ii) incurred on or after July 1, 1997, but only to the extent expressly described on SCHEDULE 1 hereto;

          (c) Rentals other than Capitalized Lease Obligations and Synthetic Lease Obligations;

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


          (d) Indebtedness of TLGI, the Borrower or any Subsidiary of TLGI owing to TLGI, the Borrower or any Subsidiary of TLGI;

          (e) subject to the final paragraph of this SECTION 7.11 (measured at the time of initial investment by a purchaser or other investor in Receivables Program Assets, but not at the time of reinvestment of proceeds thereof in other Receivables Program Assets), Indebtedness of TLGI, the Borrower or any Subsidiary in connection with a Permitted Receivables Securitization;

          (f) subject to the final paragraph of this SECTION 7.11, additional Indebtedness of any Subsidiaries of TLGI (other than the Borrower), provided that such Indebtedness, when added to the aggregate outstanding Indebtedness of all such Subsidiaries which is described on
SCHEDULE 1 hereto, does not at any time exceed 10.0% of Consolidated Net Worth at such time; and

          (g) subject to the final paragraph of this SECTION 7.11, additional Indebtedness issued or incurred by TLGI or the Borrower, provided that after giving effect thereto and to the application of the proceeds thereof, Consolidated Indebtedness would not exceed 60% of Consolidated Capitalization.

          Notwithstanding the foregoing, but subject to the last two sentences of this paragraph, any Indebtedness otherwise permitted under any of the foregoing SECTIONS 7.11(e), (f) and (g) shall not be permitted unless at the time of the incurrence of such Indebtedness, and after giving PRO FORMA effect thereto, the Borrower and TLGI will be in compliance with Section 4.07 of the Indenture dated as of March 20, 1996, among the Borrower, TLGI and Fleet National Bank of Connecticut, as Trustee, relating to the Borrower's $500,000,000 Senior Guaranteed Notes, as such Indenture may be amended, modified, supplemented or waived from time to time. (The acquisition by TLGI or any of its Subsidiaries of a new Subsidiary which is obligated in respect of any Indebtedness shall be deemed for purposes of this Section to be the incurrence of such Indebtedness by such new Subsidiary on the date it becomes a Subsidiary of TLGI.) During any period of time that (i) the ratings assigned to the senior unsecured and unenhanced (other than, if applicable, pursuant to the Collateral Trust Agreement) long-term Indebtedness of TLGI by each of Standard & Poor's and Moody's (collectively, the "RATING AGENCIES") are no less than BBB- and Baa3, respectively (the "INVESTMENT GRADE RATINGS"), and (ii) no Default or Unmatured Default has occurred and is continuing, the restriction contained in the first sentence of this paragraph shall not be applicable. If one or both Rating Agencies withdraws its rating or downgrades its Investment Grade Rating, then thereafter the restriction contained in the first sentence of this paragraph shall be applicable on a prospective basis until both of the Rating Agencies thereafter assign Investment Grade Ratings to the senior unsecured and unenhanced (other than, if applicable, pursuant to the Collateral Trust Agreement) long-term Indebtedness of TLGI.

          7.12. MERGER. TLGI and the Borrower will not, nor will either permit any Subsidiary of it to, merge, amalgamate or consolidate with or into any other Person, except that


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


(a) a Subsidiary (other than the Borrower) may merge with TLGI, the Borrower, a Regional Partner or a Wholly-Owned Subsidiary of TLGI or a Regional Partner, subject to the further condition that if TLGI or the Borrower is a party to any such permitted merger, TLGI or the Borrower, as applicable, shall be the surviving corporation and (b) a Regional Partner or a Wholly-Owned Subsidiary of TLGI or a Regional Partner incorporated under the laws of Canada or any Province thereof may amalgamate with another Regional Partner or Wholly-Owned Subsidiary of TLGI or a Regional Partner incorporated under the laws of Canada or any Province thereof, it being understood that neither TLGI nor the Borrower may so amalgamate.

          7.13. SALE OF ASSETS. TLGI and the Borrower will not, nor will either permit any Subsidiary of it to, lease, sell or otherwise dispose of its Property to any other Person except for (a) sales of inventory in the ordinary course of business, (b) leases, sales or other dispositions of its Property to a Regional Partner or a Wholly-Owned Subsidiary of TLGI or a Regional Partner (provided that if any such Property is subject to the Collateral Trust Agreement, then such lease, sale or other disposition shall be permissible hereunder only to the extent that the lessee or transferee thereof shall have executed documentation satisfactory to the Agent maintaining the security interest in the Property in favor of the Collateral Agent for the benefit of the Secured Parties), (c) subject to the requirements of SECTION 2.10.3 hereof, other sales or other dispositions of its Property subject to the requirement that the net proceeds of each such sale or other disposition of Property are reinvested, within 180 days following consummation of such sale or other disposition, in the business of TLGI, the Borrower and the Subsidiaries of either as conducted in accordance with the requirements of
SECTION 7.4, and that immediately before and after giving effect to such sale, no Default or Unmatured Default shall have occurred and be continuing, (d) Permitted Receivables Securitizations, and (e) sales of cemetery properties (provided that such sales (i) are on commercially reasonable terms, (ii) occur within 30 days of the acquisition by TLGI, the Borrower or a Subsidiary of such cemetery property, (iii) give rise to an Investment of the type described in, and permitted by, SECTION 7.16(m), and (iv) do not involve cemetery properties with an aggregate Fair Value in excess of $50,000,000 for all such cemetery properties sold in any calendar year).

          7.14. PREPAYMENTS. TLGI and the Borrower will not, nor will either permit any Subsidiary of it to, either directly or indirectly, voluntarily redeem, retire or otherwise pay prior to its scheduled maturity, or accelerate the maturity of, Indebtedness of TLGI or the Borrower or any such Subsidiary, other than (a) Indebtedness arising hereunder or under other credit facilities or Permitted Receivables Securitizations of a revolving nature, (b) Indebtedness between or among TLGI, the Borrower or any Subsidiary, (c) Indebtedness arising under the MEIP Credit Agreement (but only to the extent prepayments or redemptions thereof are made in accordance with the requirements of the MEIP Credit Agreement which are contained in the MEIP Credit Agreement as in effect on the date hereof), (d) Indebtedness which ranks PARI PASSU with the Obligations, and (e) other Indebtedness so long as such Indebtedness either (i) (A) was incurred in connection with an Acquisition and (B) is prepaid within 180 days of the closing of such Acquisition or (ii) (A) is prepaid in full and (B) does not exceed $10,000,000 (such limitation to apply to each individual prepayment pursuant to this clause (ii) and not in the aggregate).

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

          7.15. AFFILIATES. TLGI and the Borrower will not, nor will either permit any Subsidiary of it to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of TLGI's, the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to TLGI, the Borrower or such Subsidiary than TLGI, the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction; PROVIDED, HOWEVER, that the foregoing terms of this SECTION 7.15 shall not apply to (i) transactions between or among TLGI, any Wholly-Owned Subsidiary of TLGI and any Regional Partner and (ii) transactions with an SPV which are related to a Permitted Receivables Securitization.

          7.16. INVESTMENTS. TLGI and the Borrower will not, nor will either permit any Subsidiary of it to, make or suffer to exist any Investments, or commitments therefor, except:
          (a) Investments (i) in existence as of the close of business on June 30, 1997, and described in SCHEDULE 1 hereto or (ii) arising on or after July 1, 1997, but only to the extent expressly described on SCHEDULE 1 hereto;

          (b)  Investments by TLGI or the Borrower or any Subsidiary in and to
(i) any Subsidiary (other than LMIC or any other Subsidiary not engaged in one or more of the TLGI Lines of Business), including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary (other than as specified in the foregoing parenthetical), (ii) LMIC, but only to the extent of the aggregate initial par value of the capital stock thereof issued to the Borrower upon the incorporation of LMIC, and (iii) any other Person provided that such Person is engaged primarily in one or more of the TLGI Lines of Business;

          (c) Investments in property or assets to be used in the ordinary course of business of TLGI and the Borrower and the other Subsidiaries conducted as described in SECTION 7.4 of this Agreement;

          (d) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by TLGI or the Borrower or any other Subsidiary, is accorded one of the two highest commercial paper ratings by Standard & Poor's or Moody's or any other United States nationally recognized credit rating agency of similar standing;

          (e) Investments in direct obligations of the United States, any agency or instrumentality of the United States, the federal government of Canada or any agency or instrumentality of the federal government of Canada, the payment or guarantee of which constitutes a full faith and credit obligation of the United States or Canada, as the case may be, in either case maturing in three years or less from the date of acquisition thereof;

          (f) Investments in direct obligations of any Province of Canada or any municipality within a Province of Canada or any State or municipality within the United States maturing in three years or less from the date of acquisition thereof which, in any such case, at the time of acquisition by TLGI or the Borrower or any other Subsidiary, is accorded one of the two highest long-term debt ratings by Standard & Poor's or Moody's or any other United States nationally recognized credit rating agency of similar standing;

          (g) Investments in certificates of deposit or bankers' acceptances with a maturity of under one year issued by a bank or trust company organized under the laws of the United States or any State thereof, Canada or any Province thereof, Japan or any member of the European Union, having capital, surplus and undivided profits aggregating at least $100,000,000 and having a short-term unsecured debt rating of at least "P-1" by Moody's or "A-1" by Standard & Poor's;

          (h) Investments in money market and auction rate preferred stock issued by Persons organized under the laws of the United States of America or any State thereof or of Canada or any Province thereof rated "A" or better by Standard & Poor's or "A" or better by Moody's, or an equivalent rating by any other United States nationally recognized credit rating agency of similar standing;

          (i) Investments in mutual funds investing in assets described in CLAUSE (d), (e), (f) or (g) above which in any such case would be classified as a current asset in accordance with U.S. GAAP and which are managed by a fund manager of recognized United States or Canadian national standing and having share capital of at least $100,000,000 or having at least $250,000,000 under management;

          (j) Investments of funds received by TLGI or the Borrower or any other Subsidiary in the ordinary course of business, which funds are required to be held in trust for the benefit of others by TLGI, the Borrower or such Subsidiary, as the case may be, and which funds do not constitute assets or liabilities of TLGI or the Borrower or any other Subsidiary;

          (k) Investments of funds by any Subsidiary which is engaged in the insurance business which are invested and managed by such Subsidiary in the ordinary course of its regulated insurance business and insurance operations;

          (l)  Investments constituting Permitted Acquisitions;

          (m) Investments in promissory notes issued and options granted by purchasers of cemetery properties sold by the Borrower or any of its Affiliates (but only to the extent permitted by SECTION 7.13(e)); PROVIDED, HOWEVER, that such promissory notes are issued and such options are granted on commercially reasonable terms and the aggregate outstanding principal amount of such promissory notes at any time shall not exceed $100,000,000, and PROVIDED, FURTHER, that for each such Investment, the related sale and such Investment have not been challenged, or threatened to be challenged, by any Governmental Authority;

          (n) Investments in SPV's and in Receivables Program Assets in connection with Permitted Receivables Securitizations; and

          (o) other Investments (in addition to those permitted by CLAUSES (a) through (n) above) so long as immediately after giving effect to the making of any such Investment the aggregate amount of all outstanding Investments made pursuant to this Section 7.16(o) would not exceed 5% of Consolidated Net Worth;

PROVIDED, HOWEVER, that notwithstanding any provision to the contrary herein, none of TLGI, the Borrower or any Subsidiary of either shall make any Investment in any Person effectively located outside of the United States or Canada if after giving effect to such Investment, the aggregate amount of Investments of TLGI, the Borrower or any Subsidiary of either in any Persons effectively located outside of the United States or Canada, excluding Investments in Finance Subsidiaries which are Wholly-Owned Subsidiaries, would exceed an amount equal to 25% of Consolidated Revenues for the period of four consecutive fiscal quarters ended immediately prior to the date of such Investment; PROVIDED FURTHER, HOWEVER, that the immediately preceding proviso shall not apply from and after the Collateral Release Date. For the purpose of any computation required to be made pursuant to this Agreement, Investments shall be valued at lower of the cost or Fair Value thereof as of the date of computation.

          7.17. NEGATIVE PLEDGE. TLGI and the Borrower will not, nor will either permit any Subsidiary of it (other than an SPV in connection with a Permitted Receivables Securitization) to, enter into any agreement or other arrangement under the terms of which TLGI, the Borrower or any Subsidiary of TLGI or the Borrower (other than any such SPV) would be restricted from (i) performing its respective obligations under the Collateral Trust Agreement or any other Loan Document to which it is a party or (ii) providing a guaranty to the Agent, the Collateral Agent, the Lenders or the L/C Issuer.

          7.18. LIENS. TLGI and the Borrower will not, nor will either permit any Subsidiary of either to, create, incur or suffer to exist any Lien in, of or on the Property of TLGI, the Borrower or such Subsidiary, as applicable, except:

          (a) Liens granted to the Agent or the Collateral Agent for the benefit of the Lenders, the L/C Issuer and the other Secured Parties pursuant to the Loan Documents;

          (b) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (c) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of


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obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

          (d) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation (except ERISA);

          (e) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the same or interfere with the use thereof in the business of TLGI, the Borrower or any other Subsidiary;

          (f) Liens existing as of the close of business on June 30, 1997, and described in SCHEDULE 1 hereto or (ii) created or incurred on or after July 1, 1997, but only to the extent expressly described on SCHEDULE 1 hereto;

          (g) Liens created or incurred after June 30, 1997, given to secure Indebtedness incurred or assumed by TLGI or any Subsidiary of TLGI in connection with the acquisition or construction of property or assets useful and intended to be used in carrying on the business of TLGI or such Subsidiary, including Liens existing on such property or assets at the time of acquisition or construction thereof or at the time of acquisition by TLGI or such Subsidiary of an interest in any business entity then owning such property or assets, whether or not such existing Liens were given to secure the consideration for the property or assets to which they attach, subject to the requirements that (i) the Lien shall attach solely to the fixed assets acquired or purchased by TLGI or such Subsidiary, (ii) the Lien shall have been created or incurred within 180 days after the date of acquisition or completion of construction of such property or assets, and (iii) all such Indebtedness shall have been incurred or assumed within the limitations provided in SECTION 7.11, and provided that Liens shall be permitted under this SECTION 7.18(g) only to the extent that the aggregate amount of Indebtedness of TLGI and its Subsidiaries outstanding at any time which is secured by Liens described in either SECTION 7.18(f) or this
SECTION 7.18(g) shall not exceed 10.0% of Consolidated Net Worth at such time;

          (h) Liens on Receivables and Receivables Related Assets arising in connection with any Permitted Receivables Securitization;

          (i) Liens granted to TLGI, a Regional Partner or a Wholly-Owned Subsidiary of TLGI or a Regional Partner by any Subsidiary (other than the Borrower);

          (j) Liens on certain intercompany Indebtedness of the Borrower granted under the terms of the MEIP Credit Agreement as in effect on the date of this Agreement;

          (k) in addition to Liens permitted by the preceding CLAUSE (g), Liens given to secure Indebtedness of TLGI, the Borrower or any Subsidiary of TLGI, PROVIDED that the


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aggregate amount of Indebtedness outstanding at any time which is secured thereby shall not exceed $5,000,000; and

          (l) any extension, renewal or replacement of any Lien permitted by the preceding CLAUSES (f) and (g) hereof in respect of the same property or assets theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; PROVIDED that (i) such Lien shall attach solely to the same property or assets and (ii) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as of the date of such extension, renewal or refunding.

          7.19. MINIMUM CONSOLIDATED NET WORTH. TLGI will maintain at all times a Consolidated Net Worth (excluding the cumulative effect of currency translation adjustments) of at least the sum of

          (a) Consolidated Net Worth (excluding the cumulative effect of currency translation adjustments) as of December 31, 1995, plus

          (b) the net proceeds to the Borrower from consummation of the Equity Placement and the issuance by TLGI from time to time of preferred stock in exchange for the First Preferred Series C Receipts pursuant to the terms thereof, plus

          (c) the sum of 50% of Consolidated Net Income for each fiscal quarter ended after January 1, 1996 (but only to the extent that, in the case of any such fiscal quarter, Consolidated Net Income for such fiscal quarter is at least $1.00), plus

          (d) 66-2/3% of the aggregate amount of the net cash proceeds received by TLGI and the Borrower and the other Subsidiaries from the issuance or sale on and after January 1, 1996 (other than sales or issuances to TLGI or the Borrower or any other Subsidiary, and other than pursuant to the Equity Placement or in connection with the issuance by TLGI from time to time of preferred stock in exchange for the First Preferred Series C Receipts pursuant to the terms thereof) of capital stock of TLGI or Indebtedness of TLGI, the Borrower or any other Subsidiary which has been converted into capital stock of TLGI.

          7.20. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. TLGI will maintain at all times a Consolidated Tangible Net Worth (excluding the cumulative effect of currency translation adjustments) of at least $150,000,000.

          7.21. MAXIMUM CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED CAPITALIZATION. TLGI will not permit the ratio of Consolidated Indebtedness to Consolidated Capitalization at any time to exceed 0.60 to 1.00.

          7.22. INTEREST CHARGES COVERAGE; TREATMENT OF GAIN ON SALE OF ARBOR FUNERAL INC. TLGI will at all times maintain (i) a ratio of EBITDA for the most recently ended period of


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four consecutive fiscal quarters of TLGI to Consolidated Interest Charges for such period of four consecutive fiscal quarters of not less than 2.750 to
1.00 and (ii) a ratio of EBITDA for the most recently ended fiscal quarter to Consolidated Interest Charges for such fiscal quarter of not less than 1.50 to 1.00. For purposes of the foregoing calculations, $35,800,000 will be added to EBITDA for the fiscal quarter ended September 30, 1997 whenever EBITDA for such fiscal quarter is included in such calculations. For purposes of this SECTION 7.22, any costs and expenses incurred by TLGI in contesting the 1996 tender offer for TLGI by Service Corporation International, Inc., which are reflected in the audited financial statements of TLGI as at December 31, 1996 which have been delivered to the Agent and the Lenders, up to an aggregate amount not to exceed $18,678,000 for all such costs and expenses, shall be excluded from the calculation of Consolidated Net Income in determining EBITDA for the respective periods in which such costs were incurred.

          7.23.  MAXIMUM CONSOLIDATED INDEBTEDNESS TO ADJUSTED EBITDA.
TLGI will not permit, at any time, (x) the ratio of Consolidated Indebtedness determined at such time to Adjusted EBITDA determined for the period of four consecutive fiscal quarters then most recently ended to be greater than 5.50 to 1.00 or (y) the ratio of Consolidated Indebtedness (determined as of the last day of the then most recently ended fiscal quarter) to Adjusted EBITDA (determined for the period of four consecutive fiscal quarters then most recently ended) to be greater than 5.00 to 1.00 if the ratios of Consolidated Indebtedness (determined as of the last day of each of the two fiscal quarters immediately preceding such most recently ended fiscal quarter) to Adjusted EBITDA (determined for each of the two preceding periods of four consecutive fiscal quarters ending on such days, respectively) are each greater than 5.00 to 1.00. For purposes of the foregoing calculations, $35,800,000 will be added to EBITDA for the fiscal quarter ended September 30, 1997 whenever EBITDA for such fiscal quarter is included in such calculations.

          7.24. OWNERSHIP OF THE BORROWER. TLGI will at all times maintain the Borrower as a Wholly-Owned Subsidiary of TLGI.

          7.25. ACQUISITIONS. TLGI and the Borrower will not, nor will either permit any Subsidiary of either to, make any Acquisition of any Person other than a Permitted Acquisition.

          7.26. PLEDGE OF STOCK AND GRANT OF SECURITY INTEREST IN CERTAIN ASSETS. TLGI and the Borrower will, and will cause each respective Pledgor Subsidiary of it to, pledge (or, for any shares or other equity interests pledged prior to the date hereof pursuant to the terms of the Collateral Trust Agreement, TLGI and the Borrower will, and will cause each respective Pledgor Subsidiary of it to, maintain such pledge in) all outstanding shares of capital stock and other equity interests of any Subsidiary of TLGI or the Borrower (other than any SPV which engages in a Permitted Receivables Securitization but including, without limitation, those Subsidiaries which are designated on SCHEDULE 1 with an asterisk) held by it or held by any Subsidiary (other than any SPV which engages in a Permitted Receivables Securitization but including, without limitation, those Subsidiaries which are designated on SCHEDULE 1 with an asterisk) of it from


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time to time (including, in the case of TLGI, the Borrower), and the Borrower shall grant a security interest (or, for any security interests granted prior to the date hereof pursuant to the Collateral Trust Agreement, the Borrower shall maintain such security interest) in all of its financial assets (including, without limitation, accounts receivable and bank accounts), in each case pursuant to the terms of the Collateral Trust Agreement. All such shares of capital stock and other equity interests shall be pledged, and all such security interests shall be granted, solely to secure the Obligations and any other Senior Obligations outstanding from time to time; PROVIDED, HOWEVER, that such pledges of capital stock and other equity interests, and such grants of security interests, shall secure the Senior Obligations (other than the Obligations and the other Senior Obligations identified on SCHEDULE
3 hereto) only to the extent that the Borrower shall have so elected and given notice thereof to the Collateral Agent and the Agent. Within 60 days of the date of closing for each Major Acquisition of a Person, TLGI and the Borrower shall deliver to the Agent an opinion of counsel addressed to the Agent and the Lender to the effect that all ownership interests in such Person acquired in such Major Acquisition have been duly and validly subjected to the lien granted to the Collateral Agent under the terms of the Collateral Trust Agreement and that all actions to perfect such lien have been duly and validly taken, such opinions to be satisfactory to the Agent in form and substance.

          TLGI and the Borrower shall, and shall cause their respective Subsidiary Pledgors to, complete all actions necessary to comply with the requirements of the first paragraph of this SECTION 7.26 and the Collateral Trust Agreement with respect to pledges of shares of capital stock and other equity interests of their Subsidiaries (including without limitation delivery of the applicable shares and other instruments to the Collateral Agent) no later than the dates set forth below:

          (i) With respect to the shares of capital stock and other equity interests of those Subsidiaries which are designated on Schedule I with an asterisk (other than Loewen Group Acquisition Corporation and shares of capital stock and other equity interests owned by Loewen Group Acquisition Corporation) December 31, 1997;

          (ii) With respect to the shares of capital stock and other equity interests of Loewen Group Acquisition Corporation (if then in existence) or of Subsidiaries at any time owned by Loewen Group Acquisition Corporation, January 15, 1998; and

          (iii) With respect to any shares of capital stock or other equity interests of any other Subsidiaries, whether now owned or hereafter acquired, within ninety days from the date of acquisition thereof by TLGI, the Borrower or any of their respective Subsidiaries.

          Notwithstanding the foregoing terms of this SECTION 7.26, on such first date (the "COLLATERAL RELEASE DATE") on which (a) the Borrower shall have provided written evidence to the Agent that (x) the rating assigned to the senior unsecured and unenhanced long-term Indebtedness of TLGI by Standard & Poor's is BBB- (or higher) and such rating assigned by Moody's is Baa3 (or higher), (y) all other Indebtedness secured pursuant to the Collateral Trust


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Agreement has ceased (or on the Collateral Release Date will cease) to be secured pursuant to the Collateral Trust Agreement, and (z) after giving effect to this paragraph, the Obligations will be senior to, or PARI PASSU with, all other Indebtedness which was secured pursuant to the Collateral Trust Agreement immediately prior to the Collateral Release Date, (b) no Default or Unmatured Default shall exist and be continuing, and (c) the Agent shall have provided written notice to each of the Lenders that the conditions set forth in the foregoing CLAUSES (a) and (b) have been satisfied, THEN (i) the pledge and security interest described in this SECTION 7.26 and granted pursuant to the Collateral Trust Agreement will automatically terminate, and TLGI, the Borrower and the Pledgor Subsidiaries shall have no further obligations in respect of such pledge and security interest, and (ii) the Pledgor Subsidiary Guaranty of each Pledgor Subsidiary will automatically terminate and the Pledgor Subsidiaries shall have no further obligations in respect of such Pledgor Subsidiary Guaranties, in each case without any further action or requirement. In connection with the foregoing, the Agent agrees to take, and to cause the Collateral Agent to take, in each case at the Borrower's expense, all such actions as may be reasonably requested by the Borrower to give effect to this paragraph.

          7.27. SUBSIDIARIES. TLGI and the Borrower will not permit any of their respective Subsidiaries (other than the Borrower in the case of TLGI's Subsidiaries) at any time to (i) issue any preferred stock of any type or nature (provided that such limitation shall not apply to any Subsidiary which has no operations and exists solely as a special purpose finance entity, and provided further that such limitation shall not prohibit the issuance of preferred stock to TLGI or any Wholly-Owned Subsidiary of TLGI), or (ii) except in the case of an SPV which engages in a Permitted Receivables Securitization, agree by contract or otherwise to any restriction on the right and ability of such Subsidiary to declare and pay dividends and make other distributions to its shareholders (other than the restrictions set forth in this Agreement and the other Loan Documents). TLGI and the Borrower will not permit any Indebtedness owed by them to any Subsidiaries to be secured pursuant to the Collateral Trust Agreement unless (a) the Subsidiary to which such Indebtedness is owed is a Finance Subsidiary which is a Wholly-Owned Subsidiary, (b) the security interest securing such Indebtedness is subordinated in accordance with the terms and conditions of the Collateral Trust Agreement, (c) all shares of capital stock or other equity interests of such Subsidiary are pledged under the terms of the Collateral Trust Agreement, (d) such Subsidiary has no obligations other than Indebtedness owed to TLGI or the Borrower or an Affiliate of TLGI, and other than obligations to purchase accounts receivable or other financial assets of an Affiliate of TLGI, (e) such Subsidiary has no material assets other than (i) Indebtedness owed to it by TLGI or the Borrower or an Affiliate of TLGI, (ii) Investments in other Finance Subsidiaries which are Wholly-Owned Subsidiaries and (iii) the accounts receivable and other financial assets described in the foregoing CLAUSE (d), and (f) such Subsidiary has no activities or operations other than the issuance of its capital stock or other equity interests and the purchase and administration of the accounts receivable and other financial assets described in the foregoing CLAUSE (d), and other than the holding by it of Indebtedness, accounts receivable and other financial assets described in the foregoing CLAUSE (e).

          7.28.  SUBSIDIARIES' STOCK.  TLGI and the Borrower will cause:


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          (a)  each Canadian Subsidiary incorporated under the laws of British
Columbia, the shares of which are Pledged Shares under the Collateral Trust Agreement, to ensure that its constating documents do not contain any restrictions on a transfer of such Pledged Shares pursuant to the due exercise of the Trustee's powers under the Collateral Trust Agreement;

          (b) the board of directors of each Canadian Subsidiary incorporated under the laws of Nova Scotia or Prince Edward Island, the shares of which are Pledged Shares under the Collateral Trust Agreement, to pass a resolution consenting to a transfer of such Pledged Shares pursuant to the due exercise of the Trustee's powers under the Collateral Trust Agreement; and

          (c) the directors and shareholders of each Canadian Subsidiary incorporated under the federal laws of Canada, or the laws of Quebec, Ontario, Manitoba, Saskatchewan or Alberta, the share of which are Pledged Shares under the Collateral Trust Agreement, to execute and deliver an unanimous shareholders agreement to the Trustee providing for the consent of the shareholders to a transfer of such Pledged Shares pursuant to the due exercise of the Trustee's powers under the Collateral Trust Agreement.

Except as set out in clauses (d) and (e) below or as otherwise consented to by the Agent in its sole discretion, TLGI and the Borrower will, and will cause each Subsidiary (other than a Canadian Subsidiary), the shares or other equity interests of which are Pledged Shares under the Collateral Trust Agreement, to take any and all actions necessary to ensure that there are no restrictions on a transfer of such Pledged Shares pursuant to the due exercise of the Trustee's powers under the Collateral Trust Agreement, except with respect to any and all
restrictions under applicable law.   The foregoing sentence does not apply to:

          (d) the interests of TLGI, the Borrower or any Pledgor Subsidiary in any limited partnership or limited liability company where the restriction is required to preserve the tax status of the entity; and

          (e)  the shares listed in SCHEDULE 6 hereto.

          The actions described in this SECTION 7.28 must be completed with respect to any Subsidiary no later than 90 days after any of such Subsidiary's shares become Pledged Shares under the Collateral Trust Agreement.

          The terms "Pledged Shares", "Trustee" and "Applicable Law", as used in this SECTION 7.28, have the meanings specified in the Collateral Trust Agreement.

          7.29. DELIVERIES REGARDING PLEDGOR SUBSIDIARIES. TLGI and the Borrower shall deliver to the Agent on or before November 30, 1997 a copy, with respect to each Pledgor Subsidiary, of such Pledgor Subsidiary's (i) articles of incorporation or comparable constitutive documents, together with all material amendments, and, to the extent applicable, a certificate of

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good standing, in each case certified by the appropriate governmental officer in the relevant jurisdiction of organization, (ii) by-laws or comparable constitutive laws, rules or regulations as in effect on the Effective Date certified by the Secretary, Assistant Secretary or other appropriate officer or director of it, and (iii) board of directors' resolutions, certified by the Secretary, Assistant Secretary or other appropriate officer or director of such Pledgor Subsidiary (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution and performance of the Collateral Trust Agreement, in each case (of CLAUSES (i), (ii) and (iii)) to the extent not previously delivered to the Agent or the Collateral Agent under the Original Agreement or the Collateral Trust Agreement.

                                  ARTICLE VIII
                                    DEFAULTS

          8. DEFAULTS. The occurrence of any one or more of the following events shall constitute a Default:

          8.1. Any representation or warranty made or deemed made by or on behalf of TLGI, the Borrower or any Pledgor Subsidiary to the Lenders or the Agent under or in connection with this Agreement, any Revolving Loan, any Swing Line Loan, any Letter of Credit, any Guaranty, the Collateral Trust Agreement, any other Loan Document or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made.

          8.2. Nonpayment of principal of any Revolving Loan or Swing Line Loan when due, or nonpayment of interest upon any Revolving Loan or Swing Line Loan or of any commitment fee or other obligations (including, without limitation, Reimbursement Obligations) under any of the Loan Documents within three Business Days after the same becomes due.

          8.3. The breach by TLGI, the Borrower or any Subsidiary of either of any of the terms or provisions of SECTION 7.2, SECTION 7.3(a), SECTIONS 7.10 through 7.14, or SECTIONS 7.16 through 7.27; PROVIDED, HOWEVER, any failure to provide notice of any Unmatured Default pursuant to SECTION 7.3(a) shall not give rise to a Default under this SECTION 8.3 if such Unmatured Default may be cured pursuant to the terms of this Agreement and is in fact cured prior to maturing into a Default.

          8.4. The breach by TLGI, the Borrower or any Subsidiary of either (other than a breach which constitutes a Default under SECTION 8.1, 8.2 or 8.3) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within the earlier to occur of (x) 30 days after written notice from the Agent or any Lender or (y) 30 days after any Executive Officer first has knowledge thereof.

          8.5. Failure of TLGI, the Borrower or any Subsidiaries of either to pay any Indebtedness equal to or exceeding $5,000,000 in the aggregate for TLGI, the Borrower and such

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Subsidiaries when due; or the default by TLGI, the Borrower or any
Subsidiaries of either in the performance of any term, provision or condition contained in any agreement under which any Indebtedness equal to or exceeding $5,000,000 in the aggregate for TLGI, the Borrower and such Subsidiaries was created or is governed, or any other event shall occur or condition exist the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of TLGI, the Borrower or any Subsidiaries of either equal to or exceeding $5,000,000 in the aggregate for all such Persons shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or TLGI, the Borrower or any Subsidiary of either shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

          8.6. TLGI, the Borrower or any Subsidiary of either shall (a) have an order for relief entered with respect to it under the United States bankruptcy laws as now or hereafter in effect or cause or allow any similar event to occur under any bankruptcy or similar law or laws for the relief of debtors as now or hereafter in effect in any other jurisdiction, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator, monitor or similar official for it or any of its Property, (d) institute any proceeding seeking an order for relief under the United States bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or any of its Property or its debts under any law relating to bankruptcy, insolvency or reorganization or compromise of debt or relief of debtors as now or hereafter in effect in any jurisdiction including, without limitation, any application under The Bankruptcy and Insolvency Act (Canada) or The Companies' Creditors Arrangement Act (Canada), the filing of a proposal or notice under The Bankruptcy and Insolvency Act (Canada) or any organization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation or fail to promptly file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this
SECTION 8.6, or (f) fail to contest in good faith any appointment or proceeding described in SECTION 8.7.

          8.7. Without the application, approval or consent of TLGI, the Borrower or any Subsidiary of either, a receiver, custodian, trustee, examiner, liquidator or similar official shall be appointed (either privately or by a court) for TLGI, the Borrower or any Subsidiary or any of its Property, or a proceeding described in SECTION 8.6(d) shall be instituted against TLGI, the Borrower or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

          8.8. Any court, government or Governmental Authority shall condemn, seize or otherwise appropriate, or take custody or control of (each a "CONDEMNATION"), all or any portion of the Property of TLGI, the Borrower or any of the Subsidiaries of either which, when taken together with all other Property of TLGI, the Borrower and such Subsidiaries so

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condemned, seized, appropriated or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

          8.9. TLGI, the Borrower or any Subsidiary of either shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000, unless such judgment or order has been stayed on appeal or otherwise is being appropriately contested in good faith and against which appropriate reserves have been established in accordance with GAAP (provided that, in any event, execution of such judgment or order has been effectively stayed and no execution thereof has commenced and is continuing).

          8.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $5,000,000 or any Reportable Event, the occurrence of which may reasonably be expected to give rise to a Material Adverse Effect, shall occur in connection with any Plan, or a contribution failure sufficient to give rise to a lien under section 302(f) of ERISA shall occur with respect to any Single Employer Plan.

          8.11. TLGI or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by TLGI or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $1,000,000 per annum.

          8.12. TLGI or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of TLGI and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000.

          8.13. TLGI, the Borrower or any Subsidiary of either shall be the subject of any proceeding or investigation pertaining to the release by TLGI, the Borrower or any such Subsidiary or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any environmental, health or safety law or regulation of any Governmental Authority, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          8.14. Any Change of Control shall occur.


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          8.15.  Any Guaranty shall fail to remain in full force or effect, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to perform its obligations under or otherwise comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

          8.16. Except as contemplated by the last paragraph of SECTION 7.26, the Collateral Trust Agreement shall fail to remain in full force or effect, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Collateral Trust Agreement, or any pledgor thereunder shall fail to perform its obligations under or otherwise comply with any of the terms or provisions of the Collateral Trust Agreement, or any pledgor thereunder shall deny that it has any further liability under the Collateral Trust Agreement, or shall give notice to such effect, or any portion of the shares of stock pledged, or security interests granted, pursuant to the Collateral Trust Agreement shall cease to be validly perfected in favor of the Collateral Agent for the benefit of the Secured Parties, or (except as otherwise provided in the Collateral Trust Agreement and except to the extent such pledged shares represent Minority Interests) such pledged shares shall fail to represent 100% of the outstanding shares of stock of the Subsidiaries whose shares of stock are subject to the Collateral Trust Agreement.

          8.17. A Material Judgment Event shall have occurred and 90 days shall have passed without one or more of the judgments, awards or other orders giving rise to such Material Judgment Event having been vacated such that on such 90th day the aggregate amount of all judgments, awards and orders entered against any of TLGI, the Borrower or any of their respective Subsidiaries which shall have been outstanding for at least 90 days without having been finally satisfied in full or vacated shall be in excess of $100,000,000.

                                   ARTICLE IX
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

          9.1. ACCELERATION. If any Default described in SECTION 8.6 or 8.7 occurs with respect to TLGI or the Borrower (but not with respect to any other Subsidiary), the obligations of the Lenders to make Revolving Loans or purchase participations in Swing Line Loans and Letters of Credit hereunder and the obligation of the Swing Line Lender to make Swing Line Loans and the obligation of the L/C Issuer to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the L/C Issuer, the Swing Line Lender or any Lender. If any other Default occurs, the Required Lenders may (a) terminate or suspend the obligations of the Lenders to make Revolving Loans and purchase participations in Swing Line Loans and Letters of Credit hereunder, whereupon the obligation of the Swing Line Lender to make Swing Line Loans and the obligation of the L/C Issuer to issue Letters of Credit hereunder shall also terminate or be suspended, or
(b) declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any


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kind, all of which TLGI and the Borrower hereby expressly waive, or (c) take the action described in both the preceding CLAUSE (A) and the preceding CLAUSE (B).

          If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Revolving Loans hereunder as a result of any Default (other than any Default as described in SECTION 8.6 or 8.7 with respect to TLGI, the Borrower or any other Subsidiary) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to TLGI and the Borrower, rescind and annul such acceleration and/or termination.

          9.2. AMENDMENTS. Subject to the provisions of this ARTICLE IX, the Required Lenders (or the Agent with the consent in writing of the Required Lenders), TLGI and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders, TLGI or the Borrower hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

          (a) extend the Facility A Commitment or the Facility B Commitment of any Lender, extend the maturity of any Revolving Loan, extend the final maturity beyond the Facility A Termination Date of any Swing Line Loan or Reimbursement Obligation, extend the expiry date of any Letter of Credit beyond the date which is five Business Days immediately preceding the Facility A Termination Date, or forgive all or any portion of the principal amount of any Revolving Loan, Swing Line Loan or Reimbursement Obligation or any interest or fees, or reduce the rate or extend the time of payment of interest or fees on any Revolving Loan, Swing Line Loan, Reimbursement Obligation, Commitment or Letter of Credit;

          (b) reduce the percentage specified in the definition of Required Lenders;

          (c) reduce the amount or extend the payment date for the mandatory payments required under SECTION 2.2, 2.19 or 2.20, reduce the amount of or extend the reduction date for any mandatory reduction of the Facility A Aggregate Commitment required by SECTION 2.10.3, or increase the amount of the Commitment of any Lender hereunder, or permit TLGI or the Borrower to assign its rights under this Agreement;

          (d)  amend this SECTION 9.2 or SECTION 13.1(a);

          (e) release any Guarantor other than in connection with an Approved Sale or other than as contemplated by the last paragraph of SECTION
7.26 or as set forth in the Collateral Trust Agreement; or

          (f) prior to the appointment of Enforcement Representatives under (and as defined in) the Collateral Trust Agreement, release any collateral pledged pursuant to the


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Collateral Trust Agreement other than in connection with an Approved Sale or as contemplated by the last paragraph of SECTION 7.26.

Following the appointment of any Enforcement Representatives under (and as defined in) the Collateral Trust Agreement, the Lenders and the Agent agree that any instructions or directions to be given by the Lenders to the Enforcement Representatives appointed by the Lender shall be valid if given by action of the Required Lenders and any action to be taken by them with respect to enforcement or other remedies shall be taken solely in accordance with the terms of the Collateral Trust Agreement. The Lenders and the Agent agree (unless otherwise approved by all of the Lenders) that any vote to be taken by the Lenders under the terms of the Collateral Trust Agreement (whether involving the release of collateral pledged thereunder, enforcement actions, amendments, waivers or otherwise) shall be taken solely by the Agent casting votes on behalf of each Lender, such votes to be cast identically by the Agent on behalf of each Lender and to be based upon the actions (if any) of the Lenders taken pursuant to, and in accordance with, the terms of this Agreement. No amendment of any provision of this Agreement relating in any way to the Agent shall be effective without the written consent of the Agent. No amendment of any provision of this Agreement relating in any way to the L/C Issuer or any or all of the Letters of Credit shall be effective without the written consent of the L/C Issuer and the Agent. No amendment of any provision of this Agreement relating in any way to the Swing Line Lender, the Swing Line Commitment or any or all of the Swing Line Loans shall be effective without the written consent of the Swing Line Lender and the Agent.
 No amendment of any provision of this Agreement relating in any way to the Documentation Agent shall be effective without the written consent of the Documentation Agent. The Agent may waive payment of the fee required under
SECTION 13.3.2 without obtaining the consent of any other party to this Agreement.

          9.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or any of them or the Agent, the Documentation Agent, the L/C Issuer or the Collateral Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Revolving Loan or a Swing Line Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Revolving Loan or Swing Line Loan or Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by (or with the consent of) the Lenders required pursuant to SECTION 9.2, and then only to the extent specifically set forth in such writing. All remedies contained in the Loan Documents or afforded by law shall be cumulative and all shall be available to the Agent, the Lenders, the L/C Issuer and the Collateral Agent (and to the extent expressly set forth, the Documentation Agent) until the Obligations have been paid in full.


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                                    ARTICLE X
                               GENERAL PROVISIONS

          10.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of TLGI and the Borrower contained in this Agreement shall survive the occurrence of the effectiveness of this Agreement and the making of the Revolving Loans and the Swing Line Loans and the issuance of the Letters of Credit herein contemplated.

          10.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower and the L/C Issuer shall not be obligated to issue any Letter of Credit in violation of any limitation or prohibition provided by any applicable statute or regulation.

          10.3. STAMP DUTIES. The Borrower shall pay and forthwith on demand indemnify each of the Agent, each Lender and the L/C Issuer against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Loan Document.

          10.4. HEADINGS. Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Loan Documents.

          10.5. ENTIRE AGREEMENT; INDEPENDENCE OF COVENANTS. The Loan Documents (together with the fee letter agreement described herein) embody the entire agreement and understanding among TLGI, the Borrower, the Agent, the Lenders, the L/C Issuer and the Collateral Agent and supersede all prior agreements and understandings among TLGI, the Borrower, the Agent, the Lenders, the L/C Issuer and the Collateral Agent relating to the subject matter thereof. Except as otherwise expressly provided herein, no provision of this Agreement shall be construed as waiving, negating or otherwise qualifying any restriction, limitation or other condition imposed by any other provision of this Agreement.

          10.6. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

          10.7. EXPENSES; INDEMNIFICATION. The Borrower shall reimburse the Agent and the Documentation Agent for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent) paid or incurred by the Agent or the Documentation Agent in connection with the preparation, negotiation, execution,


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delivery, review, amendment, modification and administration of the Loan
Documents. Such costs, charges and out-of-pocket expenses shall include, without limitation, those arising in connection with the litigation audit conducted by the Agent and its counsel, and all such costs, charges and out-of-pocket expenses shall be payable regardless of whether the transactions contemplated by this Agreement and the other Loan Documents shall ever be consummated. TLGI and the Borrower also agree to reimburse the Agent, the L/C Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the L/C Issuer and the Lenders, which attorneys may be employees of the Lenders) paid or incurred by the Agent, the L/C Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. TLGI and the Borrower further agree to indemnify the Agent, the Documentation Agent, the L/C Issuer and each Lender, and their respective directors, officers, partners and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Documentation Agent, the L/C Issuer or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Revolving Loan, Swing Line Loan or Letter of Credit hereunder. Without limiting the generality of the foregoing, in the event that any of the Agent, the Documentation Agent, the L/C Issuer or any Lender (each an "INDEMNIFIED PARTY") becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including stockholders of TLGI, in connection with or as a result of either the arrangements evidenced by this Agreement and the other Loan Documents or any matter referred to herein or therein, TLGI and the Borrower, jointly and severally, periodically will reimburse such Indemnified Party for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. TLGI and the Borrower, jointly and severally, also will indemnify and hold such Indemnified Party harmless against any and all losses, claims, damages or liabilities to any such Person in connection with or as a result of either the arrangements evidenced by this Agreement and the other Loan Documents or any matter referred to herein or therein, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of such Indemnified Party in performing the services that are the subject hereof. If for any reason the foregoing indemnification is unavailable to an Indemnified Party or insufficient to hold it harmless, then TLGI and the Borrower, jointly and severally, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of TLGI, the Borrower and their stockholders on the one hand and such Indemnified Party on the other hand in the matters contemplated herein as well as the relative fault of TLGI, the Borrower and such Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of TLGI and the Borrower hereunder shall be in addition to any liability which TLGI and the Borrower may otherwise have, shall extend upon the same terms and conditions to any Affiliate of any Indemnified Party and the partners, directors, agents, employees and controlling Persons (if any), as the case may be, of such Indemnified Party and any such Affiliate, and shall


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be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of TLGI, the Borrower, the Indemnified Parties, any such Affiliate and any such Person. TLGI and the Borrower also agree that neither any Indemnified Party nor any of such Affiliates, partners, directors, agents, employees or controlling Persons shall have any liability to TLGI, the Borrower, any Person asserting claims on behalf of or in right of TLGI or the Borrower or any other Person in connection with or as a result of either the arrangements evidenced by this Agreement and the other Loan Documents or any matter referred to herein or therein except to the extent that any losses, claims, damages, liabilities or expenses incurred by TLGI or the Borrower result from the gross negligence or bad faith of such Indemnified Party in performing the services that are the subject hereof.
The obligations of TLGI and the Borrower under this SECTION 10.7 shall survive the termination of this Agreement.

          10.8. NUMBERS OF DOCUMENTS. All statements, notices, closing documents and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may retain one and furnish one to each of the Lenders.

          10.9. ACCOUNTING; CURRENCY CONVERSIONS. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles; PROVIDED, HOWEVER, that (a) to the extent that any change in GAAP shall alter the result of any financial covenant or test or any other accounting determination to be computed or made hereunder, TLGI and the Borrower agree that such covenant, test or other determination shall continue to be computed or made on the basis of Agreement Accounting Principles as in effect prior to such change in GAAP, unless the Required Lenders shall otherwise consent and (b) the MIPS shall be deemed to constitute capital stock of TLGI for purposes of this Agreement. To the extent that for purposes of computing any financial covenant or test or making any other accounting determination hereunder, any amount denominated in one currency must be converted into another currency, such conversion shall be made in a manner that accords with the currency conversion policies and procedures used in preparing the financial statements of TLGI, the Borrower and the other Subsidiaries on the basis of which the relevant computations or determinations are or will be made, unless the Required Lenders shall have specified an alternative basis for making such conversions.

          10.10. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

          10.11. NONLIABILITY OF LENDERS. The relationship between the Borrower, on the one hand, and the Lenders, the L/C Issuer and the Agent, on the other hand, shall be solely that of borrower and lender and the relationship between TLGI and the Subsidiaries (other than the Borrower), on the one hand, and the Lenders, the L/C Issuer and the Agent, on the other hand,


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shall be construed accordingly.  None of the Agent, the L/C Issuer or any
Lender shall have any fiduciary responsibilities to TLGI, the Borrower or any other Subsidiary. None of the Agent, the L/C Issuer or any Lender undertakes any responsibility to TLGI, the Borrower or any other Subsidiary to review or inform TLGI, the Borrower or any other Subsidiary of any matter in connection with any phase of the business or operations of TLGI, the Borrower or any other Subsidiary.

          10.12. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          10.13. CONSENT TO JURISDICTION. EACH OF TLGI AND THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH OF TLGI AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE L/C ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST TLGI OR THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY TLGI OR THE BORROWER AGAINST THE AGENT, THE L/C ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE L/C ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT SITTING IN NEW YORK CITY.

          EACH OF THE BORROWER AND TLGI HEREBY IRREVOCABLY APPOINTS THELEN, MARRIN, JOHNSON & BRIDGES (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 330 MADISON AVENUE, 11TH FLOOR, NEW YORK, NEW YORK 10017, ATTENTION:
DAVID P. GRAYBEAL, ESQ., AS ITS AGENT TO RECEIVE ON BEHALF OF THE BORROWER OR TLGI, AS APPLICABLE, AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER OR TLGI, AS APPLICABLE, IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS WITH A COPY TO THE BORROWER OR TLGI, AS APPLICABLE, AT ITS ADDRESS FOR NOTICES


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HEREUNDER, AND THE BORROWER OR TLGI, AS APPLICABLE, HEREBY IRREVOCABLY
AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH OF TLGI AND THE BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO ITS ADDRESS FOR NOTICES HEREUNDER. EACH OF TLGI AND THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

          10.14. WAIVER OF JURY TRIAL. TLGI, THE BORROWER, THE AGENT, THE L/C ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

          10.15. CONFIDENTIALITY. Each of the Agent, each Lender and the L/C Issuer agrees to hold any confidential information identified in writing as such which it may receive from TLGI, the Borrower or any other Subsidiary pursuant to this Agreement in confidence, except for disclosure (a) to other Lenders, the L/C Issuer and the Agent and their respective Affiliates, (b) to legal counsel, accountants and other professional advisors to the Agent, the L/C Issuer or that Lender or to a Transferee, (c) to regulatory officials and examiners, (d) to any Person as requested pursuant to or as required by law, regulation or legal process, (e) to any Person in connection with any legal proceeding to which the Agent, the L/C Issuer or that Lender is a party, and
(f) permitted by SECTION 13.4.

          10.16. JUDGMENT CURRENCY. If the Agent, the L/C Issuer or any Lender receives an amount in respect of the Borrower's or TLGI's liability under the Loan Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under the relevant Loan Document, (a) TLGI and the Borrower, as applicable, shall indemnify the Agent, the L/C Issuer or such Lender, as applicable, as an independent obligation against any loss, cost, expense or liability arising out of or as a result of the conversion; (b) if the amount received by the Agent, the L/C Issuer or such Lender, as applicable, when converted into the contractual currency at a market rate on the date of receipt by the Agent, the L/C Issuer or such Lender in the usual course of its business, is less than the amount owed in the contractual currency, the Borrower or TLGI, as applicable, shall forthwith on demand pay to the Agent, the L/C Issuer or such Lender, as applicable, an amount in the contractual currency equal to the deficit; and (c) TLGI or the Borrower, as applicable, shall pay to the Agent, the L/C Issuer or such Lender, as applicable, on demand any exchange costs and taxes payable in connection with any such conversion. Each of the Borrower and TLGI waives any right it may have in any jurisdiction to the extent permitted


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by law to pay any amount under the Loan Documents in a currency other than that in which it is expressed to be payable.

          10.17. CANADIAN INTEREST ANTIDOTES. (a) Notwithstanding any other provision of this Agreement, if and to the extent that the laws of Canada are applicable to interest payable under this Agreement, no interest on the credit advanced will be payable in excess of that permitted by the laws of Canada. If the effective annual rate of interest, calculated in accordance with generally accepted actuarial practices and principles, would exceed 60% (or such other rate as the Parliament of Canada may determine from time to time as the criminal rate) on the credit advanced, then: (i) the amount of any charges for the use of money, expenses, fees, bonuses, commissions or other charges payable in connection therewith will be reduced to the extent necessary to eliminate such excess; (ii) any remaining excess that has been paid will be credited towards repayment of the principal amount; and (iii) any overpayment that may remain after such crediting will be returned forthwith on demand. In this paragraph the terms "interest," "criminal rate" and "credit advanced" have the meaning ascribed to them in
Section 347 of the Criminal Code (Canada).

          (b) If and to the extent that the laws of Canada are applicable to interest payable under this Agreement, for the purpose of the Interest Act (Canada) the yearly rate of interest to which interest calculated on the basis of a 360- or 365-day year is equivalent is the rate of interest determined as herein provided multiplied by the number of days in such year and divided by 360 or 365, as the case may be.

          10.18. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall become effective on the Effective Date.

                                   ARTICLE XI
                      THE AGENT AND THE DOCUMENTATION AGENT

          11.1. APPOINTMENT. Bank of Montreal is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this
ARTICLE XI. The Agent shall not have a fiduciary relationship in respect of TLGI, the Borrower, any other Subsidiary or any Lender by reason of this Agreement.

          11.2. POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.


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          11.3.  GENERAL IMMUNITY.  Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any or all of TLGI, the Borrower, any other Subsidiary, the Lenders or the L/C Issuer for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

          11.4. NO RESPONSIBILITY FOR REVOLVING LOANS, SWING LINE LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any extension of credit hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in ARTICLE IV, except receipt of items required to be delivered to the Agent; or (d) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders or the L/C Issuer information that is not required to be furnished by TLGI or the Borrower to the Agent at such time, but is voluntarily furnished by TLGI or the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

          11.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or, in the case of any act or failure to act calculated to give rise to any of the events or circumstances described in CLAUSES (a) through
(f) of SECTION 9.2, each affected Lender, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Revolving Loans and participations in Swing Line Loans, Reimbursement Obligations and Letters of Credit. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders PRO RATA against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

          11.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders or the L/C Issuer, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

          11.7. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any record, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper


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person or persons and, with respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

          11.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents to the extent not otherwise reimbursed by the Borrower and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this SECTION 11.8 shall survive payment of the Obligations and termination of this Agreement.

          11.9. RIGHTS AS A LENDER. In the event the Agent or the Documentation Agent is a Lender, the Agent and the Documentation Agent shall each have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent or the Documentation Agent, respectively, and the term "Lender" or "Lenders" shall, at any time when the Agent or the Documentation Agent is a Lender, unless the context otherwise indicates, include the Agent or the Documentation Agent in its individual capacity. The Agent and the Documentation Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with TLGI, the Borrower or any other Subsidiary in which TLGI, the Borrower or any such other Subsidiary is not restricted hereby from engaging with any other Person.

          11.10. LENDERS' CREDIT DECISIONS. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Documentation Agent or any other Lender and based on the financial statements prepared by TLGI and the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Documentation Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

          11.11. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders, the L/C Issuer and the Borrower, such resignation to be effective


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upon the appointment of a successor Agent or, if no successor Agent has been appointed, 45 days after the resigning Agent gives notice of its intention to resign. The Agent shall so resign if at any time it ceases to be a Lender. Upon any such resignation the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within 30 days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender (except for payments required to be made directly to the L/C Issuer) and for all other purposes shall deal directly with the Lenders and the L/C Issuer. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this ARTICLE XI shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

          11.12. AGENT'S FEE. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated as of May 15, 1996, or as otherwise agreed from time to time.

          11.13. DOCUMENTATION AGENT. The Documentation Agent shall have no rights, duties, liabilities or obligations under or in connection with this Agreement except for such rights as are expressly granted to it in this Agreement, including in SECTION 10.7, and the Documentation Agent shall not have any fiduciary relationship in respect of TLGI, the Borrower, any other Subsidiary or any Lender by reason of this Agreement.


                                   ARTICLE XII
                            SETOFF; RATABLE PAYMENTS

          12.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders and the L/C Issuer under applicable law, if TLGI or the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or the L/C Issuer to or for the credit or account of TLGI or the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender or the L/C Issuer, whether or not the Obligations, or any part hereof, shall then be due.


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          12.2.  RATABLE PAYMENTS.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Facility A Revolving Loans or its Facility B Revolving Loans or its participation in Swing Line Loans, Reimbursement Obligations or Letters of Credit (other than payments received pursuant to SECTION 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Facility A Revolving Loans and the Facility B Revolving Loans and the participations in Swing Line Loans, Reimbursement Obligations and Letters of Credit held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Facility A Revolving Loans and Facility B Revolving Loans and its ratable participation in Swing Line Loans, Reimbursement Obligations and Letters of Credit. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Facility A Revolving Loans, Facility B Revolving Loans, L/C Interest and Swing Line Interest. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XIII
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

          13.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of TLGI, the Borrower, the Agent, the Documentation Agent, the Collateral Agent, the L/C Issuer and the Lenders and their respective successors and assigns, except that (a) neither TLGI nor the Borrower shall have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender (including the Swing Line Lender) must be made in compliance with SECTION 13.3.
Notwithstanding CLAUSE (b) of the preceding sentence, any Lender may at any time, without the consent of TLGI, the Borrower, the Agent, the Collateral Agent or the L/C Issuer, assign all or any portion of its rights under this Agreement to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. In order to facilitate such assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower's own expense, a promissory note, substantially in the form of EXHIBITS A-1 and A-2 hereto, evidencing the Facility A Revolving Loans and the Facility B Revolving Loans, respectively, owing to such Lender. The Agent may treat the payee of any Revolving Loan as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Revolving Loan, a Swing Line Loan, a participation in a Swing Line Loan, a participation in a Letter of Credit or a participation in a Reimbursement Obligation agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents, and any request, authority or consent of any Person, who at


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the time of making such request or giving such authority or consent is the holder of any Revolving Loan, Swing Line Loan, participation in a Swing Line Loan, participation in a Letter of Credit or participation in a Reimbursement Obligation, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Loan, Swing Line Loan, participation in a Swing Line Loan, participation in a Letter of Credit or participation in a Reimbursement Obligation.

          13.2.  PARTICIPATIONS.

                13.2.1 PERMITTED PARTICIPATIONS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (each such bank or other entity being referred to herein as a "PARTICIPANT") participating interests in any Revolving Loan owing to such Lender, any Swing Line Interest or L/C Interest held by such Lender, the Commitment of such Lender or any other interest of such Lender under the Loan Documents; PROVIDED, HOWEVER, that no Lender shall grant a participating interest to any entity which is engaged in any business which is competitive in any material respect with the business of TLGI, the Borrower or any of the Subsidiaries of TLGI. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Revolving Loan, Swing Line Interest or L/C Interest for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests and TLGI, the Borrower, the L/C Issuer and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. The participation agreement effecting the sale of any participating interest shall contain a representation by the Participant to the effect that none of the consideration used to make the purchase of the participating interest in the Commitment, Revolving Loans, the Swing Line Loans, the Swing Line Interests and the L/C Interests under such participation agreement are "plan assets" as defined under ERISA and that the rights and interests of the Participant in and under the Loan Documents will not be "plan assets" under ERISA.

                13.2.2 VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Revolving Loan, Swing Line Loan, Swing Line Interest, L/C Interest or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Revolving Loan, Swing Line Loan, Swing


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


          Line Interest, L/C Interest or Commitment, or postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Revolving Loan, Swing Line Loan, Swing Line Interest, L/C Interest or Commitment.

                13.2.3 SETOFF. Each Lender's right to exercise its right of setoff provided in SECTION 12.1 shall not be reduced or impaired by any grant by such Lender of a participating interest to a Participant.

          13.3.  ASSIGNMENTS.

                13.3.1 PERMITTED ASSIGNMENTS. (a) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its Commitment and outstanding Revolving Loans, Swing Line Interests and L/C Interests, together with its rights and obligations under the Loan Documents with respect thereto; PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations so assigned; (ii) any such assignment by such Lender of its Facility A Revolving Loans, Facility A Commitment, Swing Line Interest or L/C Interest shall include a PRO rata assignment of such Lender's Facility B Revolving Loans and Facility B Commitment, and any such assignment by such Lender of its Facility B Revolving Loans or Facility B Commitment shall include a PRO RATA assignment of such Lender's Facility A Revolving Loans, Facility A Commitment, Swing Line Interest and L/C Interest; (iii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of such assignment) may be in the amount of such Lender's entire Commitment but otherwise shall not be less than $5,000,000 or an integral multiple of $1,000,000 in excess of that amount; and (iv) notwithstanding the foregoing CLAUSE (iii), (x) if the assignment is made to a Lender or an Affiliate of the assigning Lender, the amount of the Commitment assigned shall not be less than $1,000,000 and (y) if the assignment is made pursuant to SECTION 2.18(a)(ii), the Commitment assigned may be in the amount of the relevant Non-Consenting Lender's entire remaining Commitment after giving effect to all assignments pursuant to SECTION 2.18(a)(i). Such assignment shall be substantially in the form of EXHIBIT D hereto or in such other form as may be agreed to by the parties thereto. The consent of TLGI, the Borrower, the L/C Issuer and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender; PROVIDED, HOWEVER, that if a Default has occurred and is continuing, the consent of neither TLGI nor the Borrower shall be required. Such consents shall not be unreasonably withheld.


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


                (b) The Swing Line Lender may, in accordance with applicable law, at any time assign to a single Purchaser all (but not less than all) of the Swing Line Commitment and the outstanding Swing Line Loans, together with the rights and obligations of the Swing Line Lender under the Loan Documents with respect thereto; PROVIDED, HOWEVER, that the consent of the Agent, the Required Lenders and the Borrower shall be required prior to such assignment becoming effective. Such assignment shall be in such form as the Agent, the Borrower and the Swing Line Lender shall agree. Such assignment shall become effective on the date agreed to by the Agent and the Swing Line Lender. Any such assignment pursuant to this SECTION 13.3.1(b) shall be a "SWING LINE ASSIGNMENT". All provisions of SECTION 13.3.2 shall be applicable to any Swing Line Assignment, except for the first two sentences thereof, and except that each reference therein to "assignment", "Lender", "Commitment" and "Revolving Loans" shall be deemed to be references to the Swing Line Assignment, Swing Line Lender, Swing Line Commitment and Swing Line Loans, respectively.

                13.3.2 EFFECT; EFFECTIVE DATE OF ASSIGNMENTS. Solely with respect to assignments under SECTION 13.3.1(a), upon (a) delivery to the Agent of a notice of assignment, substantially in the form attached to EXHIBIT D hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by SECTION 13.1, and (b) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the date for effectiveness specified in such Notice of Assignment. If any such assignment is made as contemplated by the terms of SECTION 2.18 or SECTION 3.5 at the request of the Borrower, or is otherwise made at the request of the Borrower, the $3,500 fee shall be paid by the Borrower. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Revolving Loans, Swing Line Interest and L/C Interest under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the date such assignment becomes effective, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto and thereto, and the transferor Lender shall be released with respect to the percentage of the Aggregate Commitment, Revolving Loans, Swing Line Interest and L/C Interest assigned to such Purchaser without any further consent or action by TLGI, the Borrower, the Lenders, the L/C Issuer or the Agent being required. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 13.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate notations in their respective records to reflect the principal amounts of the Commitments of the transferor Lender and the Purchaser, as adjusted pursuant to


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          such assignment.  In connection with the foregoing, the Agent shall maintain at its address referred to in SECTION 14.1 a copy of each Notice of Assignment delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders, the Commitments of such Lenders, the principal amount of each Type of Revolving Loan owing to each such Lender from time to time and the principal amount of each Swing Line Loan owing to the Swing Line Lender from time to time. The entries in the Register shall be conclusive, in the absence of clearly demonstrable error, and TLGI, the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Revolving
          Loans and the Swing Line Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by TLGI, the Borrower, or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Agent shall give prompt written notice to the Borrower of the making of any entry in the Register or any change in any such entry.

          13.4. DISSEMINATION OF INFORMATION. Each of TLGI and the Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of TLGI and the Borrower and the other Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by SECTION 10.15.

          13.5. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 2.17.


                                   ARTICLE XIV
                                     NOTICES

          14.1. GIVING NOTICE. Except as otherwise permitted by SECTION 2.13(d) with respect to Revolving Loans and SECTION 2.27(d) with respect to Swing Line Loans, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

          14.2. CHANGE OF ADDRESS. The Borrower, TLGI, the Agent, the L/C Issuer and any Lender may each change the address for service of notice upon it by a notice in writing to the


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other parties hereto.


                                   ARTICLE XV
                           COLLATERAL TRUST AGREEMENT

          15.1. APPOINTMENT OF SECURED PARTY REPRESENTATIVE. Each Lender hereby irrevocably appoints the Agent as its Secured Party Representative under (and as defined in) the Collateral Trust Agreement to serve for so long as the Agent shall be the Agent hereunder.

          15.2. APPOINTMENT OF ENFORCEMENT REPRESENTATIVES. Whenever the Lenders shall be entitled to vote on the selection of one or more Enforcement Representatives under (and as defined in) the Collateral Trust Agreement, the Agent shall cast on behalf of all of the Lenders all of the votes to which the Lenders are entitled for (x) such natural person as the Agent shall select (who may be, but need not be, an employee or officer of the Agent), and (y) such other natural persons, if any, as shall have been selected by a vote of the Required Lenders; provided that by a vote of the Required Lenders any such Enforcement Representative (including the Enforcement Representative selected by the Agent) may be replaced.

          15.3. ACTIONS OF LENDERS. Any actions, including votes, to be taken by the Lenders under the terms of the Collateral Trust Agreement (whether in respect of releases of collateral, enforcement actions, amendments, waivers or otherwise) shall in all respects be subject to the terms of this Agreement (including, without limitation, SECTION 9.2).


                                   ARTICLE XVI
                            AMENDMENT AND RESTATEMENT

          16.1. AMENDMENT AND RESTATEMENT. On the date that all of the conditions precedent to the effectiveness of this Agreement have been satisfied (the "RESTATEMENT EFFECTIVE DATE") (i) the full principal balance of all of the Revolving Loans (as defined in the Original Agreement) outstanding under the Original Agreement on such date (the "PRIOR LOANS") shall be converted into and continued as Facility A Revolving Loans hereunder; (ii) all Letters of Credit (as defined in the Original Agreement) issued and outstanding under the Original Agreement shall remain issued and outstanding in accordance with their respective terms and all L/C Obligations (as defined in the Original Agreement) whenever arising in connection therewith (the "PRIOR L/C OBLIGATIONS") shall become L/C Obligations hereunder and all L/C Interests (as defined in the Original Agreement) outstanding on such date in connection therewith shall be converted into and continued as L/C Interests hereunder; (iii) the full principal balance of all Swing Line Loans (as defined in the Original Agreement) outstanding under the Original Agreement on such date (the "PRIOR SWING LINE LOANS") shall be converted into and continued as Swing Line Loans hereunder and all Swing Line Interests (as defined in the Original Agreement) outstanding on such date in connection therewith shall be converted into and continued as Swing


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Line Interests hereunder; and (iv) all fees and other obligations of the
Borrower which shall have accrued but which shall remain unpaid on the Restatement Effective Date (the "ACCRUED FEES") shall be converted into and continued as obligations of the Borrower hereunder. The Prior Loans, Prior L/C Obligations, Prior Swing Line Loans and Accrued Fees outstanding on the Restatement Effective Date shall not be deemed to have been repaid as a result of this amendment and restatement or the operation of this ARTICLE XVI. The parties hereto agree that this Agreement shall not be deemed to be a novation of the Obligations (as defined in the Original Agreement) or any other obligations of the Borrower, TLGI or any other Guarantor arising under the Original Agreement or the other Loan Documents (as defined in the Original Agreement). Each Lender which has received a note or notes evidencing the Prior Loans made by such Lender agrees to return to the Borrower such note or notes marked "replaced and superseded," which note or notes, but only upon the express request of such Lender, shall be replaced by a promissory note substantially in the form of EXHIBIT A-1 hereto issued on the terms and conditions set forth in this Agreement. On the Restatement Effective Date, to the extent necessary to properly reflect the Commitments of the Lenders and the interest rates, fees and other charges applicable to the Advances and the other Obligations, the Agent shall cause some or all of the Lenders to purchase or sell Facility A Revolving Loans, L/C Interests and/or Swing Line Interests from one or more other Lenders (which purchases and sales shall be deemed to have occurred concurrently with the execution and delivery of this Agreement by all such purchasing and selling Lenders, without any further action or evidence thereof), and the Agent shall reset interest rates and assess charges for the costs and expenses of the type described in ARTICLE III to the extent necessary to permit such purchases and sales of Facility A Revolving Loans, L/C Interests and/or Swing Line Interests, and the Agent shall assess whatever other amounts may be due from the Borrower in connection with the foregoing (which resets of rates and assessments shall become effective upon the giving by the Agent of notice thereof, without any further action or evidence thereof).

          16.2. DEPARTING LENDERS. Upon the Restatement Effective Date, each of the Lenders (as defined in the Original Agreement) identified on SCHEDULE 7 shall cease to be a "Lender" under and for all purposes of the Original Agreement as amended and restated by this Agreement and shall have no further rights or obligations thereunder, except for (i) the right to receive payment on the Restatement Effective Date of all principal, accrued interest, accrued fees and other amounts then payable to it under the Original Agreement, and (ii) rights which by the terms of the Original Agreement expressly survive the termination thereof.



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          IN WITNESS WHEREOF, the Borrower, TLGI, the Lenders, the L/C Issuer
and the Agent have executed this Agreement as of the date first above written.


                                LOEWEN GROUP INTERNATIONAL, INC.


                                By:___________________________________________
                                Print Name: Paul Wagler
                                Title: Senior Vice President, Finance
                                       and Chief Financial Officer

                                Address:
                                Loewen Group International, Inc.
                                3190 Tremont Avenue
                                Philadelphia, Pennsylvania  19053-6693
                                U.S.A.
                                Attention: Senior Vice President, Finance
                                           and Chief Financial Officer
                                Facsimile No.: (215) 396-3630

                                with a copy to:

                                The Loewen Group Inc.
                                4126 Norland Avenue
                                Burnaby, British Columbia  V5G 3S8
                                Canada
                                Attention: Vice President, Finance
                                Facsimile No.: (604) 473-7305

                                THE LOEWEN GROUP INC.

                                By:___________________________________________
                                Print Name: Paul Wagler
                                Title: Senior Vice President, Finance
                                       and Chief Financial Officer

                                Address:
                                The Loewen Group Inc.
                                4126 Norland Avenue
                                Burnaby, British Columbia  V5G 3S8
                                Canada
                                Attention: Senior Vice President, Finance
                                           and Chief Financial Officer

                                Facsimile No.: (604) 473-7330
                                BANK OF MONTREAL, as L/C Issuer, Swing Line
                                   Lender and Administrative and Syndication
                                   Agent


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:

                                115 South LaSalle Street
                                12th Floor
                                Chicago, Illinois  60603
                                Attention: Michael D. Pincus
                                Facsimile No.: (312) 750-6057


                                GOLDMAN SACHS CREDIT PARTNERS L.P., as
                                   Documentation Agent



                                By:___________________________________________
                                Print Name: Stephen B. King
                                Title: Authorized Signatory

                                Address:

                                85 Broad Street
                                New York, New York  10004
                                Attention: Stephen B. King
                                Facsimile No.: (212) 902-2417

                                LENDERS

                                ALLIED IRISH BANKS, P.L.C., CAYMAN ISLANDS
                                   BRANCH


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:

                                405 Park Avenue
                                New York, New York  10022
                                Facsimile: (212) 339-8007


                                BANK BRUSSELS LAMBERT, NEW YORK BRANCH


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:

                                630 Fifth Avenue
                                New York, New York  10111
                                Facsimile: (212) 333-5786

                                BANKERS TRUST COMPANY


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:

                                One Bankers Trust Plaza
                                130 Liberty Street
                                34th Floor, Mail Stop 2344
                                New York, New York 10006
                                Facsimile: (212) 250-7218

                                with a copy to:

                                Attention: Loan Portfolio
                                Royal Bank Plaza, North Tower
                                Suite 1700, 200 Bay Street
                                Toronto, Ontario M5J 2J2
                                Facsimile: (416) 865-0148




                                BANK ONE, NA


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                8044 Montgomery Road
                                Suite 350
                                Cincinnati, Ohio  45236
                                Facsimile: (513) 985-5030

                                BANK OF HAWAII


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                1850 North Central Avenue
                                Suite 400
                                Phoenix, Arizona  85004
                                Facsimile: (602) 257-2235


                                BANK OF MONTREAL


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                115 South LaSalle Street
                                11th Floor
                                Chicago, Illinois  60603
                                Facsimile: (312) 750-6057


                                THE BANK OF NEW YORK


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                10990 Wilshire Boulevard
                                Suite 1125
                                Los Angeles, California  90024
                                Facsimile: (310) 996-8667

                                BANK OF TOKYO-MITSUBISHI, LTD.
                                   CHICAGO BRANCH


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                227 West Monroe
                                Suite 2300
                                Chicago, Illinois  60606
                                Facsimile: (312) 696-4535


                                with a copy to:

                                Sidley & Austin
                                One First National Plaza
                                Chicago, Illinois  60603
                                Attention: Jeffrey Rothstein
                                Facsimile: (312) 853-7036


                                BANK POLSKA KASA OPIEKI, S.A.
                                   PEKAO S.A. GROUP NEW YORK BRANCH


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                470 Park Avenue South
                                15th Floor
                                New York, New York  10016
                                Facsimile: (212) 679-5910

                                CAISSE NATIONALE DE CREDIT AGRICOLE


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                55 East Monroe Street
                                Suite 4700
                                Chicago, Illinois  60603
                                Facsimile: (312) 372-3724


                                CIBC INC.


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                425 Lexington Avenue
                                8th Floor
                                New York, New York  10017
                                Facsimile: (212) 856-3761


                                CITIBANK CANADA


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                4210-400 3rd Avenue SW
                                Calgary AB Canada T2P442

                                COMERICA BANK


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                500 Woodward Avenue
                                23rd Floor
                                Detroit, Michigan  48226
                                Facsimile: (313) 222-3377


                                CORESTATES BANK, N.A.


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                1339 Chestnut Street
                                FC 1-8-3-16
                                Philadelphia, Pennsylvania  19107
                                Facsimile: (215) 973-6745


                                THE DAI-ICHI KANGYO BANK, LIMITED


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                One World Trade Center
                                48th Floor
                                New York, New York  10048
                                Facsimile: (212) 488-8955

                                DEUTSCHE BANK AG, NEW YORK BRANCH

                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                31 West 52nd Street
                                New York, New York  10025
                                Attention: Stephan Wiedemann
                                Facsimile: (212) 474-8212

                                FIRST NATIONAL BANK OF COMMERCE

                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                201 St. Charles Avenue
                                28th Floor
                                New Orleans, Los Angeles  70170
                                Facsimile: (504) 623-1864

                                FIRST HAWAIIAN BANK

                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                999 Bishop Street
                                11th Floor
                                Honolulu, Hawaii  96813
                                Facsimile: (808) 525-6372

                                THE FUJI BANK, LIMITED


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                225 West Wacker Drive
                                Suite 2000
                                Chicago, Illinois  60606
                                Facsimile:  (312) 621-0539


                                GOLDMAN SACHS CREDIT PARTNERS L.P.


                                By:___________________________________________
                                Print Name: Stephen B. King
                                Title:  Authorized Signatory

                                Address:
                                85 Broad Street
                                New York, New York  10004
                                Attention: Stephen King
                                Facsimile:  (212) 902-2417

                                with a copy to:

                                Goldman Sachs Credit Partners L.P.
                                85 Broad Street
                                New York, New York  10004
                                Attention: Maureen Carpenter
                                Facsimile:  (212) 357-4597

                                HIBERNIA NATIONAL BANK


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                313 Carondelet Street
                                New Orleans, Louisiana  70130
                                Facsimile:  (504) 533-5344


                                KREDIETBANK N.V.


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                550 South Hope Street
                                Suite 1775
                                Los Angeles, California  90071
                                Facsimile:  (213) 629-5801

                                with a copy to:

                                Kredietbank N.V.
                                125 West 55th Street
                                10th Floor
                                New York, New York  10019
                                Attention:  Michael V. Curran or
                                             Diane M. Grimmin
                                Facsimile:  (212) 956-5580

                                MELLON BANK, N.A.


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                One Mellon Bank Center
                                500 Grant Street
                                Room 4502
                                Pittsburgh, Pennsylvania  15258
                                Facsimile:  (412) 234-0110

                                with a copy to:

                                Mellon Bank Canada
                                77 King Street West
                                P.O. Box 320, Suite 3200
                                Royal Trust Tower
                                Toronto, Ontario  M5K 1K2
                                CANADA
                                Attention: J.L. Cavanaugh
                                Facsimile:  (416) 860-2409


                                THE MITSUBISHI TRUST AND BANKING CORPORATION,
                                   CHICAGO BRANCH


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                311 South Wacker Drive
                                Suite 6300
                                Chicago, Illinois  60606
                                Facsimile:  (312) 663-0863

                                PT BANK NEGARA INDONESIA (PERSERO)


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                55 Broadway
                                5th Floor
                                New York, New York  10006
                                Facsimile:  (212) 344-5723


                                COOPERATIVE CENTRALE RAIFFEISEN-
                                   BOERENLEENBANK B.A.
                                   RABOBANK NEDERLAND
                                   NEW YORK BRANCH


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                245 Park Avenue
                                New York, New York  10167
                                Facsimile:

                                with a copy to:

                                Cooperative Centrale Raiffeisen-
                                   Boerenleenbank B.A.
                                   Rabobank Nederland
                                300 South Wacker Drive, Suite 3500
                                Chicago, Illinois  60606
                                Attention: David Thompson, Vice President
                                Facsimile:  (312) 408-8240

                                REPUBLIC NATIONAL BANK OF
                                   NEW YORK


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                452 Fifth Avenue, Tower 25
                                New York, New York  10018
                                Attention: Monisha Khadse
                                Facsimile: (212) 525-8370

                                with a copy to:

                                Republic National Bank of New York
                                452 Fifth Avenue, Tower 9
                                New York, New York  10018
                                Attention: Cheryl Gaskins
                                Facsimile: (212) 525-5736


                                ROYAL BANK OF CANADA


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                One North Franklin Street, Suite 700
                                Chicago, Illinois  60606
                                Facsimile:  (312) 551-0805

                                THE SAKURA BANK, LIMITED,
                                   NEW YORK BRANCH


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                277 Park Avenue
                                45th Floor
                                New York, New York  10172
                                Facsimile:  (212) 888-7651


                                THE SANWA BANK, LIMITED, ATLANTA AGENCY


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                Georgia-Pacific Center, Suite 4950
                                133 Peachtree Street, N.E.
                                Atlanta, Georgia  30303
                                Facsimile:  (404) 589-1629

                                with a copy to:

                                The Sanwa Bank Canada
                                BCE Place, Canada Trust Tower
                                P.O. Box 525, Suite 4400
                                161 Bay Street
                                Toronto, Ontario  M5J 2S1 CANADA
                                Attention: Ming Chang, Account Manager
                                Facsimile:  (416) 366-8599

                                THE SUMITOMO BANK LTD.

                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                777 S. Figueroa St. #2600
                                Los Angeles, CA 90071
                                Facsimile:  (213) 623-6832

                                with a copy to:

                                The Sumitomo Bank Ltd.
                                1201 Third Avenue
                                Suite 5320
                                Seattle, WA 98101
                                Attention: Bruce Kendrex, AVP
                                Facsimile: (206) 623-8551


                                THE TOYO TRUST & BANKING CO., LTD.


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                666 Fifth Avenue
                                33rd Floor
                                New York, New York  10103-3395
                                Facsimile:  (212) 307-3498

                                U.S. BANCORP


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                1420 Fifth Avenue-WWH 276
                                Seattle, Washington  98101
                                Facsimile:  (206) 587-5259


                                UNION BANK OF SWITZERLAND, NEW YORK BRANCH


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                299 Park Avenue
                                New York, New York  10171
                                Facsimile:  (212) 821-3878

                                with a copy to:

                                Union Bank of Switzerland
                                154 University Avenue

                                Toronto, Ontario  M5H 3Z4
                                Attention: Ruth Preston, Assistant
                                            Vice President Structured Finance
                                Facsimile: (416) 343-1700

                                WACHOVIA BANK, N.A.


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                191 Peachtree Street
                                28th Floor
                                Atlanta, Georgia  30303
                                Facsimile:  (404) 332-6898



                                WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK
                                   BRANCH


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                1211 Avenue of the Americas
                                New York, New York  10103
                                Facsimile:  (212) 852-6148

                                THE YASUDA TRUST AND BANKING CO. LTD., NEW YORK
                                   BRANCH


                                By:___________________________________________
                                Print Name:___________________________________
                                Title:________________________________________

                                Address:
                                666 Fifth Avenue
                                Suite #801
                                New York, New York  10103
                                Facsimile:  (212)  373-5796